EXHIBIT 10.3
                                                            -------------

                              NEW HANCOCK

                           CREDIT AGREEMENT

                            by and between

              JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
             a Massachusetts Mutual Life Insurance Company

                        TABLE OF CONTENTS
                                                                   Page

R E C I T A L S. . . . . . . . . . . . . . . . . . . . . . . . . . .  1

AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

     ARTICLE 1   DEFINITIONS . . . . . . . . . . . . . . . . . . . .  2
          SECTION 1.1    Definitions . . . . . . . . . . . . . . . .  2
          SECTION 1.2    Accounting Terms and               Determinations 21
          SECTION 1.3    Singular and Plural Terms . . . . . . . . . 21

     ARTICLE 2   THE NEW HANCOCK LOAN. . . . . . . . . . . . . . . . 21
          SECTION 2.1    Post Reorganization                Indebtedness 21
          SECTION 2.2    New Hancock Note. . . . . . . . . . . . . . 22
          SECTION 2.3    New Hancock Loan Security and
                         Priority Thereof. . . . . . . . . . . . . . 23
          SECTION 2.4    Guaranties. . . . . . . . . . . . . . . . . 24
          SECTION 2.5    Environmental Indemnity       Agreement . . 24
          SECTION 2.6    Subordination Agreement . . . . . . . . . . 24
          SECTION 2.7    Financing Statements. . . . . . . . . . . . 25
          SECTION 2.8    [Intentionally reserved]. . . . . . . . . . 25
          SECTION 2.9    Closing . . . . . . . . . . . . . . . . . . 25
          SECTION 2.10   Payments. . . . . . . . . . . . . . . . . . 25
          SECTION 2.11   Interest. . . . . . . . . . . . . . . . . . 26
          SECTION 2.12   Prepayments . . . . . . . . . . . . . . . . 27
          SECTION 2.13   Principal Amortization. . . . . . . . . . . 29

     ARTICLE 3      REPRESENTATIONS AND WARRANTIES . . . . . . . . . 29
          SECTION 3.1    Corporate Existence and Power . . . . . . . 29
          SECTION 3.2    Corporate and Governmental
                         Authorization:  No Contravention. . . . . . 29
          SECTION 3.3    Binding Effect. . . . . . . . . . . . . . . 30
          SECTION 3.4    Litigation. . . . . . . . . . . . . . . . . 30
          SECTION 3.5    Compliance with ERISA.. . . . . . . . . . . 30
          SECTION 3.6    Taxes.. . . . . . . . . . . . . . . . . . . 31
          SECTION 3.7    Compliance with Laws. . . . . . . . . . . . 31
          SECTION 3.8    Investment Company Act; Certain Regulations 31
          SECTION 3.9    Possession of Franchises, Licenses, etc. . .31
          SECTION 3.10   Full Disclosure.. . . . . . . . . . . . . . 31
          SECTION 3.11   Labor Disputes and  Acts of God.. . . . . . 32
          SECTION 3.12   Environmental Matters.. . . . . . . .  . . .32
          SECTION 3.13   Brokers' Fees.. . . . . . . . . . . . . . . 34
          SECTION 3.14   Capitalization of Borrower. . . . . . . . . 34
          SECTION 3.15   Subsidiaries and Ownership of Stock. . . . .34
          SECTION 3.16   Properties and Assets . . . . . . . . . . . 35
          SECTION 3.17   Preservation of Lender Rights . . . . . . . 35
          SECTION 3.18   No Side Agreements. . . . . . . . . . . . . 35

     ARTICLE 4   COVENANTS . . . . . . . . . . . . . . . . . . . . . .36
          SECTION 4.1    Information.. . . . . . . . . . . . . . . .  36
          SECTION 4.2    Payment of Obligations. . . . . . . . .. . . 40
          SECTION 4.3    Maintenance and Preservation of Collateral. .40
          SECTION 4.4    Insurance.. . . . . . . . . . . . . . . . . .43
          SECTION 4.5    Inspection of Property, Books and Records. . 45
          SECTION 4.6    Conduct of Business and
                         Maintenance of Subsidiaries. . . . . . . . . 46
          SECTION 4.7    Debt; Debt Repayments and Cancellations. . . 47
          SECTION 4.8    Liens.. . . . . . . . . . . . . . . . . . . .48
          SECTION 4.9    Consolidations, Mergers,
                         Acquisitions and Dispositions of
                         Assets. . . . . . . . . . . . .. . . . . . . 48
          SECTION 4.10   Further Assurances. . . . . . . . . . .. . . 48
          SECTION 4.11   Restricted Payments.. . . . . . . . . . . . .48
          SECTION 4.12   Financial Covenants.. . . . . . . . . . . . .48
          SECTION 4.13   Limitations on Investments. . . . . . . . . .52
          SECTION 4.14   Fiscal Year; Accounting       Practices.  .. 52
          SECTION 4.15   Amendment of Debt, Corporate and
                         other Documents.  . . . . . . . . . . .. . . 52
          SECTION 4.16   Leases. . . . . . . . . . . . . . . . . . . .52
          SECTION 4.17   Transactions with Affiliates. . . . . . . . .53
          SECTION 4.18   Compliance with ERISA.. . . . . . . . . . . .54
          SECTION 4.19   Sales and Leasebacks. . . . . . . . . . .  . 54
          SECTION 4.20   Other Payment Restrictions
                         Affecting Subsidiaries. . . . . .. . . . . . 54
          SECTION 4.21   Compliance with Laws. . . . . . .. . . . . . 54
          SECTION 4.22   Agricultural Consultant Review. . . . . . . .54
          SECTION 4.23   Senior Executive Management . . . . . . . . .55
          SECTION 4.24   Limitations on Dispositions of Collateral. . 55
          SECTION 4.25   Equity Infusion.. . . . . . . . . . . . . . .57
          SECTION 4.26   New Credit Agricole Obligations.. . . . . . .57
          SECTION 4.27   Change of Control.. . . . . . . . . . . . . .57
          SECTION 4.28   E & Y Causes of Action. . . . . . . . . . . .59
          SECTION 4.29   Independent Boards of Directors . . . . . . .59
          SECTION 4.30   Capital Expenditures. . . . . . . . . . . . .59
          SECTION 4.31   Swaps and Similar Arrangements. . . . . . . .59
          SECTION 4.32   Certain Insurance Policies. . . . . . . . . .60
          SECTION 4.33   Title Insurance Commitment. . . . . .. . . . 60
     ARTICLE 5   CONDITIONS. . . . . . . . . . . . . . . . . . . . . .60
          SECTION 5.1    Lender's Conditions . . . . . . . . . . . . .60
     ARTICLE 6   EVENTS OF DEFAULTS. . . . . . . . . . . . . . . . . .65
          SECTION 6.1    Events of Defaults. . . . . . . . . . . .  . 65
          SECTION 6.2    Acceleration. . . . . . . . . . . . . . . .  68
          SECTION 6.3    Remedies Upon an Event of Default.. . . . .  68
          SECTION 6.4    Rescission of Acceleration. . . . . . . . . .69
     ARTICLE 7   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . .70
          SECTION 7.1    Notices.. . . . . . . . . . . . . . . . . . .70
          SECTION 7.2    No Waivers. . . . . . . . . . . . . . . . . .70
          SECTION 7.3    Expenses; Documentary Taxes;
                         Indemnification.. . . . . . . . . .. . . . . 70
          SECTION 7.4    Amendments and Waivers. . . . . . . . . . .. 72
          SECTION 7.5    Successors and Assigns;
                         Participations. . . . .. . . . . . . . . . . 72
          SECTION 7.6    Governing Law; Jurisdiction;
                         Waiver of Jury Trial. . . . . . . .. . . . . 72
          SECTION 7.7    Effectiveness.. . . . . . . . . . . . . . .. 73
          SECTION 7.8    Collateral. . . . . . . . . . . . . . . . . .73
          SECTION 7.9    Independence of Covenants.. . . . . . . . . .74
          SECTION 7.10   Survival. . . . . . . . . . . . . . . . . .  74
          SECTION 7.11   Incorporations; Captions. . . . . . . . . . .74
          SECTION 7.12   Investigation.. . . . . . . . . . . . . . . .74
          SECTION 7.13   Time is of the Essence. . . . . . . . . . . .74
          SECTION 7.14   Prior Understandings. . . . . . . . . . .  . 74
          SECTION 7.15   Fair Construction.. . . . . . . . . . . . . .74
          SECTION 7.16   Lender Borrower Relationship. . . . . . . . .75
          SECTION 7.17   Lender as Attorney In Fact. . . . . . . . . .75
          SECTION 7.18   Revival of Obligations. . . . . . . . . . . .76
          SECTION 7.19   Submission of Agreement . . . . . . . . . . .76
          SECTION 7.20   Third-Party Consultants . . . . . . . . . .  76
          SECTION 7.21   Inconsistencies with Loan Documents. . . . . 77
          SECTION 7.22   Counterparts. . . . . . . . . . . . . . . . .77
          SECTION 7.23   No Novation . . . . . . . . . . . . . . . . .77
          SECTION 7.24   Registration, Etc. of New Hancock Note. . .  77
          SECTION 7.25   Waiver of Appraisement, Valuation, etc. . . .78
          SECTION 7.26   Waiver of Marshalling and Other Defense. . . 78
                            SCHEDULES

1.1. . . . . . . . . . . . . . .Legal Description Of Blythe Ranch
1.1. . . . . . . . . . . . . . . . . . Crop Development Plan Data
1.1. . . . . . . . . . . . . . .List Of Debtors (Except Borrower)
1.1. . . . . . . . . . . . . . . . . . . . . . . . . . Make Whole
1.1. . . . . . . . . . . . . . . . . . . . . . MetLife Personalty
1.1. . . . . . . . . . . . .List of Certain Permitted Investments
                                         as of the Effective Date
1.1. . . . . . . . . . . . . . . .List of Certain Permitted Liens
1.1. . . . . . . . . . . . . . . . . . . . Short Term Water Sales
2.10 . . . . . . . . . . . . . Hancock Wire Transfer Instructions
2.13 . . . . . . . . . . . . . . . . . . . .Amortization Schedule
3.4. . . . . . . . . . .List of Pending and Threatened Litigation
3.5. . . . . . . . . . . . . . . .List of ERISA Plan Terminations
3.6. . . . . . . . . . . . . . . . . . . . . .Certain Tax Matters
3.11 . . . . . . . . . . . . . . Collective Bargaining Agreements
3.12 . . . . . . . . . . . . . . . .Certain Environmental Matters
3.15 . . . . . . . . . . . .List of Borrower and all Subsidiaries
3.16 . . . . . . . . . . . . . . . .List of Properties and Assets
4.3(b)(xvi). . . . . . . . . . List of Key Man Insurance Policies
4.6(c) . . . . . . . . . . . . . . . . . . List of Joint Ventures
4.7. . . . . . . . . . . . . . . . . . . . Certain Permitted Debt
4.18 . . . . . . . . . . . . . . . . List of Existing ERISA Plans
4.24(b)(iv). . . . . . . . . . . . . . . .List of Direct Expenses
4.30 . . . . . . . . . . . . .Permanent Crop Capital Expenditures
4.32 . . . . . . . . . . . . . . . . . .Aurora Insurance Premiums
4.33 . . . . . . . . . . . . . . . . . Title Insurance Commitment
5.1(g) . . . . . . . . . . . . . . . . . .Title Commitment Letter
5.1(j) . . . . . . . . . . . . . . . . . . . . .Corporate Actions
5.1(v) . . . . . . . . . . . . . . . . . . . . . . . . . Releases
7.1. . . . . . . . . . . . . . . . . . . . .Addresses For Notices
EXHIBIT A. . . . . . . . . . . . .Form of Secured Promissory Note

                           NEW HANCOCK
                         CREDIT AGREEMENT


          This New Hancock Credit Agreement ("Credit Agreement") dated as of September 13, 1996 is made by and between SUN
WORLD INTERNATIONAL, INC., a Delaware corporation and the successor by merger on and after the Effective Date (as defined below) to Sun World International, Inc. ("Old SWII") and Sun World, Inc. ("Old SWI"), both Delaware corporations and debtors in possession in the Chapter 11 Case (as defined below), as borrower (the "Borrower"); and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts mutual life insurance company, as lender (the "Lender").

                         R E C I T A L S

     A. The Borrower and the Lender (singly sometimes a "Party," and collectively sometimes, the "Parties") are entering into this Credit Agreement pursuant to the Debtors' Fourth Amended Consolidated Plan of Reorganization (As Amended) dated June 3, 1996 and the Debtors' Disclosure Statement with respect thereto (singly and collectively, said Plan and Disclosure Statement, the "Plan") filed in Chapter 11 Case (as defined below) pending before the United States Bankruptcy Court for the Central District of California.

     B. The Lender has a loan (the "Original Loan") outstanding to Old SWI, pursuant to that (among other things) certain Credit Agreement dated October 31, 1990 (the "Original Credit Agreement") and that certain Promissory Note dated October 31, 1990 in the original principal amount of Eighty Two Million Dollars ($82,000,000) (the "Original Note").

     C. This Credit Agreement constitutes (among other things) a restatement and amendment of the Original Loan, the Original Credit Agreement and the Original Note as contemplated by Section IV.B.1. of the Plan, whereby (among other things and in addition to certain other Collateral as set forth below) the Lender shall have, and continue to have, a security interest in and on all the collateral that as of the Effective Date secured the Original Loan, with the same priority as such security interest had.

     D. The Lender is not advancing (or agreeing to advance) new monies to the Borrower or any Affiliate (as defined below) thereof pursuant hereto or otherwise, subject only to a possible Re Advance (as defined below).

     E. The execution and delivery of this Credit Agreement and the other New Hancock Loan Documents (as defined below) by all the parties hereto and thereto is a condition to the Effective Date (as defined below), and the New Hancock Loan Documents shall not be deemed legally delivered by the Parties hereto or thereto, or otherwise effective, until and unless such Effective Date occurs.

                            AGREEMENT
          NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

                            ARTICLE 1
                           DEFINITIONS

     SECTION 1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

     "Acquisition" means the acquisition by Cadiz of all the outstanding capital stock of Borrower pursuant to the Plan.
          "Additional Interest" has the meaning set forth in
Section 2.11(d) hereof.
          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of "AFFILIATE," the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
          "After Acquired Property" has the meaning set forth in
Section 2.3(b) hereof.
          "Bankruptcy Code" means the provisions of Title 11, United States Code, as the same may be amended from time to time.
          "Bankruptcy Court" means the United States Bankruptcy
Court for the Central District of California, wherein the Chapter 11 Case is pending.
          "Bank of Boston" means The First National Bank of Boston, N.A., located at 100 Federal Street, Boston, Massachusetts
(02110).
          "Blythe Ranch" means that certain parcel of real property located in Riverside County, California, in which the Borrower holds an ownership interest, more specifically identified in
Schedule 1.1 (Blythe Ranch) hereto, including the equipment and fixtures therein, thereon or attached thereto and all Water Rights appurtenant thereto.
          "Borrower" means Sun World International, Inc., a
Delaware corporation, as described at the beginning of this Credit Agreement, and, except where the context otherwise requires, Old SWI and Old SWII.
          "Business Day" means any day on which the Bank of Boston is open for business.
          "Business Plan" means, with respect to the Fiscal Year ending December 31, 1996, the "1996 Business Plan" approved by
Lender pursuant to Section 5.1(k) hereof, and with respect to any subsequent Fiscal Year, the final business plan delivered to Lender pursuant to Section 4.1(a), in each case, as amended, modified or supplemented from time to time with Lender's reasonable prior written consent.
          "Cadiz" means the Cadiz Land Company, Inc., a publicly held Delaware corporation (NASDAQ symbol: CLCI), and any successor, by merger, succession, acquisition of assets or otherwise.

     "Cadiz Lease" means the ranch lease executed by Cadiz, Cadiz Valley Development Corporation, a California corporation, Southwest Fruit Growers, L.P., a Delaware Limited Partnership, and Borrower pursuant to the Cadiz Services
Agreement, as (subject to Section 4.15 hereof) amended, modified or supplemented from time to time.
          "Cadiz Agreement" means that certain agreement, dated as of the date hereof, executed and delivered by Cadiz for the benefit of Lender, in such form and substance as the Lender may (in its sole and absolute discretion) require.
          "Cadiz Services Agreement" means the agreement between Cadiz and Borrower, dated as of the Effective Date, relating to the provision of certain services to Borrower from Cadiz, in form and substance satisfactory to Lender (in its sole and absolute discretion), as (subject to Section 4.15 hereof) amended, modified or supplemented from time to time.
          "Capital Contribution" means a contribution to the equity of Borrower, either (i) without consideration or (ii) solely in respect of the issuance of common stock of Borrower.
          "Capital Expenditures" means, for any period, expenditures on capital assets (determined on a Consolidated
Basis) as the same would be characterized in accordance with GAAP.
          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as heretofore or hereafter amended or any successor statute.
          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability and Information System, as heretofore or hereafter amended or any successor system.
          "Change of Control" means the failure of Cadiz, for any reason at any time (i) to hold, beneficially and (except for the pledge to Credit Agricole under the New Credit Agricole Documents until an exercise by Credit Agricole of its voting or foreclosure rights or remedies thereunder) of record, one hundred percent (100%) of the issued and outstanding equity and voting shares of the Borrower (including all voting and other rights or privileges appurtenant thereto), free and clear of all Liens, encumbrances, options, rights of first refusal or other rights of other Persons; or (ii) to be legally entitled to vote such shares; or (iii) to be entitled to elect all of the Borrower's Board of Directors or otherwise to direct or cause the direction of the Borrower's management and policies.
          "Chapter 11 Case" means Case Nos. SB 94 23212 DN and SB 94 23213 DN commenced on October 3, 1994 in the Bankruptcy
Court, being jointly administered.
          "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, or any successor statute.
          "Collateral" means all the real property and personal property identified as collateral or security for the New
Hancock Loan in the New Hancock Security Documents, which real property and personal property shall include (without limitation): (i) all the real property and personal property of Old SWII or Old SWI that secured the Original Loan, including, without limitation, Water Rights, except for (a) such portions thereof that the Lender may have voluntarily reconveyed or released from its Lien under the Original Loan prior to the Effective Date, and (b) that certain parcel of real property known as Fairchild Acres and located in Riverside County, California, which was previously owned and conveyed by Old SWI to Fairchild Acres, a general partnership, on or about December 23, 1991;(ii) the Marguleas Rayo Water
Rights; (iii) Blythe Ranch (except the undivided fifty percent (50%) interest therein to be subject to a Lien in favor of Zenith as security for the note issued thereto, all pursuant to the Plan); (iv) the assets of each Debtor (other than Borrower and Sun Desert, Inc.); (v) the MetLife Personalty;
(vi) the Intellectual Property Collateral; and (vii) After
Acquired Property.
          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower or any of its Subsidiaries within the meaning of
Section 414(b), (c) or (o) of the Code.
          "Computation Date" means the end of each quarter of the Borrower's Fiscal Year.
          "Condition" means, with respect to any Person, the business, prospects, management, ownership, operations, properties, assets or condition (financial or otherwise) of such Person. For the purpose of this definition of Condition, "prospects" refers to events that, in the foreseeable future, will have, or can reasonably be expected to have, a material effect on the other factors included in this definition of Condition.
          "Confirmation Order" means the order of the Bankruptcy Court as entered on the docket in the Chapter 11 Case confirming the Plan under Section 1129 of the Bankruptcy Code.
          "Consolidated Basis" means that the assets, liabilities and equities of the Borrower and its Subsidiaries shall be deemed to be one for accounting purposes, and all intercompany items shall be eliminated in accordance with GAAP.
          "Control Event" means (i) the execution by Cadiz, the Borrower or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control, or (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control.
          "Credit Agricole" means Caisse Nationale de Credit Agricole, acting through its Grand Cayman Branch, a banking corporation organized and existing under the laws of France.
          "Credit Agricole Prime Rate" means the floating commercial lending rate announced by Credit Agricole at its branch office at Mid Continental Plaza Building, 55 East
Monroe Street, Chicago, Illinois (60603) as its "prime rate", as in effect from time to time, it being understood that the Credit Agricole Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and that Credit Agricole may make commercial loans or other loans at rates of interest at, above or below the Credit Agricole Prime Rate.
          "Crop Development Plan" means, with respect to the Fiscal Year ending December 31, 1996, the crop development plan delivered to Lender in accordance with Section 5.1(k), and with respect to any subsequent Fiscal Year, the crop development plan delivered to Lender pursuant to Section 4.1(a)(ii), in the form approved by Lender in writing, in each case, as amended, modified or supplemented from time to time with Lender's prior written consent; provided that in any case each crop development plan shall contain the information specified in Schedule 1.1 (Crop Development Plan Data) hereto and any such other information as Lender may reasonably require.
          "Crop Value" has the meaning set forth in Section 4.24(b) hereof.
          "Current Assets" means on a Consolidated Basis, as of any date of determination, all assets of Borrower and its Subsidiaries that are treated as current assets in accordance with GAAP, excluding, however, from the determination of current assets, loans or advances to directors, officers, employees or Affiliates.
          "Current Liabilities" means on a Consolidated Basis, as of any date of determination, all liabilities of Borrower and its Subsidiaries that are treated as current liabilities in accordance with GAAP, including, without limitation, (i) all obligations payable on demand or within one (1) year after the date on which the determination is made, and (ii) sinking fund or mandatory redemption payments scheduled to be made within one (1) year after the date on which the determination is made, but excluding all such liabilities or obligations that, pursuant to written agreement, are renewable or extendable at the option of the debtor to a date more than one (1) year from the date of the determination.
          "Debt" of any Person means, at any date, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all securities providing for mandatory payments of money, whether or not contingent; (iii) all obligations of such Person pursuant to revolving credit agreements or similar arrangements; (iv) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable (including, trade accounts payable to professionals) arising in the ordinary course of business (including, without limitation, in connection with the Chapter
11 Case); (v) all obligations of such Person as lessee under Capital Leases; (vi) all obligations of such Person to reimburse or prepay any bank, financial institution or other
Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, whether drawn or undrawn; (vii) to the extent not included in clause (iv), all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property;
(viii) recourse or repurchase obligations in connection with the sale of receivables; (ix) all liabilities of the type described in any of clauses (i) through (viii) above of others Guarantied by such Person; and (x) all obligations of such Person of the character described in clauses (i) through (xii) above to the extent such Person remains legally liable in respect thereof notwithstanding such obligation is deemed to be extinguished under GAAP.
          "Debt Service Coverage Ratio" means on a Consolidated Basis, with respect to any Fiscal Year of Borrower, the ratio of (i) EBITDA for such fiscal year, to (ii) the sum of interest expense of Borrower and its Subsidiaries for such fiscal year, plus scheduled payments of principal on Debt of Borrower and its Subsidiaries (after giving effect to the application of prepayments of principal pursuant to this Agreement and to the New Credit Agricole Credit Agreement) for the immediately succeeding fiscal year.
          "Debtor" means each of the Borrower and each of its Subsidiaries that are identified in Schedule 1.1 (Debtors) hereto.
          "Debtor Guaranties" has the meaning set forth in Section
2.4 hereof.
          "Default" means any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would become an Event of Default.
          "Default Rate" means the greater of (i) twelve and six tenths percent (12.6%) per annum, and (ii) the sum of the Credit Agricole Prime Rate plus four hundred (400) basis points.
          "Deferral Period" has the meaning set forth in Section
2.11(d) hereof.
          "Deferred Interest" has the meaning set forth in Section
2.11(d) hereof.
          "Dip Facility" means that certain Amended and Restated Debtor in Possession Credit Agreement dated as of February 28,
1996 among Old SWI, Old SWII and Credit Agricole entered into pursuant to the Second Order Authorizing Debtors to (1) Incur Secured Indebtedness and Granting Security Interests and
Priority Pursuant to 11 U.S.C. Section 364 and (2) Use Cash Collateral Pursuant To 11 U.S.C. Section 363(c)(2) entered by the Bankruptcy Court on March 13, 1996.
          "Disposition" means a sale, lease, hypothecation, abandonment, assignment, encumbrance or other transfer or disposition, whether voluntary or involuntary or by operation of Law, except a return of leased property upon the expiration or termination of the term of the subject lease.
          "Dollars" and the sign "$" mean lawful money of the United States of America.

     "EBITDA" means, on a Consolidated Basis, for any fiscal period, (i) the total amount of the Borrower's income before interest and taxes, plus (ii) to the extent deducted in determining such income, depreciation, amortization, and other similar non cash charges, plus (iii) to the extent recognized in determining such income, charges not arising from operations, minus (iv) to the extent recognized in determining such income, gains not arising from operations; provided, however, that EBITDA shall be determined without regard to minority interests.
          "Effective Date" means the date hereof.
          "Environmental Law" means any and all Laws (including, without limitation, CERCLA and RCRA) (i) relating to the environment or to emissions, discharges, releases or threatened releases of or exposures to PCBs, pollutants, contaminants, chemicals or industrial, agricultural, toxic or hazardous substances, wastes or Hazardous Materials into the environment, including, without limitation, ambient air, surface water, ground water or land, or (ii) otherwise relating to the manufacture, processing, distribution, use, generation, recycling, release, processing, treatment, storage, disposal, transport, or handling of such PCBs, pollutants, contaminants, chemicals or industrial, agricultural, toxic or hazardous substances, wastes or Hazardous Materials.
          "Equity Infusion" has the meaning set forth in Section
4.25 hereof.
          "ERISA" means the Employee Retirement Income Security Act of 1974, heretofore or hereafter amended, or any successor statute.
          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Borrower, would be treated as a single employer under Section 4001 of ERISA.
          "ERISA Plan" means any employee benefit plan which is covered by ERISA and in respect of which any Debtor or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA. All references to "ERISA Plan" shall include, without limitation, any employee benefit plan maintained by any Debtor or any Commonly Controlled Entity in a jurisdiction outside of the United States.
          "Exception Ranch" means the Pre Identified Asset identified as the Exception Ranch on the Minimum Release Price Schedule.
          "E & y causes of action" means the claims and causes of action of Borrower (whether as successor to any Person or otherwise) against Ernst & Young LLP, its former independent public accountants, based on any and all theories of liability which may be available to Borrower, and including all rights to recover all monetary damages of any kind and amount which Borrower may be entitled to recover from Ernst & Young LLP, in connection with any and all professional services rendered by Ernst & Young LLP, or any of its predecessors to Borrower, any Borrower Subsidiary or any predecessor of any of the same at any time, and including all defenses available to Borrower under the Plan, the Bankruptcy Code or other applicable Law.

     "Event of Default" has the meaning set forth in
Section 6.1 hereof.
          "Final Order" means an order or judgment of the Bankruptcy Court, as entered on the docket in the Chapter 11
Case, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.
          "Financing Statements" has the meaning set forth in
Section 2.7 hereof.
          "Fiscal Year" means a fiscal year of the Borrower, which is the twelve (12) month period ending on December 31 of each calendar year.
          "Foreign Grower Policies and Procedures" means the policies and procedures governing advances to Growers located outside the United States of America delivered to Lender pursuant to Section 5.1(x), as from time to time amended with Lender's prior written consent.
          "Foreign Subsidiary" means any Subsidiary of the Borrower which is not incorporated under the laws of a state of the United States of America or of the District of Columbia.
          "Funded Crop Costs" has the meaning set forth in Section
4.24(b) hereof.
          "GAAP" means the generally accepted accounting principles in the United States of America, as in effect from time to time, applied on a consistent basis.
          "Good Faith Contest" means, with respect to the payment of taxes, fines, fees, penalties, judgments or any other claims or liabilities, the satisfaction of each of the following conditions: (i) the validity or amount thereof is being diligently and promptly contested in good faith by the Debtor by appropriate proceedings timely instituted; (ii) the Debtor has established adequate reserves with respect to the contested items in accordance with GAAP; (iii) during the period of such contest, the enforcement of any contested item is effectively stayed; and (iv) such failure to so pay or discharge during the period of such contest would not result in a Material Adverse Event.
          "Governmental Body" shall mean any commonwealth, national, state, territorial, regional, provincial, municipal, parish or local jurisdiction of any kind (whether within or outside the United States of America) (including, without limitation, those of the United States of America, the Netherlands, the Netherlands Antilles, the Grand Cayman
Islands or France, or any state, district, province, city or town therein) or any governmental, legislative, executive or monetary authority or regulatory body, or any subdivision, agency, commission or authority of any such jurisdiction (including, without limitation, those pertaining to agriculture, agricultural marketing, water, environmental protection, building and safety, land planning and zoning), or any quasi-governmental or private body exercising any regulatory authority thereunder, and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator, grand jury or other judicial or quasi-judicial tribunal, agency or department.

          "Grower" means each Person engaged in the farming of produce for whom or which Borrower provides marketing services, whether or not the Borrower also provides harvesting, hauling and packing services to such Person.
          "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person with respect to the Debt of such other Person.
          "Hancock Cash Payment" means the cash sum of Two Million Dollars ($2,000,000), which Cadiz is to deliver (whether directly or through the Borrower) to the Lender on or before the Effective Date.
          "Hazardous Materials" has the meaning set forth in
Section 3.12 hereof.
          "Indemnitees" has the meaning set forth in Section 7.3(b) hereof.
          "Intellectual Property Collateral" means the Patents, Trademarks and Copyrights as defined in the New Hancock
Security Documents.
          "Indemnified Liabilities" has the meaning set forth in
Section 7.3(b) hereof.
          "Insurance Summary" has the meaning set forth in Section
4.4(a).
          "Interest Rate" means ten and six tenths percent (10.6%) per annum.
          "Interest Coverage Ratio" means on a Consolidated Basis, with respect to any fiscal period, the ratio of (i) EBITDA for such fiscal period, to (ii) the sum of interest expense of Borrower and its Subsidiaries for such fiscal period.
          "Investment" means any direct or indirect investment by any Person in any other Person, whether by means of share or securities purchase, capital contribution, Capital
Contribution, loan, advance, time deposit, acquisition of substantially all of the assets or business of such other
Person by purchase, merger, consolidation or other form of acquisition of the operating assets or business of such other Person, or otherwise.
          "Joint Venture" means any special purpose corporation, partnership (whether a general, limited or limited liability partnership), limited liability company, trust, estate or other entity created by (i) Borrower or any of its Subsidiaries, and (ii) any Person or Persons other than Borrower or any of its Subsidiaries, in order to conduct a common business enterprise with such Person or Persons.
          "Laws" means all applicable statutes, laws (federal, state, local, foreign, common or otherwise), ordinances, regulations, rules, codes, orders, judgments, permits, licenses, certificates, orders, directives, requests for information, notices, writs, injunctions, decrees or like action of any Governmental Body, including, without limitation, any of the foregoing pertaining to Hazardous
Materials, agriculture, water, land use or zoning, equal employment opportunities, product labeling, food products, food handling or marketing, or public health and safety.
          "Lender" means John Hancock Mutual Life Insurance Company, a Massachusetts mutual life insurance company, as lender, and its successors and assigns.
          "Lien" means, with respect to any asset (including, without limitation, any real or personal property), any mortgage, lien (statutory or other), pledge, charge, security interest, claim, Capital Lease, sublease of a Capital Lease, deed of trust, option, right of first refusal, easement, servitude, transfer restriction (including in the case of securities, under any shareholder voting trust agreements or similar arrangements) or encumbrance, other similar restriction, or other similar limitation in respect of such asset whether or not recorded. For the purposes of this Credit Agreement, any Debtor shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
          "Long Term Debt" means on a Consolidated Basis, as of any date of determination, all Debt of Borrower and its Subsidiaries which is payable more than one (1) year after the date on which the determination is being made and which is shown on the balance sheet as a liability in accordance with GAAP. Any obligation shall be treated as Long Term Debt if it is renewable, pursuant to written agreement, at the option of the debtor, under the terms thereof or of a revolving credit agreement, to a date more than one (1) year after the date of the determination.
          "Make Whole Amount"  has the meaning set forth in
Schedule 1.1 (Make Whole) hereto.
          "Mandatory Prepayment" has the meaning set forth in
Section 2.12 hereof.
          "Marguleas Rayo Water Rights" means the Water Rights, whether in nature real or personal property, that Cadiz may have previously acquired or may hereafter acquire pursuant to that certain Agreement by and between the Marguleas Family Partnership, a California general partnership and Cadiz, which Water Rights (to the extent previously acquired) have been, and (to the extent hereafter acquired) shall be, contributed by Cadiz to the Borrower, which Water Rights specifically include (without limitation) certain contract rights to use waters of the Kaweah River and any claim, right, benefit or cause of action (and any proceeds therefrom in settlement or otherwise) arising out of or in connection with such contract rights.
          "Marketing Agreement" means each written agreement between Borrower (whether as successor to any Person or otherwise) and a Grower pursuant to which Borrower agrees to purchase produce from such Grower for resale or to market such Grower's produce on consignment or otherwise, whether or not such agreement contemplates that Borrower shall provide harvesting, hauling or packing services to such Grower and whether or not such agreement provides that Borrower shall have an interest in such produce.
          "Material Adverse Event" means any fact, event, occurrence, condition or circumstance that has the effect of imposing a material liability on the Lender, or that materially and adversely affects, or could reasonably be expected to materially and adversely affect, any of the following: (a) the Condition of the Borrower individually;
(b) the Condition of the Borrower and its Subsidiaries taken as a whole; (c) the Condition or market value of any Collateral which (prior to such fact, event, occurrence, condition or circumstance) had (or could reasonably be expected to have) an aggregate appraised fair market value of Two Hundred and Fifty Thousand Dollars ($250,000) or more; (d) the validity or the priority (as contemplated herein) of the Lender's Lien and security interest in any Collateral with an aggregate fair market value exceeding Two Hundred and Fifty Thousand Dollars ($250,000) or the validity or enforceability of any material provision of the New Hancock Loan Documents;
(e) the ability of any Debtor to perform its obligations under the New Hancock Loan Documents; (f) the material rights and remedies of the Lender under the New Hancock Loan Documents;
or (g) any business or other license, permit or other authorization that is issued by a Governmental Body and that is material to the continued ability of any Debtor to operate its business in an efficient or profitable manner consistent with Section 4.6 hereof, including, without limitation, those required under PACA, or those required under the California
Food and Agriculture Code to operate as a "Producer Dealer" or a "Processor".
          "Maturity Date" means September 13, 2006.
          "Maximum Rate" has the meaning set forth in Section
2.11(c) hereof.
          "Merger" means the merger referenced at the beginning of this Credit Agreement of Old SWII and Old SWI, pursuant to which Old SWI is the surviving corporation and is the renamed
Sun World International, Inc. provided for under the Plan and the Borrower hereunder.
          "MetLife Personalty" means the personal property which has been or will be purchased by the Borrower, Old SWI or Old
SWII from MetLife Capital as part of the settlement of its claim in the Chapter 11 Case and which would have been subject to, or would have contained or given rise to, a Lien of the Lender thereon pursuant to the Original Credit Agreement had such personal property been acquired prior to the Effective
Date, including, without limitation, the personal property identified in Schedule 1.1 ("MetLife Personalty"), except that identified therein as "Equipment which will be Sold."
          "Minimum Release Price" means, with respect to any Pre Identified Asset, the Dollar amount specified therefor on the Minimum Release Price Schedule.
          "Minimum Release Price Schedule" means the schedule relating to Blythe Ranch and to the Minimum Release Prices agreed to by Borrower, Lender and Credit Agricole on or before the Effective Date pursuant to the Agreement Re Minimum
Release Price Schedule dated as of the Effective Date, identifying (among other things) the Pre Identified Assets and classifying certain of them as Tier A Pre Identified Assets or Tier B Pre Identified Assets, listing the applicable Minimum Release Price for each such Pre Identified Asset and setting forth, for illustrative purposes only, the aggregate adjustment to the Minimum Cash Balance (as defined in the New Credit Agricole Credit Agreement, but subject to the limitation set forth in the proviso therein) that would result from the sale of such Pre Identified Asset in its entirety, based on the circumstances existing as of June 30, 1996.
          "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA that covers employees of Borrower or any ERISA Affiliate.
          "Net Income" means, with respect to any period, Borrower's net income for such period, determined on a Consolidated Basis in accordance with GAAP.
          "Net Sales Proceeds" means the cash amount equal to the difference between (a) the gross consideration for any sale of any Pre Identified Asset, minus (b) all bona fide third party out of pocket costs or expenses paid or incurred by the Borrower or any other Debtor selling the Pre Identified Asset, as the case may be, through the consummation of (and directly in connection with) such Disposition, such as reasonable attorneys' fees, escrow costs and fees, title and insurance premiums, brokerage or finder's fees, filing and recordation fees, and transfer taxes, but excluding any delinquent or pro rated non-delinquent real estate taxes or assessments and any expenditures (paid by any Debtor through the Disposition escrow) necessary to cause the subject Collateral to comply with any Law.
          "New Credit Agricole Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of a date no later than the Effective Date, between the Borrower and Credit Agricole relating to the New Credit Agricole Note.
          "New Credit Agricole Deed of Trust" means, collectively, the deeds of trust executed by the Borrower in favor of Credit Agricole to secure indebtedness under the New Credit Agricole
Note and which cover the real property identified on schedules or exhibits to each such deed of trust.
          "New Credit Agricole Loan Documents" means, collectively, the New Credit Agricole Credit Agreement, the New Credit
Agricole Deed of Trust, the New Credit Agricole Note, and such other documentation as may be required to be executed and delivered pursuant to the New Credit Agricole Credit
Agreement, including, without limitation, the Cadiz Agreement dated as of the Effective Date by and between Cadiz and Credit Agricole.
          "New Credit Agricole Note" means the promissory note executed by the Borrower in favor of Credit Agricole to evidence the Borrower's indebtedness under the New Credit
Agricole Credit Agreement.
          "New Credit Agricole Obligations" means the obligations of Borrower or any of its Subsidiaries to Credit Agricole under the New Credit Agricole Credit Agreement or the other
New Credit Agricole Loan Documents.
          "New Hancock Loan"  has the meaning set forth in Section
2.3 hereof.
          "New Hancock Loan Documents" means this Credit Agreement, the New Hancock Note, the Debtor Guaranties, the New Hancock Security Documents, any releases of the Lender executed by the Debtors, the Environmental Indemnity, the Agreement Re Minimum Release Prices dated as of the Effective Date, the Cadiz
Agreement and any other document contemplated hereby or thereby and executed by any Debtor, except that notwithstanding anything to the contrary expressed or implied herein or in any New Hancock Security Document, the obligations of any Debtor under the Environmental Indemnity or of Cadiz under the Cadiz Agreement are not intended to be, and shall not be, secured by any New Hancock Security Document or the Collateral. Any reference to any New Hancock Loan
Document shall be deemed a reference to such document as amended, supplemented or modified from time to time.
          "New Hancock Note" has the meaning set forth in Section
2.2 hereof.
          "New Hancock Security Documents" has the meaning set forth in Section 2.3 hereof.
          "New Intercreditor Agreement" means the Amended and Restated Intercreditor and Subordination Agreement referred to in Section 2.10(d) hereof.
          "Officer's Certificate" means a certificate of any Debtor, as the case may be, executed by a Responsible Officer; provided, however, that every Officer's Certificate with respect to the compliance with a condition precedent to the consummation of the transactions contemplated hereby as of the Effective Date shall include a statement that: (i) the officer or officers making or giving such Officer's
Certificate have read such condition and any definitions or other provisions contained in this Credit Agreement relating thereto; (ii) in the opinion of the signers, they have made or have caused to be made such examination or investigation, if any, as is necessary in the sole reasonable judgment of the signers to enable them to express an informed opinion as to whether or not such condition has been complied with; and
(iii) in the opinion of the signers, such condition has been complied with.
          "Old SWI" means the pre Merger Sun World, Inc., a Delaware corporation, as described at the beginning of this Credit Agreement.
          "Old SWII" means the pre Merger Sun World International, Inc., a Delaware corporation, as described at the beginning of this Credit Agreement.
          "OSHA" means the Occupational Health and Safety Act and the rules and regulations thereunder, as heretofore or hereafter amended, or any successor statute.
          "PACA" means the federal Perishable Agricultural Commodities Act (7 U.S.C. Section 499a et seq.), as heretofore or hereafter amended, or any successor statute.
          "Party" has the meaning set forth in the Recitals hereto.

     "Patents, Trademarks and Copyrights" means all present and future patents (both U.S. and worldwide), trademarks, tradenames, copyrights and other tangible or intangible intellectual property of the Borrower and/or any other Debtor, including, without limitation, (i) any of the same that secured the Original Loan to the extent still existing, as listed in Schedule 3.16 hereto, (ii) all copyrights, rights in copyrights, and works subject to copyright protection, and all renewals and extensions thereof throughout the world in perpetuity, the right (but not the obligation) to register claims under copyrights, the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of the Borrower or otherwise for past, present and future infringement of copyright; including in each case, without limitation, (A) all of the Borrower's or any other Debtor's right, title and interest, if any, in and to the copyrights or rights or interests in copyrights registered or recorded in the United States Copyright Office or in any copyright office in any foreign country, (B) all of the Borrower's or any other Debtor's right, title and interest in and to copyrights of all works covered by such copyrights, if any, including, without limitation, copyrights or rights or interests in copyrights registered or recorded in the United States Copyright Office or in any copyright office in any foreign country, (C) all of the Borrower's or any other Debtor's right, title and interest, if any, in and to all copyrights in musical compositions and mechanical copyrights, (D) all of the Borrower's or any other Debtor's right, title and interest, if any, to all renewals and extensions of any such copyrights that may be secured under the law now or hereafter in force and effect in the United States or in any other country or countries and (E) all of the Borrower's or any other Debtor's right title and interest, if any, to make and exploit all derivative works based on or adapted from all works covered by the copyrights referred to herein; (iii) plant and other patent applications and plant and other patents and plant variety protection certificates and applications for plant variety protection certificates under any Law, and including all proceeds thereof (such as, by way of example and not by way of limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to register claims under any such patent or patent application law or regulation and to renew and extend any such patents and patent applications, the right (but not the obligation) to sue for past, present and future infringements in the name of the Borrower or otherwise, all rights (but not the obligations) corresponding thereto throughout the world and all re issues, divisions, continuations, renewals, extension and continuations in part thereof; and (iv) service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or identifiers and applications pertaining thereto, and the goodwill associated therewith, including, without limitation, (A) all of the trademarks which are presently or in the future may be owned or used by the Borrower or any other Debtor in conducting its business and including all federal, state and foreign registrations therefor, heretofore or hereafter granted, (B) all proceeds thereof (such as, by way of example and not by way of limitation, license royalties and proceeds of infringement suits), (C) the right (but not the obligation) to register claims under any Law and to renew and extend trademarks and registrations, and (D) the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Borrower or otherwise for past, present and future infringements of the trademarks or registrations and all rights (but not obligations) corresponding thereto throughout the world.

     "Payments" has the meaning set forth in Section 2.10 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA or any entity succeeding to any or all of its functions under ERISA.

     "PCBs" means polychlorinated biphenyls.
          "Permanent Crop Capital Expenditures" means the Capital Expenditures on, for or with respect to that portion of the Collateral consisting of permanent crops (including, without limitation, the planting and replanting of permanent crops, trellises and irrigation systems), but excluding any expenditures for routine cultivation, maintenance or repairs, removals (other than removals that are part of, and substantially contemporaneous with, replanting) or research and development costs.

     "Permitted Investments" means, as at any date of determination, (i) marketable securities issued or directly and unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of such acquisition; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of such acquisition, and at the time of acquisition thereof, having the highest rating obtainable from both Standard & Poor's Corporation and Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one (1) year from the date of such acquisition and, at the time of acquisition thereof, having a rating of at least A 1 from Standard & Poor's Corporation and at least P 1 from Moody's Investors Service, Inc.; (iv) certificates of deposit, Eurodollar time deposits, overnight bank deposits, bankers' acceptances, repurchase agreements or reverse repurchase agreements issued by any bank or trust company having a combined capital and surplus of at least One Billion Dollars ($1,000,000,000) and with a long term rated debt having a rating of at least A 1 from Standard and Poor's Corporation and at least P 1 from Moody's Investors Services, Inc.; (v) advances to employees, officers or agents of a Debtor for travel, relocation and other reasonable and ordinary business expenses in an aggregate amount from time to time outstanding not to exceed Fifty Thousand Dollars ($50,000.00); (vi) Investments existing as of the Effective Date and listed on Schedule 1.1 (Permitted Investments); (vii) the performance, by the employees of Borrower, in a prudent manner consistent with standard industry practices, of harvest, haul and pack services for any Grower pursuant to a Marketing Agreement permitting Borrower to deduct its charges for such services before remitting to such Grower such Grower's share of the proceeds of sale of produce subject to such Marketing Agreement; and (viii) Investments (excluding advances of seed to Growers from excess inventory to the extent that the aggregate fair market value of such seed so advanced in any Fiscal Year exceeds Five Hundred Thousand Dollars ($500,000)) consisting of working capital "grower advances" not more than two hundred forty (240) days outstanding, in accordance with standard industry practice ("Grower Advances"), (A)(I) either to Growers located in the United States, that at the time of their entry into Marketing Agreements are not, and have not previously been, Affiliates of Borrower or any Debtor, provided that such Grower Advances are secured by a perfected security interest of first priority in those crops, or (II) to Growers located in Mexico, Chile or South Africa made substantially in accordance with Foreign Grower Policies and Procedures; (B) solely pursuant to Marketing Agreements that permit Borrower to deduct all amounts owed to it before remitting to such Growers their respective shares of the proceeds of sale of crops marketed pursuant to such Marketing Agreements; and (C) provided that such advances are used by the Growers to finance their respective working capital needs directly relating to the crops subject to such Marketing Agreements.

     "Permitted Liens" means the following encumbrances and claims against any Debtor on the assets against which such Lien has arisen: (i) Liens (other than a Lien imposed by ERISA) for taxes or assessments or other governmental charges or levies, either not yet due and payable or not paid to the extent that nonpayment thereof is expressly permitted by the terms of this Credit Agreement; (ii) workers', mechanics', suppliers', carriers', landlords', warehousemen's, PACA or other similar liens arising in the ordinary course of business and securing obligations that are either (a) not more than sixty (60) days past the date such obligation first became due and payable, or (b) are the subject of a Good Faith Contest;
(iii) the Liens in favor of the Lender hereunder with respect to the Collateral; (iv) Liens of record disclosed in the title assurances described in Section 5.1(g) hereof; (v) Liens arising from UCC financing statements regarding leases expressly permitted by this Credit Agreement; (vi) the Liens securing the New Credit Agricole Obligations; (vii) the Lien on an undivided one half (1/2) interest in Blythe Ranch granted to Zenith pursuant to the Plan; and (viii) such other Liens as may be disclosed in Schedule 1.1 (Permitted Liens), or as from time to time may be approved in writing by the Lender acting in its sole discretion; provided, that none of the foregoing Liens shall be pari passu with, or senior to, the security interest and Lien on the Collateral in favor of the Lender, except as expressly provided otherwise in Section 2.3(c) hereof. Nothwithstanding anything to the contrary expressed or implied herein, the Liens securing the New Credit Agricole Obligations shall not exceed the principal amount stated in the New Credit Agricole Note as of the Effective Date, as reduced from time to time by any payments of principal made thereon, plus the following: (I) an increase, on a single occasion, in the amount of Two Million Dollars ($2,000,000) arising from Credit Agricole's making of the Re Advance (as defined in the New Credit Agricole Credit Agreement), (II) accrued and unpaid interest on such principal or such Re Advance (including, when applicable under the New Credit Agricole Loan Documents, interest at the Default Rate provided for therein) and (III) other costs, expenses and fees and other amounts that, under the New Credit Agricole Loan Documents are (A) payable by any Debtor (as defined in the New Credit Agricole Credit Agreement ("Credit Agricole Debtor")) and (B) secured by the liens arising under the New Credit Agricole Loan Documents ("Credit Agricole Liens"), including, but not limited to: (w) any late charges or prepayment premiums, (x) any and all amounts advanced by Credit Agricole for the protection or preservation of property subject to the Credit Agricole Liens, including, but not limited to, payment of real property taxes and assessments, insurance premiums, attorneys' fees, fees for receivers, consultants' fees, and all other fees, costs or expenses incurred or expended by Credit Agricole in connection with the enforcement of any rights, remedies or options it may have under the Credit Agricole Loan Documents; (y) any environmental damages due under any secured environmental indemnity agreement; and (z) any damages, claims, actions or causes of action that Credit Agricole may have against the Credit Agricole Debtors.

     "Person" means an individual natural person, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Body.

     "Personal Property Security" means all items of personal property that are part of the Collateral described in the New Hancock Security Documents, which items shall include, without limitation, those that are located on or included in or appurtenant to and used in the operation of the other Collateral, but do not include the Specified Credit Agricole Collateral (as such term is defined in the deeds of trust delivered to the Lender pursuant hereto).

     "Plan" has the meaning set forth in the Recitals hereto.

     "Plan Implementation Agreement" means the agreement contemplated by the Plan whereby Cadiz shall (i) purchase all the common stock and preferred stock of Old SWII and any common stock of the Borrower, and (ii) otherwise take the actions required of Cadiz to implement the Plan.

     "Pre Identified Assets" means any asset listed on the Minimum Release Price Schedule, except Blythe Ranch (if the same is listed thereon).

     "Prepayment Amount" has the meaning set forth in Section
2.12(a) hereof.

     "Prepayment Commitment Notice" has the meaning set forth in Section 2.12(a) hereof.

     "Principal Amount" means Ninety One Million Eighty Three
Thousand Eight Hundred Fifty Three Dollars and Ninety Five
Cents ($91,083,853.95).

     "Principal Payment Date" has the meaning set forth in
Section 2.13 hereof.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     "Proposed Prepayment Date" has the meaning set forth in
Section 4.27(c) hereof.

     "Qualification" means, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, or (ii) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default or Event of Default; provided that, without limitation, none of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or
(b) a qualification relating to the outcome or resolution of threatened litigation, pending litigation subject to a Good Faith Contest, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

     "RCRA" means the Resource Conservation and Recovery Act of 1976 as may be amended from time to time, or any successor statute thereto.

     "Re Advance" has the meaning set forth in Section 2.1(b) hereof.

     "Release" has the meaning set forth in Section 3.12 hereof.

     "Reportable Event" means any of the events set forth in
Section 4043 of ERISA.

     "Responsible Officer" shall mean each of the Chairman, the President, Chief Executive Officer, Chief Operating
Officer, the Controller, the Treasurer, the Chief Financial
Officer, any Vice President or the General Counsel of a Person.

     "Restricted Payment" means, with respect to any Debtor or Subsidiary thereof: (i) any dividend or other distribution, whether direct or indirect, on, or payment of cash or other property in respect of, any shares of its capital stock (except dividends payable by a Debtor to the Borrower); (ii) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of its capital stock, (B) any option, warrant or other right to acquire shares of its capital stock or subordinated Debt issued by any such Debtor or Subsidiary thereof or (C) any subordinated Debt issued by any Debtor or Subsidiary thereof (including, without limitation, any payment, prepayment, defeasance, redemption, purchase pursuant to tender offer or other acquisition or retirement for value prior to or at its scheduled maturity);
(iii) any prepayment or advance payment of any amount in respect of any Debt, except prepayments to Lender, or payments to Zenith of net proceeds from a sale of Blythe Ranch, or payments to Credit Agricole expressly permitted in Section
4.26 hereof; (iv) any Investment in, or Guaranty on behalf of, directly or indirectly, any Foreign Subsidiary; (v) any payment to any officer, director or employee of any such Debtor or Subsidiary that constitutes a "bonus" (except for payments to Keith Brackpool pursuant to the express terms of the Cadiz Services Agreement and for payments to officers or employees that are required to be paid under an employment agreement or a bonus compensation plan duly adopted by the Borrower's board of directors); (vi) any fees or other compensation to a Person (other than Cadiz pursuant to the Cadiz Services Agreement, or a natural person who is a full time officer or employee, or a director of the Borrower) for performing or providing senior executive management services to the Borrower; (vii) any payments to Cadiz in respect of management services provided under the Cadiz Services Agreement exceeding Three Hundred Seventy Five Thousand Dollars ($375,000) per calendar quarter; (viii) notwithstanding (vi) or (vii) above, any payments to Cadiz (except for distributions of a Re Advance received from Lender or Credit Agricole) whatsoever or any Cadiz Subsidiary not a Subsidiary of Borrower, under the Cadiz Services Agreement, the Tax Sharing Agreement, the Cadiz Lease or otherwise, at any time during (A) the period commencing on the first (1st) day of the Deferral Period and ending on the date on which all interest accrued in respect of the New Hancock Loan during the Deferral Period has been paid in full or (B) the continuance of any Default or Event of Default; (ix) any payment in respect of any Class 6 Claim or Class 8 Claim except (A) from the funds transferred to the Unsecured Claims Disbursement Account from the Unsecured Claims Reserve Account, as a Capital Contribution by Cadiz to Borrower, and (B) following compliance with Section 4.1(u); (x) any payment of any expense of resolving any Disputed Claim (as defined in the Plan); (xi) any issuance of securities other than common stock (except preferred stock which will be issued by the Borrower upon completion of the Merger and cancelled on the Effective Date, or acquired by Cadiz and cancelled promptly thereafter); or
(xii) any payment to any Grower in the nature of a "rendering up" payment if the aggregate of all such payments to all Growers during the previous twelve (12) month period exceeds One Hundred and Fifty Thousand Dollars ($150,000).

     "Short Term Spot Market Water Sales" means a sale or exchange or other transfer by the Borrower, in compliance with all Laws, for cash or other consideration pursuant to an arm's length written contract or written understanding, of legal rights to use Excess Water (as hereinafter defined) for a period (the "Contract Period") (after giving effect to any and all options, extensions, renewals or similar rights held by the buyer under such contract or understanding) not to exceed twelve (12) calendar months; provided that (i) the Borrower shall not enter into, or otherwise become legally obligated or bound under, any such contract or understanding prior to a date that is more than fifteen (15) days prior to the commencement of the buyer's rights to use Excess Water under such contract or understanding; (ii) such contract or understanding shall include written provisions substantively identical to those set forth in Schedule 1.1 (Short Term Water Sales) hereto; and (iii) any contract or understanding not satisfying (i) or (ii) above shall automatically be null and void and of no force and effect. As used herein, "Excess Water" means that volume of water (after giving effect to all other existing or proposed Short Term Spot Market Water Sales) that (a) Borrower is entitled to own, use or consume pursuant to any Law, permit, contract, lease, deed or otherwise, and
(b) will not be needed for the ensuing Contract Period to maintain, farm, cultivate, use or otherwise operate a given parcel or parcels of real property or the aggregate of all parcels located within a given water district in accordance with the requirements of this Credit Agreement (including, without limitation, Sections 4.3 and 4.6 hereof), or to satisfy any other lawful commitment or obligation of Borrower or any of its Subsidiaries.

     "Subsidiary" means, as to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person and/or by one or more Subsidiaries of such Person, (ii) a partnership a majority of the equity interests in which is owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person or by any one or more Subsidiaries of such Person, (iii) as to Borrower and Sun Desert, Coachella Growers; and (iv) as to Borrower, Sun World (Europe) B.V.

     "Subordination Agreement" has the meaning set forth in
Section 2.6 hereof.

     "Tangible Assets" means, as of any date of determination, the assets of Borrower and its Subsidiaries determined on a Consolidated Basis, in accordance with GAAP; excluding, however, all assets that would be classified as intangible assets under GAAP (including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises).

     "Tangible Net Worth" means on a Consolidated Basis, as of any date of determination, for Borrower and its Subsidiaries, the excess of (i) Tangible Assets over (ii) total liabilities determined in accordance with GAAP.

     "Tax Sharing Agreement" means the agreement between Cadiz and Borrower, dated as of the Effective Date, relating to the sharing of certain income tax obligations, in form and substance acceptable to Lender, as (subject to Section 4.15 hereof) amended, modified or supplemented from time to time.

     "Threshold Renewal Premium" has the meaning set forth in
Section 4.32 hereof.

     "Tier A Pre Identified Asset" means a Pre Identified
Asset identified as such on the Minimum Release Price
Schedule.

     "Tier B Pre Identified Asset" means a Pre Identified
Asset identified as such on the Minimum Release Price
Schedule.

     "UCC" means the Uniform Commercial Code in effect from time to time in the State of California or in any other applicable state, as heretofore or hereafter amended.

     "Unsecured Claims Disbursement Account" means the
"Unsecured Claims Disbursement Account" established and maintained by Borrower pursuant to the Plan.

     "Unsecured Claims Reserve Account" means the "Unsecured
Claims Reserve Account" established and maintained by Cadiz pursuant to the Plan.

     "Water Rights" means, with respect to any Person, all right, title and interest of such Person in and to all water, water rights and entitlements, and other rights to water or water rights of every kind or nature whatsoever, including all water inventory and rights to use, acquire, appropriate, exchange or otherwise obtain the benefit of any water, such as: (i) ground or subsurface water wherever located, whether or not subject to pumping or other extraction from real property or from any underground river, aquifer, storage basin or other source, whether or not subject to removal, use or extraction pursuant to any easement, license, contract, servitude, covenant running with any land or other property, permit, approval, consent, judicial or water authority decision, by operation of Law or other basis of right, including pursuant to any water related contract, water approval, or water reallocation right or otherwise, and including groundwater or water stored in a groundwater basin which is made available to Borrower through any water district or company or similar entity or otherwise; (ii) surface water from any source, whether based upon any appropriative, riparian, prescriptive or other right, or water approval, water related contract or water reallocation right, whether "preconsolidation" water from the California aqueduct or other water authority water or subsequent to any such consolidation, whether based upon any easement, license, contract, servitude, covenant running with the land or other property, permit, approval, consent, judicial or water authority decision, by operation of Law, or other basis of right, including rights accruing because of the location of any real property within the boundaries of any water district or other water authority, ownership of any securities or equity or other interest in any water company or other water authority or otherwise; and (iii) any right to acquire or transfer any water or water right, any water allocation or distribution right, any storage, delivery or transportation right, or other right, whether or not appurtenant to any real property, whether based upon any water related contract or any ownership or other interests in any real property, any stock securities or other equity or other interests in any water company or other water authority (including any water reallocation right), or otherwise. For purposes of this definition, the term "water" includes water rights and rights to water or whatever rights to money, property or other benefits are exchanged or received for or on account of any water or any conservation or other nonuse of water, including whatever rights are achieved by depositing one's share of any water in any water bank or with any water authority, and any other water reallocation rights.

     "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock of which (except directors' qualifying shares) are at the time directly or indirectly owned by another Person.

     "Working Capital" means, at any time, the excess of Current Assets over Current Liabilities.

     "Zenith" means Zenith Insurance Company.

     "Zenith Intercreditor Agreement" means the Intercreditor
Agreement, dated as of the Effective Date, between Lender and Zenith, as amended, supplemented or modified from time to time.

     SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder (including, without limitation, those under Section
4.1 and Section 4.12 hereof) shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes in accordance with Section 4.14 concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Lender.

     SECTION 1.3 Singular and Plural Terms. Defined terms used herein in the singular shall include the plural and vice versa.

                            ARTICLE 2
                       THE NEW HANCOCK LOAN

     SECTION 2.1  POST REORGANIZATION INDEBTEDNESS.

     (a) The Borrower represents, warrants and agrees that upon the Effective Date, the Borrower shall be indebted to the Lender in the aggregate principal amount of the Principal Amount, and that such indebtedness shall be subject to no deductions, withholdings, defenses, counterclaims or rights of set off of any kind whatsoever.

     (b) Provided that, in the case of an event described in either clause (i) or clause (iii) of Section 3(b) of the Cadiz Agreement, (i) Cadiz pays in full the Two Million Dollar ($2,000,000) payment that it is required to make to Lender thereunder; (ii) thereafter, both (A) the New Hancock Loan and the New Credit Agricole Obligations are reinstated and (B) not later than the third (3d) anniversary of the Effective Date, Lender has received Net Sales Proceeds in an aggregate amount equal to at least Thirty Million Dollars ($30,000,000), at least Five Million Dollars ($5,000,000) of which shall have come from the sale of Tier B Pre Identified Assets; (iii) there shall not have occurred and then be continuing (or would exist immediately thereafter) any Default or Event of Default; and (iv) the conditions precedent set forth in subsection (c) immediately below are satisfied, Lender shall readvance to Borrower the sum of Two Million Dollars ($2,000,000) (the "Re Advance"), and Borrower shall be permitted to distribute such amount to Cadiz.

     (c) Lender's obligation to make the Re Advance shall be subject to the satisfaction of the following conditions precedent (the satisfaction of which shall be determined, and may be waived, by Lender on or prior to the date on which the Re Advance is funded):

     (i) The Lender shall have received a request for the Re Advance, executed by Borrower, no later than eleven (11:00) a.m., Boston time, at least four (4) Business Days prior to the date on which Borrower desires the Re Advance to be funded, designating the date on which the Re Advance is to be funded.

     (ii) All representations and warranties of Cadiz or Borrower or any Subsidiary of either Cadiz or Borrower set forth in the Cadiz Agreement or in any New Hancock Loan Document (other than those that speak as of a specific date) shall be true and correct in all material respects as if made on and as of the date of the Re Advance.
     (iii) As of the date of the Re Advance, there shall not have occurred and then be continuing (or would exist immediately after the Re Advance is made and the proceeds thereof are used by Borrower) any Default or Event of Default.

     (iv) Borrower shall have provided to Lender, at Borrower's sole cost and expense, such endorsements as Lender may reasonably request, dated as of the date of the Re Advance, in form and substance satisfactory to Lender, to the title assurances described in Section 5.1(g) hereto or any successor assurances thereto insuring the Liens of the Lender's deeds of trust on the Collateral, including, without limitation, endorsements insuring Lender that the Liens on real property Collateral continue to constitute valid Liens upon the real property Collateral covered thereby in the full amount of the outstanding principal of the New Hancock Loan after giving effect to the Re Advance, subject only to such title exceptions as Lender approved in writing in connection with the satisfaction of Section 5.1(g) hereof on the Effective Date.

     (v)  The Lender's satisfaction that any Re Advance that
Credit Agricole is obligated to make under the New Credit
Agricole Credit Agreement has been funded, or will be funded concurrently with the Lender's Re Advance.

On the date on which the Re Advance is funded, Borrower shall be deemed to have represented and warranted to Lender that each of the conditions precedent to the funding of the Re Advance not waived in writing by Lender has been satisfied.

     SECTION 2.2 NEW HANCOCK NOTE. The Borrower's obligation to repay the Principal Amount shall be evidenced by a promissory note (the "New Hancock Note") of the Borrower, which New Hancock Note shall be for the Principal Amount, be dated the Effective Date, bear interest at the Interest Rate or the Default Rate (as the case may be) from the Effective Date, be payable in the amounts and on the dates, and contain the other terms and provisions set forth herein and in the form of promissory note attached to this Credit Agreement as Exhibit "A."




     SECTION 2.3  NEW HANCOCK LOAN SECURITY AND PRIORITY
THEREOF.

     (a) The obligations owed to the Lender under this Credit Agreement and the New Hancock Note and the loan contemplated in and by such documents (collectively, the "New Hancock Loan") shall be secured by perfected security interests and Liens on all the Collateral with the priority set forth in subsection (c) below. Such security interests and Liens shall be established, evidenced and perfected by such deeds of trust, security agreements, stock pledges, collateral assignments, UCC financing statements, notices and other documents, recordations and filings (collectively, the "New Hancock Security Documents") in such form and substance as the Lender (acting in its sole and absolute discretion) may require, whether before, on or after the Effective Date. Without limiting the generality of the foregoing, Borrower shall cause the Merger documentation filed with the Delaware Secretary of State to be recorded with (i) the United States Patent and Trademark Office within sixty (60) days after the date hereof, (ii) the United States Copyright Office within fifteen (15) days after the date hereof, and (iii) with the foreign patent and trademark offices as reasonably necessary to protect any Debtor's interest in the Intellectual Property Collateral.

     (b) If any Debtor obtains title, whether ownership in fee or otherwise, to any real property that is presently leased or any personal property that would have been subject to, or would have contained or given rise to, a Lien of the Lender thereon pursuant to the Original Credit Agreement or the New Hancock Loan Documents had title been obtained prior to the Effective Date (collectively, "After Acquired Property"), and the After Acquired Property is not covered by the New Hancock Security Documents, or the Lender's security interest or Lien upon such After Acquired Properties is not perfected pursuant to the Laws of the jurisdiction where perfection is necessary, the Borrower shall immediately notify the Lender. Regardless of whether the Borrower shall have given to the Lender notice as aforesaid, at the request of the Lender, each Debtor having an ownership interest in such After Acquired Property shall (i) execute and deliver to the Lender such new agreement, document or filing, or such amended New Hancock Security Document granting to the Lender a Lien on any After Acquired Property that the Lender (acting in its sole and absolute discretion) may specify, (ii) file a new or amended financing statement or statements, and (iii) do such other acts and things and execute and deliver such documents and instruments as may be necessary or desirable to perfect the Lender's security interest and Lien (and the priority thereof required hereby) in and on such After Acquired Property.

     (c) Borrower agrees that notwithstanding anything to the contrary expressed or implied herein or in any other New Hancock Loan Document, the perfected security interests and Liens of the Lender on the Collateral shall be senior to, and have a first priority over, all security interests or Liens, except that the perfected security interests and the Liens of the Lender (i) as to Patents, Trademarks and Copyrights shall be in parity to those of Credit Agricole arising under the New Credit Agricole Documents so that Hancock and Credit Agricole shall each hold equal security interests in the Patents, Trademarks, and Copyrights; (ii) as to Blythe Ranch shall be immediately junior to those of Credit Agricole arising under the New Credit Agricole Documents; (iii) as to all real property Collateral shall be junior to such security interests and Liens as may be specifically disclosed as exceptions to the seniority of the Lender's Liens in the title insurance and title assurances described in Section 5.1(g) hereof and approved by the Lender pursuant thereto; (iv) as to the MetLife Personalty shall be junior to those of MetLife Capital arising pursuant to MetLife Capital's financing of the purchase thereof by Borrower, Old SWI or Old SWII; and (v) Liens described in subclauses (i) or (ii) of "Permitted Liens" in Section 1.1 and given priority equal or prior to those of the Lender by operation of Law, provided that Borrower hereby represents and warrants that no such Liens shall exist on the Effective Date other than those (if any) not yet due and payable.

     SECTION 2.4 GUARANTIES. As a condition and inducement for the New Hancock Loan, the Debtors or the successors thereto (other than the Borrower) shall absolutely and unconditionally guarantee, and assume the liability of the Borrower for, the payment of all principal and interest due under the New Hancock Note and the performance of each and every monetary or non monetary obligation of the Borrower under each of the New Hancock Loan Documents. Such Guaranties (collectively, the "Debtor Guaranties") shall be in form and substance completely satisfactory to the Lender (acting in its sole and absolute discretion). In addition, the Guaranty of Sun Desert, Inc., as the successor to Sun Desert, Inc., debtor in possession in the Chapter 11 Case, shall be secured by a first priority security interest and Lien on the property that as of December 13, 1994 secured the Guaranty of such debtor in possession pursuant to the Original Loan; the other Debtor Guaranties shall be secured by a first priority Lien on the assets of the Debtor guarantors thereunder except that Credit Agricole may hold an equal security interest in the Patents, Trademarks and Copyrights of the Debtor guarantors); and all such first priority security interests and Liens shall be established and perfected by such deeds of trust and other security documents as the Lender (acting in its sole and absolute discretion) may require, whether before, on or after the Effective Date.

     SECTION 2.5 ENVIRONMENTAL INDEMNITY AGREEMENT. In addition to the Borrower's obligations elsewhere hereunder, the Debtors shall make certain representations as to environmental matters pertaining to the Collateral, and shall indemnify the Lender, pursuant to an Environmental Indemnity Agreement completely satisfactory to the Lender (acting in its sole and absolute discretion). Notwithstanding anything to the contrary express or implied herein, such Environmental Indemnity Agreement shall be an unsecured obligation of each obligor thereunder.

     SECTION 2.6 SUBORDINATION AGREEMENT. Subject to (and not in derogation of) Section 4.8 hereof, the Borrower agrees that any existing or future Lien or charge securing any Debt upon the Collateral shall at all times be and remain subordinate and junior in priority to the Lender's first priority security interests and Liens on the Collateral (except as expressly provided to the contrary in Section 2.3(c) hereof); and to ensure that any such Lien or charge shall be so, Borrower shall cause to be executed and delivered to the Lender such subordination agreements executed by such Persons (including, without limitation, Credit Agricole) and in such form and substance as may be completely satisfactory to Lender (acting in its sole and absolute discretion), such subordination agreements (individually, and collectively, the "Subordination Agreement") to be executed, acknowledged, delivered and recorded (a) by the Effective Date with respect to Liens existing on the Effective Date, and (b) promptly after the Lender's demand therefor with respect to Liens arising thereafter.

     Section 2.7 FINANCING STATEMENTS. The Borrower agrees that the security interest and Lien in any Collateral which may constitute personal property or fixtures shall be perfected by the Debtors' filing or recordation of such UCC 1 and UCC 2 financing statements (the "Financing Statements") as the Lender may from time to time reasonably require.

     SECTION 2.8  [Intentionally reserved]

     SECTION 2.9 CLOSING. The Parties shall take the steps necessary to consummate the transactions contemplated hereby at or prior to the Effective Date, but the consummation of the transactions contemplated hereby shall in any event be deemed to have occurred and be effective on (and to be subject to) the Effective Date; provided that no such consummation shall occur unless all the conditions set forth in Article 5 hereto have been fulfilled, or waived in writing by the Lender.

     SECTION 2.10  PAYMENTS.

     (a) All payments to be made to the Lender under (or pursuant to) this Credit Agreement, the New Hancock Note or any other New Hancock Loan Document, including, without limitation, all interest, principal, prepayments, late charges, costs, fees, expenses or otherwise (collectively, "Payments") shall be made in Dollars, via wire transfer of immediately available funds, without presentment, demand, protest, notice, deduction, defense, withholding, set off or counterclaim, and absolutely free and clear and net of any Liens, charges, taxes or other amounts withheld, in the manner and to the account and containing the information set forth in
Schedule 2.10 hereto, or to such other place or account as the Lender may hereafter direct the Borrower in writing, by not later than one (1) p.m. (Boston time) on the date on which such Payment is due (each such Payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day).

     (b) If the due date of any Payment would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall accrue and be payable for any Payment so extended for the period of such extension.

     (c) Except as expressly provided otherwise herein, provided that no Default or Event of Default shall have occurred and be continuing, all payments shall be applied first to the payment of fees, costs and expenses then due and payable for which demand has been made to Borrower, second to the payment of interest then due and payable, and third to the payment of principal.

     (d) Borrower acknowledges that, under the terms of the Amended and Restated Intercreditor Agreement between Lender and Credit Agricole dated the Effective Date, Lender may be required to turn over to Credit Agricole certain amounts debited by, or otherwise paid to, Lender in respect to Borrower's obligations under the New Hancock Loan Documents, and agrees that, in any such event, Borrower's obligation to pay to Lender the amount so turned over to Credit Agricole shall be reinstated (and interest shall resume accruing thereon commencing as of the date of such turnover to Credit Agricole), all as though such amount had never been debited by or paid to Lender. Lender shall give notice to Borrower of the date on which any amount is so turned over to Credit Agricole and of the amount thereof; provided, however, that Lender's failure to give such notice shall not limit or otherwise affect the obligation of Borrower hereunder with respect to such turnover.

     SECTION 2.11  INTEREST.

     (a) Interest on the unpaid principal balance due on the New Hancock Note shall be payable monthly in arrears on the first (1st) calendar day of each calendar month beginning with the first (1st) such calendar day occurring after the Effective Date, and shall accrue at the Interest Rate; provided, however, that (i) certain scheduled interest payments shall be deferred subject to, and in accordance with, subsection (d) below; (ii) any Payment in respect of the New Hancock Loan not paid when due, whether of principal, interest or any other amount and whether on a scheduled payment date, at stated maturity, by acceleration or otherwise, shall thereafter bear interest (after as well as before judgment, and during the pendency of any bankruptcy proceedings), payable upon demand, at the Default Rate, and (iii) whenever a Default or Event of Default has occurred and is continuing, the entire outstanding principal amount of the New Hancock Loan shall bear interest (after as well as before judgment, and during the pendency of any bankruptcy proceedings) at the Default Rate. The accrual of interest at the Default Rate shall not excuse any default in payment. The Default Rate shall change from time to time automatically and without notice, effective as of the effective date of each change in the Credit Agricole Prime Rate.

     (b) All interest due hereunder (whether accruing at the Interest Rate, the Default Rate or otherwise) shall be computed on the basis of a year consisting of twelve (12) thirty day months, except that for any interest period that is less than thirty (30) days, interest shall be computed on the basis of a year of three hundred sixty (360) days and the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     (c) In no event shall interest charged under any New Hancock Loan Document, however such interest may be characterized or computed, exceed the highest rate permissible under any California or United States Law which a California state or a United States Federal court of competent jurisdiction applying California or United States Law shall, in a final determination, deem applicable to this Credit Agreement (the "Maximum Rate"). In the event that any such court determines that the rate of interest charged hereunder exceeded the Maximum Rate during any period or periods, the rate of interest hereunder for such period or periods shall be deemed to have been the Maximum Rate, and the rate of interest hereunder shall be deemed to have continued to be and shall continue to be the Maximum Rate for such period as is necessary for the total amount of interest paid or accrued hereunder to equal the amount of interest that would have been paid or accrued hereunder had the interest rate hereunder at all times remained as provided in the preceding subsections of this Section 2.11. If, notwithstanding the foregoing interest rate adjustment, any such court determines that the Lender has received interest in excess of the Maximum Rate, any such excess shall first, be applied to any unpaid costs and expenses owed to the Lender under the New Hancock Loan Documents and to the unpaid principal amount of the New Hancock Loan and second, be refunded to the Borrower.

     (d) Provided that (i) no Default or an Event of Default has occurred and is continuing, and (ii) Borrower does not make any payment (whether as a dividend, management services or other fee or otherwise) to Cadiz either in advance with respect to, or during the period May 1 through October 31 of any calendar year (the "Deferral Period"), interest (but not principal) otherwise scheduled to be paid hereunder on the first (1st) calendar day in May, June, July and August of each calendar year shall not be payable on such dates, but instead, such interest shall accrue at the Interest Rate (compounded monthly) from its otherwise scheduled due date until paid, and all such deferred scheduled interest (the "Deferred Interest") plus the interest accrued and compounded thereon ("Additional Interest") shall be due and payable as follows: (i) one half (1/2) of the Deferred Interest plus the Additional Interest accrued through such date, shall be due and payable on September 1 of each such calendar year, along with the regularly scheduled interest due and payable on September 1 for the month of August; and (ii) the remaining one half (1/2) of the Deferred Interest, plus the Additional Interest accrued through such date, shall be due and payable on October 1, along with the regularly scheduled interest due and payable on October 1 for the month of September.

     SECTION 2.12  PREPAYMENTS.

     (a) The Borrower shall have no right to prepay the outstanding principal balance due on the New Hancock Loan, except (i) for the prepayments of principal that the Borrower is required to make under Sections 4.24 or 4.27 of this Credit Agreement (each a "Mandatory Prepayment"), or (ii) as otherwise set forth expressly in this subsection (a). The privilege is reserved to the Borrower to prepay voluntarily the entire unpaid principal balance owed to the Lender, or from time to time to make partial prepayments of such principal of not less than (and in increments of) One Hundred Thousand Dollars ($100,000) in such principal amount as is specified in the Prepayment Commitment Notice; provided, however, that (i) any prepayment of principal must be accompanied by payment of the Make Whole Amount and all accrued but unpaid interest on such principal prepayment (such interest and the Make Whole Amount, collectively, along with the principal amount being prepaid, "the Prepayment Amount");
(ii) Borrower shall have given written notice to the Lender of the Borrower's commitment to make any such prepayment of principal ("Prepayment Commitment Notice") on a date specified therein ("Prepayment Date") not less than fifteen (15) days prior to such Prepayment Date; and (iii) Borrower shall pay the Prepayment Amount on the Prepayment Date specified in each Prepayment Commitment Notice.

     (b) Except as set forth in subsection (c) immediately below, and provided no Default or Event of Default has occurred and is continuing, all prepayments of principal (whether voluntary or mandatory) shall be applied against the principal due on the New Hancock Loan in inverse order of maturity; provided, however, that the Borrower shall continue to make the payments due under the New Hancock Note as if such prepayment had not been made.

     (c) All Net Sales Proceeds received by Hancock on or before the third (3d) anniversary of the Effective Date, or within six (6) months thereafter if the escrow therefor was opened in good faith prior to such third (3d) anniversary and was closed within six (6) months after the opening of such escrow, pursuant to Section 4.24(b) hereof with respect to sales of Pre Identified Assets shall be applied against principal due on the New Hancock Loan, fifty percent (50%) in the inverse order of maturity thereof, and fifty percent (50%) in the order of principal payments as they become due (but with no change to the original principal amortization schedule); provided, however, that the foregoing part of this
Section 2.12(c) shall not apply to Net Sales Proceeds exceeding Thirty Million Dollars ($30,000,000) or to Net Sales Proceeds from the sale of Tier A Pre Identified Assets exceeding Twenty Five Million Dollars ($25,000,000), or if any of the following conditions then exist:
          (i) The New Hancock Loan has been (and continues to be) accelerated for any reason whatsoever pursuant to Section 6.2 hereof or otherwise;
          (ii) A Default or an Event of Default has occurred and is continuing by reason of the Borrower's failure to pay any principal or any interest due under the New Hancock Note, and the delinquent payment(s) have not been made;
          (iii) A Default or an Event of Default has occurred and is continuing by reason of the Borrower's failure to pay any other amount due under the New Hancock Loan Documents within ten (10) days after written demand from the Lender therefor, provided that all such other amounts then aggregate at least
Two Hundred Fifty Thousand Dollars ($250,000), and the delinquent payments have not been made; or

     (iv) The occurrence of any of the following and the continuation thereof:

     (A) The receipt by Credit Agricole, and application by Credit Agricole to the payment of the obligations of the Borrower under the New Credit Agricole Credit Agreement, of any dividends, cash, securities, instruments or other property or distributions under Section 3, or the exercise (whether by proxy or otherwise) by Credit Agricole of any voting or other consensual right under Section 4, of that certain Stock Pledge Agreement dated as of the date hereof given by Cadiz to Credit Agricole;

     (B) The acceleration by Credit Agricole of the indebtedness due under the New Credit Agricole Loan Documents;
          (C) The exercise by Credit Agricole, prior to any such acceleration, of any right or remedy arising upon or after a Default under the New Credit Agricole Loan Documents that (i) results in the Borrower's loss of use or control of any assets (other than the Cash Account or the cash therein) such that the Borrower can no longer conduct business substantially in the ordinary course, or (ii) constitutes a liquidation by Credit Agricole of any material assets (other than the Collateral) into cash proceeds for the benefit of Credit Agricole; or

     (D) The exercise by Credit Agricole of any set off or offset right that Credit Agricole may have under Section 8.9 of the New Credit Agricole Credit Agreement or otherwise.

Notwithstanding anything to the contrary expressed or implied herein, for purposes of this Section 2.12(c), amounts received by the Lender from the Disposition of any Pre Identified Assets shall not be deemed to have cured any Default or Event of Default, and Borrower shall not assert or contend otherwise.

     (d) If for any reason the Lender has not received on or prior to the third (3d) anniversary of the Effective Date pursuant to Section 4.24(b) at least Thirty Million Dollars ($30,000,000) in Net Sales Proceeds from sales of all Pre
Identified Assets (including at least Five Million Dollars ($5,000,000) of Net Sales Proceeds from sales of Tier B Pre Identified Assets), the Borrower shall cause Cadiz to pay to the Lender on or before the next Business Day following such third (3d) anniversary the cash sum of Two Million Dollars ($2,000,000), free and clear of Liens, and upon receipt thereof, the Lender shall apply such sum against the Borrower's indebtedness to the Lender in accordance with Section 2.12(b) hereof, and not Section 2.12(c) hereof.

     SECTION 2.13 PRINCIPAL AMORTIZATION. Principal payments shall be made on the Effective Date and thereafter on the first (1st) calendar day of each January, April and September throughout the term of the New Hancock Loan (singly, a "Principal Payment Date") in the amounts specified in Schedule 2.13 hereto. Prepayments of principal shall be credited against amounts due hereunder in accordance with the terms of this Credit Agreement, but the amortization schedule set forth in Schedule 2.13 shall not be recalculated by reason of any principal prepayments of any kind (whether mandatory or voluntary).

                               ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES

          The Borrower hereby represents and warrants to the Lender (as of the Effective Date and as of each subsequent date as of which Borrower is required to make, or is deemed to have made, such representation and warranty, as a condition or otherwise, and including, without limitation, the date of any Re Advance) that:

     SECTION 3.1 CORPORATE EXISTENCE AND POWER. Each of the Debtors and their respective Subsidiaries (if any) (except for Sun Harvest, Inc. and Pacific Farm Service, Inc., neither of which holds any material assets or currently engages in any business whatsoever) (a) is duly incorporated (if a corporation), validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and is in compliance with its partnership agreement or corporate charter and by laws (as the case may be); (b) is duly qualified as a foreign corporation or partnership, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and where the failure to qualify would constitute a Material Adverse Event; and (c) has the corporate or partnership power and authority and all governmental licenses, authorizations, consents and approvals and the legal right necessary or advisable to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted. Sun World (Europe) B.V. has no significant assets and is inactive; Borrower, acting alone or together with one or more of its subsidiaries, has no authority to cause the direction of Sun World (Europe) B.V.'s management.

     SECTION 3.2 CORPORATE AND GOVERNMENTAL AUTHORIZATION: NO CONTRAVENTION. The execution and delivery of the New Hancock Loan Documents by each signatory thereto and the performance by such signatory of its obligations hereunder and thereunder: (a) are within the corporate or partnership power of such signatory; (b) have been authorized by the Bankruptcy Court (except for such signatory that are not debtors in the Chapter 11 Case); (c) have been duly authorized by all necessary corporate or partnership action; (d) require no action by, or in respect of, or registration or filing with, or consent, approval or exemption action or confirmation from, any Governmental Body; (e) will not contravene, or conflict with, or constitute (with or without the giving of notice or lapse of time or both) a default or breach under, or result in a termination event or an acceleration of any obligation arising, existing or created by or under, or result in the creation or imposition or material modification of (or obligation to create or impose) any Lien (other than the Lien created hereby in favor of the Lender) on any of the assets or properties of such signatory under any provision of (i) any applicable Law, (ii) such signatory partnership agreement or corporate charter and by laws (as the case may be), (iii) any agreement or instrument evidencing or governing Debt for borrowed money of such signatory, or (iv) any material agreement or other material instrument binding upon such signatory, and (f) do not require any approval of stockholders or other equity holders or any approval or consent of any Person under any contractual obligation of such signatory.

     SECTION 3.3 BINDING EFFECT. The New Hancock Loan Documents constitute valid and binding agreements of each signatory thereto (other than Lender), enforceable against such signatory in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or otherwise limited by general principles of equity.

     SECTION 3.4 LITIGATION. There is no action, suit or proceeding that (a) is pending against, or to the knowledge of any Responsible Officer of the Borrower threatened against, any Debtor or any Subsidiary thereof before any Governmental Body, except for the matters disclosed in Schedule 3.4 hereof, none of which matters would result, if determined adversely to any Debtor, in a Material Adverse Event, or
(b) in any manner questions the validity or enforceability of, or impedes the timely consummation of, any New Hancock Loan Document or the priority of Lender's Lien on the Collateral as contemplated herein.

     SECTION 3.5 COMPLIANCE WITH ERISA. Borrower, and each Subsidiary of Borrower, is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any ERISA Plan; no notice of intent to terminate an ERISA Plan has been filed, nor has any ERISA Plan been terminated, except as disclosed in
Schedule 3.5 hereto; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, an ERISA Plan, nor has the PBGC instituted any such proceedings; neither Borrower, nor any ERISA Affiliate, nor any Person that was previously treated as a single employer with any Borrower or any Subsidiary of Borrower under Section 4001 or ERISA, has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, each ERISA Affiliate and any Person that was previously treated as a single employer with any Borrower or any Subsidiary of Borrower under Section 4001 or ERISA, has met its minimum funding requirements under ERISA with respect to all of its ERISA Plans and the present value of all vested benefits under each such ERISA Plan exceeds the fair market value of all ERISA Plan assets allocable to such benefits, as determined on the most recent valuation data of the ERISA Plan and in accordance with the provisions of ERISA for calculating the potential liability of Borrower or any ERISA Affiliate or any Person that was previously treated as a single employer with Borrower or any Borrower Subsidiary under Section 4001 of ERISA, to the PBGC or the ERISA Plan under Title IV of ERISA; and neither Borrower nor any ERISA Affiliate nor any Person that was previously treated as a single employer with Borrower or any Borrower Subsidiary under Section 4001 of ERISA, has incurred any liability to the PBGC under ERISA.

     SECTION 3.6 TAXES. All federal, state, local, foreign and other tax returns, reports and statements required to be filed by the Debtors and their Subsidiaries have been filed with appropriate Governmental Bodies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes and other impositions, shown as due and payable, have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. No Debtor or Subsidiary thereof has given, or has been requested to give, a waiver of the statute of limitations relating to the payment of federal, state, local, foreign and other taxes or other impositions. Proper and accurate amounts have been withheld by the Debtors and from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable Law. Timely payments of sales and use taxes required by applicable Law have been made by the Debtors. Proper and accurate federal and state returns have been filed by the Debtors and their Subsidiaries for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor is included on the books of the Debtors and their Subsidiaries. The foregoing representations are subject to the facts disclosed in Schedule 3.6 hereto.

     SECTION 3.7 COMPLIANCE WITH LAWS. Each Debtor and each Subsidiary thereof is in compliance with all Laws (including, without limitation, PACA, the California Food and Agriculture Code, Environmental Laws and OSHA) applicable to it and/or to any of the Collateral, except for such Laws (if any) the violation of which, individually or in the aggregate, would not constitute a Material Adverse Event.

     SECTION 3.8 INVESTMENT COMPANY ACT; CERTAIN REGULATIONS. No Debtor and no Subsidiary thereof is (a) an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or any interpretations or rulings thereunder).

     SECTION 3.9 POSSESSION OF FRANCHISES, LICENSES, ETC. Each Debtor and Subsidiary thereof either owns or otherwise possesses all (and is not in violation of any) franchises, Patents, Trademarks and Copyrights, service marks, trade names, copyrights, leases, licenses, Water Rights or other rights and governmental permits, certificates, consents and approvals that are necessary for the ownership and operation of its respective properties and businesses in accordance with Section 4.6 hereof, except for those the absence of which, individually or in the aggregate, would not constitute a Material Adverse Event.

     SECTION 3.10   FULL DISCLOSURE.   Neither the information set
forth in the Plan, nor the New Hancock Loan Documents nor any report or financial projection referred to herein, nor any certificate, report or other statement delivered to the Lender by or on behalf of the Borrower or Cadiz in connection with the negotiation of the New Hancock Loan Documents or the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Borrower that has not been disclosed to the Lender in writing that (a) materially adversely affects or could adversely affect the business, earnings, prospects, properties or condition (financial or other) of the Borrower or Cadiz, or (b) adversely affects or could adversely affect the ability of any Debtor or Cadiz to perform its obligations under the New Hancock Loan Documents, or (c) constitutes a Material Adverse Event. Each written projection heretofore delivered to Lender, and each other written projection delivered hereafter to Lender, by or on behalf of Borrower, Cadiz, Old SWII or Old SWI in connection with the transactions contemplated by this Agreement, upon delivery to Lender, will be prepared on the basis of the assumptions set forth therein, such assumptions are (or will be, as the case may be) reasonable in light of the financial condition and prospects of the Person to which such projections; and each projection heretofore delivered to Lender represented, and each such projection hereafter delivered to Lender will represent, the good faith opinion of the Chief Executive Officer and the Chief Financial Officer of Borrower, Cadiz or Old SWII (as the case may be), at the time of delivery thereof to Lender, as to the course of business of the Person to which such projections relate during the period covered thereby.

     SECTION 3.11 LABOR DISPUTES AND ACTS OF GOD. Neither the business, nor the real property nor the personal property of any Debtor or any Subsidiary thereof is currently affected by any fire, explosion, accident, strike, lockout, work stoppage, slowdown or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) which would, individually or in the aggregate, constitute a Material Adverse Event. Except as disclosed in Schedule 3.11 hereto, no Debtor is a party to any collective bargaining or other agreement with any labor union, and no employee of the Debtors (including temporary and seasonal employees) are represented by any union nor is there any organizing petition or effort known to the Borrower to represent such employees or any of them.

     SECTION 3.12   ENVIRONMENTAL MATTERS.

     (a)  Except for the matters disclosed in items 7, 8 and 9 of
Schedule 3.12 hereto, none of which matters constitutes or will constitute a Material Adverse Event, no notice, notification, demand, request for information, directive, citation, summons or order has been issued, no complaint has been filed, no allegations have been made, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Body or other Person with respect (i) to any alleged or actual failure by a Debtor or any Subsidiary thereof to comply with any Environmental Law or to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or with any environmental investigation, remediation and clean up, or (ii) to any handling, use, manufacture, presence, processing, distribution, generation, treatment, storage, recycling, transportation, disposal or release, as that term is defined in 42 U.S.C. Sectin 9601(22) or in other Environmental Laws ("Release"), of, or exposure to, any hazardous, carcinogenic or toxic material, substance or waste (including, without limitation, PCBs, gasses, pesticides or any components thereof, asbestos, pollutants, contaminants and petroleum products or any fractions thereof) regulated or defined under any Environmental Law ("Hazardous Materials"), by or caused by Debtor or any Subsidiary thereof.

     (b) Except for the matters disclosed in Schedule 3.12 hereof, none of which matters constitutes or will constitute a Material Adverse Event, no Debtor or Subsidiary thereof has used, handled, treated, stored, processed, generated or disposed of any Hazardous Material at, on or about any property or facility now or previously owned or leased by such Debtor or Subsidiary, which use, handling, treatment, storage, processing, generation or disposal has resulted in the release of a Hazardous Material;

     (c) Except for the matters disclosed in items 6, 7, 8, 9 and 10 of Schedule 3.12 hereto, none of which matters constitutes or will constitute a Material Adverse Event, no Hazardous Material is or has been present at any property or facility now or previously owned or leased by any Debtor or Subsidiary thereof in violation of any Environmental Law;

     (d) Except for the matters disclosed in Schedule 3.12 hereof, none of which matters constitutes or will constitute a Material Adverse Event, there are no underground storage tanks for Hazardous Materials, active or abandoned, and there are no PCB's, transformers, capacitors, ballasts, asbestos, asbestos containing materials, formaldehyde containing materials or radon gas at any property now or previously owned or leased by any Debtor or Subsidiary thereof;

     (e) Except for the matters disclosed in items 6, 7, 8, 9 and 10 of Schedule 3.12, none of which matters constitutes or will constitute a Material Adverse Event, no Hazardous Materials have been released at, on or about any property now or previously owned or leased by any Debtor or Subsidiary thereof and no condition at or activity on any such property has or will create a nuisance or other tortious condition;

     (f) No Debtor or any Subsidiary thereof has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing under CERCLA, on CERCLIS, on the National Priority List, or on any similar state list or which is the subject of federal, state or local or third party investigation or enforcement actions which may lead to claims against such Debtor or Subsidiary for clean up costs, remedial work, damages to natural resources or for personal injury or property damage claims, including, but not limited to, claims under CERCLA;

     (g) Except for the matters disclosed in items 6, 7, 8, 9 and 10 of Schedule 3.12, none of which matters constitutes or will constitute a Material Adverse Event, no Hazardous Material has been used, processed, handled, recycled, treated, stored, disposed of, or transported to or from, or released by any Debtor or Subsidiary thereof at any location in violation of any Environmental Law, or that could lead to future liability under any Environmental Law;

     (h) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Debtor or Subsidiary thereof except for the matters disclosed in items 6, 7, 8, 9 and 10 of
Schedule 3.12, none of which matters constitutes or will constitute a Material Adverse Event, and no property now or previously owned or leased by any Debtor or Subsidiary thereof is listed on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean up or that are currently being investigated;

     (i) Each Debtor and its Subsidiaries have obtained all environmental permits, licenses and other authorizations necessary in conjunction with operations at the real property or properties owned or leased or previously owned or leased by such Debtor or Subsidiary;

     (j) There are no Liens arising under Environmental Laws on any of the real property or properties owned or leased, or previously owned or leased, by any Debtor or Subsidiary thereof, and no government actions have been taken or, to the knowledge of the Responsible Officers of the Borrower, are in process which could subject any of such properties to such Liens;

     (k) No Debtor or Subsidiary thereof has been required by any Environmental Law to place any notice or restriction relating to the presence of Hazardous Material at any property owned or leased, or previously owned or leased, by it, or on any deed to such property or with the county or municipality in which such property is located;

     (l) There have been no investigations, studies, audits, tests, reviews or other analyses in connection with any Environmental Law or Hazardous Material or environmental matter or business operation conducted by or which are in the possession of any Debtor or Subsidiary thereof or any third party relating to any property or facility now or previously owned or leased by any Debtor or Subsidiary thereof, that disclose facts or circumstances relating to this Section
3.12 and which have not been made available to the Lender;

     (m) The Borrower has disclosed to the Lender in writing the nature and amount of all actual or projected Capital Expenditures necessary to be in compliance with any and all Environmental Laws which affect the Debtors or any Subsidiary thereof.

     SECTION 3.13 BROKERS' FEES. Any brokerage commission or finder's fees payable in connection with this Credit Agreement or the transactions contemplated hereby shall be payable by Cadiz, and not in any event by the Lender. No Debtor or Subsidiary thereof has incurred any obligation for such a brokerage commission or a finder's fee.

     SECTION 3.14 CAPITALIZATION OF BORROWER. Except for outstanding preferred stock that will be cancelled immediately after the Effective Date, and for authorized but unissued preferred stock, the authorized capital stock of the Borrower consists of 300,000 shares of common stock, par value $0.01 per share, of which 42,000 shares are issued and outstanding. All such outstanding shares of such common stock were duly authorized and validly issued, are fully paid and non assessable, and are owned of record and beneficially by Cadiz. There are no outstanding Liens, encumbrances, subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any capital stock of the Borrower, except for the pledge of Borrower's common stock to Credit Agricole pursuant to the New Credit Agricole Loan Documents. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

     SECTION 3.15 SUBSIDIARIES AND OWNERSHIP OF STOCK. A true and correct list of all Subsidiaries of each Debtor is attached hereto as
Schedule 3.15, indicating, for each such Subsidiary (a) its true corporate or partnership name, and (b) its jurisdiction of organization, (c) the name of each record holder of all or any portion of its outstanding capital stock or other outstanding equity interests and the percentage of such capital stock or equity interest held by each such record holder, (d) whether such Subsidiary is active or inactive, and (e) whether or not it holds assets having a fair market value in excess of Five Hundred Thousand Dollars ($500,000). All of the outstanding capital stock of each such Subsidiary is validly issued, fully paid and nonassessable, and is free and clear of all Liens, except for Liens in favor of Lender and for the Liens in favor of Credit Agricole pursuant to the New Credit Agricole Loan Documents.

     SECTION 3.16 PROPERTIES AND ASSETS. Each of Borrower and each Subsidiary thereof has good and valid title to, or valid leasehold interests in, all of its assets and properties. Except for (a) as of the Effective Date, the nonstandard exceptions to the title assurances received by the Lender pursuant to Section 5.1(g) hereof and for the Lien of the Credit Agricole Loan Documents, and (b) thereafter Permitted Liens, there are no Liens on any Collateral. Without limiting the generality of the foregoing, the Debtors own, free and clear of all Liens (other than Permitted Liens) overlying groundwater rights and other Water Rights to receive water on the real property Collateral that are appurtenant to such real property Collateral.
Each Debtor has the right to, and does, enjoy peaceful and undisturbed possession under all leases under which it is leasing property. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default. Schedule 3.16 sets forth, with respect to Borrower and each Subsidiary of Borrower, as of the date of this Agreement, a complete and correct list of (a) each Patent and Trademark; (b) all tradenames under which such Person currently conducts, or has within the last five (5) years conducted, business;
(c) the addresses of all locations at which such Person conducts any portion of its business; (d) all real property owned or leased by such Person (as lessor or lessee) and indicating on which parcels such Person grows, or intends to grow, crops and the Borrower's Ranch number therefor; (e) all Investments of such Person, and (f) all insurance policies under which such Person is either a loss payee or an additional insured. Borrower has heretofore delivered to Lender a schedule of all Marketing Agreements to which any such Person is a party as of the date of this Agreement, including, with respect to each such Marketing Agreement, the names of the parties thereto, the crops and number of acres to which it applies, the term and payment terms thereof, the date by which such Marketing Agreement must be renewed or replaced by a new Marketing Agreement with the Grower party thereto with respect to the next succeeding crop cycle, and the percentage of the total units of produce projected to be sold by Borrower under Marketing Agreements during the fiscal year ending December 31, 1996 represented by such Marketing Agreement. Borrower's chief executive office and chief place of business is located at the address for notices set forth in Section 7.1 hereof.

     SECTION 3.17 PRESERVATION OF LENDER RIGHTS. The satisfaction (or the waiver by the Lender) of the condition set forth in Section 5.1(l) hereof shall not in any way impede, limit, impair or diminish (or constitute a waiver of, or forbearance with respect to) any Debtor's obligations or the Lender's rights and remedies under any New Hancock Loan Document, or otherwise estop in any way the Lender from exercising or enforcing such obligations, rights, and remedies, even if (for example) any Debtor's future compliance with (or performance of) such Debtor's obligations under (a) any New Hancock Loan Document may result in (or otherwise cause or lead to) a default under any new Credit Agricole Loan Document, or (b) any New Credit Agricole Loan Document may result in (or otherwise cause or lead to) a default under any New Hancock Loan Document. Notwithstanding anything to the contrary expressed or implied herein, this Section 3.17 shall be deemed renewed and remade continuously at and as of each date after the Effective Date.

     SECTION 3.18 NO SIDE AGREEMENTS. There are no agreements, understandings, or arrangements of any kind, oral or written, between, among, or binding upon any of Cadiz, Borrower, any of Borrower's Subsidiaries, or any Affiliate of any such Person, on the one hand, and Credit Agricole, Zenith, LSL Biotechnologies, Inc., The Irvine Company, Howard P. Marguleas, any other former shareholder of Old SWII, the entities whose consent is required in Section 5.1(t) hereof, Bank of Scotland, any past or present member of the Unsecured Creditors' Committee, or any Affiliate of any such Person, on the other hand, which have not been fully disclosed by Borrower to Lender (including by delivery of copies of all relevant writings) or are not a matter of public record.

                               ARTICLE 4
                               COVENANTS

          The Borrower agrees that, from and including the Effective Date and for so long thereafter as any amount owed hereunder or under the New Hancock Loan remains unpaid:

     SECTION 4.1 INFORMATION. The Borrower shall deliver or cause to be delivered to the Lender:

     (a) No later than December 1 of each year, (i) a final Business Plan for the Fiscal Year ending December 31 of the following calendar year, (A)(I) based on the then current Business Plan, revised to take into account anticipated asset Dispositions, abandonments, new plantings and other known changes, (II) including any then available operating budgets for such succeeding Fiscal Year, (III) reflecting estimated maximum expenditures during such succeeding Fiscal Year in respect of Grower Advances, land leases and long term contracts for the purchase of packaging materials, chemicals and other supplies, based on then current contract negotiations, and (IV) explaining in reasonable detail all variances from the then current Business Plan, and (B) certified by the Chief Financial Officer of Borrower as having been (I) approved by Borrower's Board of Directors in final form, (II) prepared on the basis of reasonable assumptions and (III) representing the good faith opinion of the Chief Executive Officer and the Chief Financial Officer of Borrower, at the time of delivery thereof to Lender, as to the course of business of Borrower during the period covered thereby; and (ii) a final crop development plan for the Fiscal Year ending December 31 of the following calendar year, in form and substance reasonably satisfactory to Lender, based on the then current Crop Development Plan, (A) revised to take into account asset sales, abandonments, new plantings and other known changes, and (B) explaining in reasonable detail all variances from the then current Crop Development Plan;

     (b) On June 1 and September 15 of each year commencing 1997, a reforecast of Borrower's projected results for the Fiscal Year ending December 31 of such year, including a comparison to the projections included in the then current Business Plan;

     (c) As soon as reasonably practicable but in any event within one hundred and nine (109) days after the end of each Fiscal Year, consolidated balance sheets in reasonable detail of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, of cash flows and of stockholders' equity for such Fiscal Year, setting forth, in each case, in comparative form the figures for the previous Fiscal Year, all in reasonable detail and audited (for Fiscal Years 1997 and thereafter without Qualification) on by a firm of independent public accountants of nationally recognized standing selected by the Borrower and reasonably approved by the Lender;

     (d) As soon as reasonably practicable but in any event within one hundred and nine (109) days after the end of each Fiscal Year, a consolidating balance sheet in reasonable detail of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidating statement of operations for such Fiscal Year, all certified by the Chief Financial Officer of the Borrower as having been used in connection with the preparation of the financial statements referred to in paragraph (a) of this Section 4.1, and all in reasonable detail and audited (for Fiscal Years 1997 and thereafter without Qualification) on by a firm of independent public accountants of nationally recognized standing selected by the Borrower and reasonably approved by the Lender;

     (e)  [RESERVED]

     (f) (i) With respect to each of the fiscal months of Borrower ending on or before the first (1st) anniversary of the Effective Date (other than the last fiscal month of Borrower's Fiscal Year): (A) as soon as available and in any event within thirty (30) days after the end of each such month, monthly and year to date financial statements, prepared in a manner consistent with those delivered by the Debtors during the year immediately preceding the Effective Date, (B) as soon as available and in any event within sixty (60) days after the end of each month, monthly and year to date financial statements, (I) prepared in accordance with GAAP as applied in the preparation of the balance sheets referred to in Section 5.1(p) hereof (subject to normal year end adjustments) and so certified by Borrower's Chief Financial Officer, and (II) prepared in accordance with GAAP, and so certified by Borrower's Chief Financial Officer; and (ii) with respect to each of Borrower's fiscal months ending after the first (1st) anniversary of the Effective Date (other than the last fiscal month of a Fiscal
Year), as soon as available and in any event within thirty (30) days after the end of each such month monthly and year to date financial statements, prepared in accordance with GAAP and so certified by Borrower's Chief Financial Officer; all such financial statements, whether delivered pursuant to clause (i) or clause (ii) of this subsection (f) shall include profit and loss statements and a balance sheet of Borrower and its Subsidiaries, on a Consolidated Basis, as of the end of such month, together with a comparison and reconciliation of Borrower's actual performance for such month to the then current Business Plan;

     (g) Simultaneously with the delivery of each set of financial statements referred to in paragraphs (c) or (d) of this Section 4.1, an Officer's Certificate (i) setting forth in reasonable detail such calculations as are required to establish whether the Borrower was in compliance with the requirements of Section 4.12 on the date or for the period, as the case may be, of such financial statements, (ii) stating whether on the date of such certificate any Default or Event of Default had occurred and, if so whether such Default or Event of Default was continuing, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto, (iii) stating whether, to the knowledge of such Responsible Officer, since the date of the most recent previous delivery of financial statements pursuant to paragraphs (c) or (d) of this
Section 4.1, there has been any Material Adverse Event.

     (h) Simultaneously with the delivery of each set of financial statements referred to in paragraph (c) of this Section 4.1, a statement of the firm of independent public accountants that reported on such statements (i) stating that their audit examination has included a review of the terms of this Credit Agreement and the New Hancock Note as they relate to financial or accounting matters; (ii) stating whether anything has come to their attention to cause them to believe that on the date of such statements any Default or Event of Default had occurred and was continuing and (iii) confirming the calculations set forth in the Officer's Certificate delivered simultaneously therewith pursuant to subsection (g) of this Section 4.1; provided, however, that this Section 4.1(h) will not require any such statement by such firm of independent public accountants to be furnished or delivered to the extent nationally recognized firms of independent public accountants are not then providing such statements in the ordinary course of their business on behalf of their clients which have borrowed money pursuant to loan or credit agreements;

     (i) Forthwith upon (but no later than two (2) Business Days after) any Responsible Officer of the Borrower confirming the occurrence of any of the following, an Officer's Certificate of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto and including a copy of all written communications received from or sent to other Persons with respect thereto:

                (i) a Default or an Event of Default;

               (ii) any failure or alleged failure of any Debtor to comply with any Environmental Law, or any notice of inquiry or investigation with respect thereto;

              (iii) any litigation or proceeding which may exist at any time in which the amount involved exceeds One Hundred Thousand Dollars ($100,000), or in which injunctive or similar relief is sought (A) between any Debtor and any Governmental Body, or
     (B) affecting the Collateral;

               (iv) any claim exceeding One Hundred Thousand Dollars ($100,000) made under any insurance policy with respect to the Collateral; and

                (v) any proposed amendment, modification or supplement to the partnership agreement, articles of incorporation, corporate charter or bylaws of any Debtor at least fifteen (15) days prior to the proposed effectuation thereof by the partners or shareholders.

     (j) Promptly upon the delivery to the shareholder of the Borrower, copies of all final financial statements and related reports so delivered;

     (k) Promptly after the filing or receipt thereof, copies of all reports (including annual reports) and notices that Borrower or any Subsidiary of Borrower files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible after Borrower or any Subsidiary of Borrower knows or has reason to know that any actual or potential violation, Reportable Event or Prohibited Transaction has occurred with respect to any ERISA Plan, or that the PBGC or either Borrower or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any ERISA Plan, a certificate of the Chief Executive Officer setting forth details as to such Reportable Event or Prohibited Transaction or ERISA Plan termination and the action Borrower proposes to take with respect thereto;

     (l) Promptly upon receipt thereof, copies of each report submitted to the Board of Directors (or the Audit Committee thereof) of any Debtor by independent public accountants in connection with any annual, interim or special audit made by them of the consolidated financial statements of such Debtor and its Subsidiaries, including, without limitation, each report submitted to the Board of Directors (or the Audit Committee thereof) of the Borrower concerning the Borrower's accounting practices and systems and any final "management letter" submitted by such accountants to management in connection with the annual audit of the Borrower and its Subsidiaries;

     (m) Promptly upon execution thereof, a copy of each amendment to or modification or waiver of, any instrument evidencing Debt for borrowed money, Capital Leases or letters of credit of any Debtor showing the computation of compliance by the Debtor with the requirements of such documents, together with a certificate from a Responsible Officer of the Borrower to the effect that such modification, amendment or waiver does not violate any of the terms of any of the New Hancock Loan Documents;

     (n) As soon as reasonably practicable after the end of each Fiscal Year and in any event within thirty (30) days of the end of each Fiscal Year, an Officer's Certificate identifying each Short Term Spot Market Water Sale that occurred during the prior Fiscal Year, the volume of water subject thereto, the buyer, the consideration received therefor, the relevant water district, and the basis upon which such water was determined to be Excess Water;

     (o) As soon as possible and in any event within two (2) Business Days after the Borrower knows or has reason to know thereof, notice of any Material Adverse Event, and at the time of release thereof copies of all press releases of any Debtor or Cadiz concerning any Material Adverse Event;

     (p) Not later than December 1 of any calendar year, any new, modified or updated versions of the plans specified in Section
5.1(k)(ii) hereof, in such form and including such information as Lender may reasonably request;

     (q) Promptly following each (i) allocation or reallocation of costs or other amounts under the Cadiz Services Agreement, (ii) determination of any amount payable to or by Borrower under the Tax Sharing Agreement, or (iii) determination of the annual rent payable under the Cadiz Lease, notice thereof;

     (r) No later than October 25, 1996, audited financial statements of Old SWII and its Subsidiaries for each of the fiscal years of Debtors ended December 31, 1994 and 1995, certified by Deloitte & Touche LLP or other independent accountants selected by Borrower and reasonably acceptable to Lender;

     (s) A copy of such documents, reports, statements or other communications that any Debtor or Cadiz is obligated to deliver (and has delivered) to Credit Agricole pursuant to the New Credit Agricole Loan Documents or the Cadiz Agreement (as such term is defined therein).

     (t) Promptly following each payment of Excess Cash (as defined under the New Credit Agricole Agreement), such calculation and information as may be reasonably required to enable the Lender to confirm the correctness of the amount thereof and such other information as the Lender may reasonably require related thereto;

     (u) No later than two (2) Business Days prior to effecting any payment from the Unsecured Claims Disbursement Account, notice of the amount to be so paid, together with evidence, reasonably satisfactory to Lender, that sufficient funds (i) have been made available to Borrower by Cadiz from the Unsecured Claims Reserve Account, as a Capital Contribution, and (ii) are held in the Unsecured Claims Disbursement Account, to effect such payment; and

     (v) From time to time such additional information as the Lender may reasonably request regarding the Condition of the Debtors, the Collateral, the Business Plan, the Crop Development Plan or any reports or other information that the Borrower is required to produce elsewhere under this Credit Agreement.

     SECTION 4.2 PAYMENT OF OBLIGATIONS. Except as expressly prohibited by this Credit Agreement (it being agreed that no such exception to performance shall apply to repayment of the New Hancock Loan and other amounts owing under the New Hancock Loan Documents), each Debtor shall pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities (excluding any obligation to pay any Debt), including, without limitation (a) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in any such case, if unpaid, might by Law give rise to a Lien upon any of such Debtor's property or assets, and (b) all taxes, assessments and governmental charges or levies imposed upon it or upon such Debtor's property or assets; and (c) all claims which, if unpaid, might by Law become a Lien upon such Debtor's property or assets; provided, however, that no Debtor shall be required to pay or discharge any such obligations, liabilities, taxes, assessments, charges, claims, demands or levies referred to in clause (a), (b) or (c) of this Section 4.2 if the same (i) are the subject of a Good Faith Contest, and (ii) have not resulted in or caused the attachment and subsequent enforcement of any Lien with respect thereto or any event which would permit (after notice or lapse of time or both) the acceleration of the maturity of any such obligations or liabilities. Nothing contained in this
Section 4.2 shall diminish any obligations that any Debtor may have under Section 4.21 hereof or elsewhere hereunder.

     SECTION 4.3    MAINTENANCE AND PRESERVATION OF COLLATERAL.

     (a) The Debtors and their Subsidiaries shall at all times maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept, their respective property (including, without limitation, the Collateral) in compliance with (subject to
Section 4.21 hereof) all Laws (including, without limitation, Environmental Laws), in good repair, working order and condition, and from time to time shall make, or cause to be made, all repairs, renewals, replacements, extensions, additions, betterments and improvements to their respective property as are needed and proper, so that the business carried on in connection therewith may be conducted properly and efficiently at all times; provided, however, that the foregoing shall not prevent any Debtor or any Subsidiary thereof from making a Disposition of any property (other than Collateral) in the ordinary course of business if in the reasonable opinion of the Borrower, such Disposition is in the reasonable best interest of such Debtor or such Subsidiary.

     (b)  In addition to, and not in derogation of, the provisions of
Section 4.3(a) above, but subject to Section 4.24 hereof, the Debtors and their Subsidiaries shall with respect to the Collateral:

                (i) properly care for and keep all of the Collateral including buildings, structures, fixtures and other improvements at all times in good condition and repair (except if the failure to do so may be cured or rectified at an aggregate out of pocket cost not exceeding Two Hundred Fifty Thousand Dollars ($250,000), free (in all material respects) of dry rot, fungus, termites, beetles, and all other wood boring, wood eating and other harmful or destructive insects;

               (ii) except for Short Term Spot Market Water Sales permitted hereunder, preserve and protect all Water Rights (including, without limitation, rights to irrigation water), and in all material respects any irrigation item and equipment, and properly lubricate, service and care for such equipment or item so as to prevent undue wear and tear on such equipment or item; and without limiting the foregoing, Borrower shall cause an appropriately completed Form 7 2181 to be filed with the Arvin
     Edison Water Storage District within thirty (30) days after the Effective Date.

              (iii) except for mobile equipment moved from time to time in the ordinary course of business to another location in the State of California for a period not to exceed (in any one instance) ninety (90) days, not remove from the real property Collateral, demolish, or in any material respect impair or alter (except such alterations as may be required by Law) any buildings, structures, fixtures, equipment, fence, canal, well or other material improvement now or hereafter situated on the Collateral;

               (iv) complete promptly and in good and workmanlike manner any building or other improvement which may be constructed on (or constituting a part of) the Collateral and promptly restore in like manner any building or other improvement which may be damaged or destroyed thereon, and pay when due all claims for labor performed and materials furnished therefor;

                (v) subject to Section 4.21 hereof, comply with all Laws now or hereafter affecting the Collateral or requiring any alterations or improvements to be made thereon, including but not limited to those relating to conservation, environmental protection, pollution, health and safety, building and zoning, or special assessments of the Collateral as farmland;

               (vi) not commit or permit any waste or deterioration of the Collateral, including, without limitation, any waste or deterioration associated with Hazardous Materials except for waste or deterioration that may be cured or rectified at an aggregate out of pocket cost not exceeding Two Hundred Fifty
     Thousand Dollars ($250,000);

              (vii) not commit, suffer or permit any act to be done in or upon the Collateral that will damage or cause the Collateral or any portion thereof to depreciate in value or (subject to Section
     4.21 hereof) violate any Law except for damage, depreciation or violations of Law that may be cured or rectified at an aggregate out of pocket cost not exceeding Two Hundred Fifty Thousand
     Dollars ($250,000);

             (viii) plant, cultivate, irrigate, fertilize, fumigate, spray, prune, harvest and otherwise employ proper farming, husbandry and/or ranching practices and do any other act or acts all in a timely and proper manner, which, from the character or use of the Collateral, is or are necessary to protect and preserve the Collateral and which is or are in accordance with the best standards practiced by others engaged in similar operations, the specific enumerations herein not excluding the general;

               (ix) not use the Collateral for any purpose other than for purposes consistent with Section 4.6 hereof;

                (x) not cut, remove, replace, graft, bud or otherwise alter any trees or plantings, except in the ordinary course of business consistent with Section 4.6 hereof;

               (xi) not permit oil, gas or mineral explorations, operations or related activities on any Collateral;

              (xii) except for Short Term Spot Market Water Sales, not form or enter into any agreement with any water or drainage district or similar district or agency or water company, or terminate (or allow to be terminated) or amend (or allow to be amended) any existing agreements pertaining to any such district, agency or company without the prior written consent of the Lender, which consent the Lender may withhold, deny or delay in its complete absolute discretion;

             (xiii) use all diligence by the best means known for the controlling and curing of pests and diseases which hinder and menace permanent, row or growing crops, vines, plants or trees, and use all required means to rid the Collateral of same and keep the Collateral and the crops thereon free (in all material respects) from all types of weeds;

              (xiv) except to the extent (if any) specifically covered by, and specifically and expressly approved by the Lender in connection with the Lender's review of, the then current Crop Development Plan, maintain and preserve all the permanent crop plantings on any real property Collateral that have by the Effective Date reached the age and size necessary for full commercial production, in terms of the number, crop type and quality thereof as well as the volume and quality of the production therefrom, at no less than the levels thereof on the Effective Date; provided that to the extent consistent with prudent farming and ranching practices, the Debtors may replace such plantings with new ones for the same or different crops, of equivalent or better value, if (A) pursuant to (and consistent with) its most recent Crop Development Plan, or (B) with Lender's advance written approval;

               (xv) farm all real property Collateral containing permanent crops that have not by the Effective Date reached the age and size necessary for full commercial production so as to bring such permanent crops to commercial production in accordance with good farming and ranching practices and the Crop Development Plan; and

              (xvi) subject to Section 4.32 hereof, take all steps necessary to preserve, and (if necessary to preserve) to renew, extend or replace with equivalent policies (and make timely payments of premiums with respect to), the key man life insurance policies or any equivalent replacements thereof identified in
     Schedule 4.3(b)(xvi) regardless of whether the key man insured is or remains an employee of Borrower.

     SECTION 4.4    INSURANCE.     In addition to the insurance
described in Section 4.3(b)(xvi) hereof, the Borrower shall maintain, or cause to be maintained, in full force and effect, with such insurers, amounts, coverages and forms satisfactory to and approved by the Lender, insurance as follows:

     (a) REQUIRED INSURANCE COVERAGES AND LIMITS. The Borrower, at its own cost and expense and at all times during the term, shall carry and maintain or cause to be carried and maintained:

          (i)  CASUALTY INSURANCE    "all risk" property insurance on
     the Collateral, including, without limitation, flood insurance (to the extent any of the Collateral constituting facilities or buildings is located in flood zone A as designated by the Federal Emergency Management Agency or any successor agency), in an amount not less than the full replacement cost of the Collateral (without regard to depreciation);

          (ii) LIABILITY INSURANCE    comprehensive general liability
     (including, without limitation, blanket contractual, personal, injury, products/completed operations, independent contractors, sudden and accidental pollution liability for mobile equipment and broad form property damage) and automobile liability insurance applicable to the Collateral in such amounts as from time to time are usually carried by corporations similar to the Debtors and their Subsidiaries owning or leasing and operating similar properties in similar locations; provided that sudden and accidental pollution liability for mobile equipment shall be subject to availability on commercially practicable terms; and provided, further, that the Borrower shall be required to carry and maintain liability insurance applicable to the Collateral in a minimum amount of not less than Fifty Million Dollars ($50,000,000);

          (iii)     BUSINESS INTERRUPTION INSURANCE     business
     interruption insurance and/or loss of rental value insurance in amounts at least equal to those currently in effect, as reflected in the Insurance Summary, dated August 5, 1996, prepared by Aon Risk Services, Inc. of Northern California with respect to insurance coverages maintained by the Debtors and their Subsidiaries (the "Insurance Summary");

          (iv) DIRECTOR/OFFICER LIABILITY INSURANCE    directors' and
     officers' insurance, providing aggregate coverage for claims brought during the then current annual policy period in an amount no less than Five Million Dollars ($5,000,000);

          (v)  INSURANCE SUMMARY    insurance providing such other
     coverages, and in such amounts, as are reflected in the Insurance
     Summary;

          (vi) WORKER'S COMPENSATION    worker's compensation
     insurance with respect to employees of the Debtors and their Subsidiaries sufficient to meet the statutory requirements of the State of California; and

          (vii)     OTHER INSURANCE    such other insurance with
     respect to its property and business of such a nature, with such terms and in such amounts, as a prudent person would maintain with respect to similar properties and a similar business, and, in any event, each Debtor and each Subsidiary thereof shall maintain insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporation.

          All the foregoing insurance policies shall be subject to such deductible amounts and retention as are usual and customary for corporations similar to the Debtors and their Subsidiaries owning or leasing and operating similar properties, but in no event greater than reasonably acceptable to the Lender. In addition, the Debtors and their Subsidiaries shall require worker's compensation and liability coverage by contractors and major subcontractors at all times that any of the foregoing shall be performing services on the Collateral.

     (b) ADDITIONAL INSUREDS; LOSS PAYEES. All insurance hereunder shall name the Lender and such other parties as the Lender may designate as additional insureds as their respective interests may
appear (in the case of insurance required by clauses (a)(iii)   (iv),
to the extent permitted under applicable Law and available from the respective insurers). All insurance referred to in clause (a)(i) above (except with respect to Blythe Ranch) shall name the Lender as first loss payee. The Borrower shall effect all insurance provided for in this Section 4.4 with insurance companies legally qualified to issue insurance in California, reasonably acceptable to the Lender, and rated A8 or higher by AM Best's Insurance Reports. All such policies referred to in clauses (a)(i) and (a)(ii) and such other policies as to which the Lender is named as an additional insured or first loss payee, as the case may be, shall (A) provide that the same shall not be cancelled or terminated, nor shall there be any reduction in any limitation of liability, any increase in any deductible or co insurance or any exclusions added to the same, without at least thirty
(30) days' prior written notice (or ten (10) days' prior written notice in the case of non payment of premium or fraud) to each insured and each loss payee named therein, (B) provide for at least thirty
(30) days' prior written notice (or ten (10) days' prior written notice in the case of non payment of premium or fraud) to each insured and each loss payee named therein of the date on which such policies shall terminate by lapse of time if not renewed, (C) with respect to the insurance referred to in clause (a)(i) above, contain a breach of warranty clause providing that the respective interests of the Lender or any other additional insured or loss payee shall not be invalidated by any action or inaction of any Debtor or any other Person, (D) with respect to the insurance referred to in clause (a)(i) above insure the Lender and any other additional insured or loss payee regardless of any breach or violation by any Debtor or any other Person of any warranties, declarations, or conditions contained in the policies related to such insurance, (E) provide that the insurer thereunder waives all right of subrogation against the Lender and waives any right of set off or counterclaim and any other right of deduction whether by attachment or otherwise, (F) be primary without right of contribution from any other insurance carried by or on behalf of any Lender with respect to any interest in the Collateral, (G) provide that no Person other than the Borrower shall have any liability for any premiums with respect thereto and (H) include a cross liability endorsement providing that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. The Lender shall not, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.

     (c) CERTIFICATE. On or prior to the Effective Date, and thereafter not less than ten (10) days after the expiration dates of the expiring policies required pursuant to this Section 4.4, the Borrower shall deliver to the Lender certificates of insurance issued by the insurers thereunder or by an insurance broker authorized to bind such insurers evidencing the insurance maintained pursuant to this Section 4.4.

     (d) PERFORMANCE BY LENDER. In the event that any Debtor or Subsidiary thereof shall fail to maintain insurance as herein provided, the Lender may at its option, but without obligation, provide such insurance and, in such event, the Borrower shall, within ten (10) days after written demand from time to time, reimburse the Lender for the cost thereof, together with interest at the Default Rate on such cost from the date of payment of such cost to the date of reimbursement.

     (e) PROCEEDS. The amount collected under any such insurance policies maintained pursuant to this Section 4.4 shall be distributed or applied in accordance with the terms and provisions of the New
Hancock Security Documents.

     (f) SEPARATE INSURANCE OF LENDER. Nothing in this Section 4.4 shall be construed to prohibit the Lender from insuring at its own expense its interest in the Collateral or otherwise, and any insurance so maintained shall not provide for or result in a reduction of the coverage or the amounts payable under any of the insurance required to be maintained by any Debtor or Subsidiary thereof under this Section 4.4.

     (g) SEPARATE INSURANCE OF DEBTORS. No Debtor or Subsidiary thereof will obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 4.4, unless the Lender is the additional insured thereunder, with loss payable as provided herein. The Borrower shall immediately notify the Lender whenever any such separate insurance is obtained and shall deliver to the Lender the certificates evidencing the same. The Borrower shall furnish to the Lender information describing in reasonable detail the insurance maintained by the Debtors and their Subsidiaries not later than thirty (30) days after the effective date with respect to each policy of such insurance.

     SECTION 4.5    INSPECTION OF PROPERTY, BOOKS AND RECORDS.

     (a) The Debtors and their respective Subsidiaries shall permit representatives of the Lender (including, without limitation, any accounting firm, legal counsel, consultant or other professional advisor to the Lender), at the reasonable expense of the Borrower if prior to the occurrence and continuation of any Default or Event of Default, and otherwise at the expense of Borrower, to visit, inspect and investigate (including, without limitation, if without unreasonable interference with the Debtors' and their Subsidiaries' ordinary business operations and subject to such reasonable procedures as the Borrower may set forth, by testing, drilling, coring, or other physical invasion or alteration of the Collateral) any of their respective properties (whether Collateral or otherwise), to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, to assess the Borrower's Condition and compliance with the New Hancock Loan Documents (including, without limitation, Section 4.3 hereof), to ascertain compliance with Environmental Laws and other Laws and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees, legal counsel and independent public accountants, all at such reasonable times and as often as may reasonably be desired, upon reasonable advance notice to the Borrower. This Section 4.5 shall constitute (without further act of any Person) the Borrower's irrevocable authorization and direction to the aforementioned directors, officers, employees, legal counsel, consultants and independent public accountants to provide such records to such representatives of the Lender and to discuss such affairs, finances and accounts with such representatives of the Lender.

     (b) The Debtors and their Subsidiaries shall make and keep proper books, records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, including, without limitation, their respective transactions and Dispositions of their respective assets, and each shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Lender and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     SECTION 4.6    CONDUCT OF BUSINESS AND MAINTENANCE OF
SUBSIDIARIES.

     (a) Each Debtor and its Subsidiaries shall (i) continue to engage in business of the same general type as conducted by it on the Effective Date and other lines of business reasonably related thereto,
(ii) not engage, and shall not permit any of its respective Subsidiaries to engage, in any other business, and (iii) preserve, renew and keep in full force and effect its corporate or partnership existence and all material rights, privileges, licenses, permits and franchises necessary or desirable in the normal conduct of its business, including, without limitation, those required under PACA or the California Food and Agriculture Code. Without limiting the generality of the foregoing, each Debtor and its Subsidiaries shall maintain Marketing Agreements with each Grower for whom or which Borrower provides marketing services and keep in force, and diligently perform its obligations and enforce its rights under, all Marketing Agreements, including, without limitation, by all appropriate legal proceedings and without waiver or amendment except with Lender's prior written consent. Furthermore, by October 15, 1996, Borrower shall obtain the license required under PACA and referenced in Section 5.1(q) hereof and deliver a copy thereof to Lender.

     (b) Notwithstanding subsection (a) above, Borrower shall not (and shall not permit any Subsidiary of Borrower to) (i) make a Disposition of any shares of capital stock of any Subsidiary of Borrower (except for Permitted Liens), (ii) issue any shares of its capital stock or any other equity interests, (iii) issue warrants to purchase its capital stock or other equity interests or securities, or (iv) issue Debt instruments convertible into its capital stock or any other equity interest.

     (c) Borrower shall not create or acquire, or permit any Subsidiary of Borrower to create or acquire, any Subsidiary, or enter into or remain a party to, or permit any Subsidiary of Borrower to enter into or remain a party to, any Joint Venture, other than
(i) Joint Ventures consisting of partnerships existing as of the Effective Date and listed on Schedule 4.6(c), and (ii) Joint Ventures with Growers relating to the production and sale of row crops, entered into in the ordinary course or business and substantially in accordance with the Debtors' past practices.

     (d) The cash amount maintained by the Borrower in the Cash Account (as defined in the New Credit Agricole Credit Agreement) shall not exceed the greater of (i) the amount required to be maintained therein by the New Credit Agricole Credit Agreement, and (ii) the amount required by prudent cash management practices.

     SECTION 4.7    DEBT; DEBT REPAYMENTS AND CANCELLATIONS.

     (a) No Debtor shall incur, create, issue, assume, guarantee or in any manner or at any time become or remain liable for, contingently or otherwise in respect of, or suffer to exist, any (i) outstanding indebtedness aggregating at any one (1) time more than Twenty Five Million Dollars ($25,000,000) by any Debtor in the ordinary course of business to trade creditors and other Persons that does not constitute obligations for borrowed money or have a repayment term exceeding ninety (90) days; or (ii) Debt, except the following:

          (A) Debt outstanding under the New Hancock Obligations;

          (B) Debt the proceeds of which are used solely for payment of the purchase price of assets (other than renewals, replacements, extensions, additions, betterments, or improvements of Collateral) acquired by a Debtor after the Effective Date in an aggregate amount not exceeding in any Fiscal Year the lesser of (I) One Million Five Hundred Thousand Dollars ($1,500,000) and (II) the difference (if a positive number) between the total Capital Expenditures made by the Debtors in such Fiscal Year and the total of all Capital Expenditures made by the Debtors in such Fiscal Year on the Collateral;

          (C) The New Credit Agricole Obligations, provided that the principal amount thereof shall not exceed the principal amount thereof as of the Effective Date, as reduced from time to time by any payments of principal made thereon (but without limiting in any manner the provisions of Section 4.26) and subject to an increase, on a single occasion, in the amount of Two Million Dollars ($2,000,000) arising from Credit Agricole's making of the Re Advance (as such term is defined in the New Credit Agricole Credit Agreement) or

          (D) Debt that exists as of the Effective Date and is listed on Schedule 4.7 hereto; provided that the Plan does not require such Debt so listed to be paid upon or prior to the Effective Date, and the principal amount thereof shall not exceed the principal amount thereof as of the Effective Date, as reduced from time to time by any payments of principal made thereon (but without limiting in any manner the provisions of Section 4.26).

     (b) No Debtor shall cancel any claim or Debt owing to it, except for reasonable consideration and in the ordinary course of business, and for the settlement of intercompany accounts with the Borrower.

     SECTION 4.8 LIENS. No Debtor or Subsidiary thereof shall create, incur or permit to exist any Lien on any Collateral, except for Permitted Liens.

     SECTION 4.9    CONSOLIDATIONS, MERGERS, ACQUISITIONS AND
                    DISPOSITIONS OF ASSETS.

     (a) Borrower shall not merge (whether as the disappearing or the surviving Person) or consolidate with, or sell, assign, lease, or otherwise make a Disposition of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or permit any Subsidiary of Borrower to do so, except for a Disposition by Sun World Brands of its interest in American Sun Melon as a Pre Identified Asset in accordance with Section 4.24(b) hereof or for a Disposition that constitutes a Permitted Lien.

     (b) Neither Borrower nor any Subsidiary thereof shall acquire any fee interest in (i) any real property, or (ii) (except for Permitted Investments, or in the ordinary course of business) in any other asset or property.

     SECTION 4.10 FURTHER ASSURANCES. The Debtors and their Subsidiaries shall execute, deliver, record, register and file all such notices, statements and other documents and take such other steps, including but not limited to the amendment of the New Hancock Loan Documents and any Financing Statements prepared thereunder, as may be reasonably necessary or advisable, or that the Lender may reasonably request, to render fully valid and enforceable under all applicable Laws, the rights, Liens and priorities of the Lender with respect to all Collateral from time to time furnished under this Credit Agreement or any other New Hancock Loan Document or intended to be so furnished, or otherwise in order more fully to carry out the provisions and intentions of this Agreement, in each case in such form and at such times as shall be reasonably satisfactory to Lender.

     SECTION 4.11 RESTRICTED PAYMENTS. No Debtor and no Subsidiary thereof shall declare, set aside, make or permit any Restricted
Payment.

     SECTION 4.12 FINANCIAL COVENANTS. The Borrower shall do as follows:

     (a) Maintain, as of the last day of each fiscal year listed below, Working Capital in an amount equal to at least the amount set forth opposite such fiscal year:

                 FISCAL YEAR ENDING          MINIMUM WORKING CAPITAL

               December 31, 1996                      $35.2 million
               December 31, 1997                       34.5 million
               December 31, 1998                       34.4 million
               December 31, 1999                       34.1 million
               December 31, 2000                       34.0 million
               December 31, 2001                       36.0 million
               December 31, 2002                       36.0 million
               December 31, 2003                       36.0 million
               December 31, 2004                       36.0 million
               December 31, 2005 and thereafter        36.0 million

     (b) Maintain, as of the last day of each fiscal quarter listed below, Working Capital in an amount equal to at least the amount set forth opposite such fiscal quarter:

                FISCAL QUARTER ENDING        MINIMUM WORKING CAPITAL

               March 31 of any fiscal year            $25.0 million
               June 30 of any fiscal year              10.0 million
               September 30 of any fiscal year         27.0 million

     (c) Maintain, as of the last day of each fiscal year listed below, a ratio of Current Assets to Current Liabilities of not less than the ratio set forth opposite such fiscal year:

                 FISCAL YEAR ENDING               MINIMUM RATIO

               December 31, 1996                        3.16 to 1
               December 31, 1997                        3.06 to 1
               December 31, 1998                        2.93 to 1
               December 31, 1999                        2.72 to 1
               December 31, 2000                        2.67 to 1
               December 31, 2001                        2.71 to 1
               December 31, 2002                        2.71 to 1
               December 31, 2003                        2.71 to 1
               December 31, 2004                        2.71 to 1
               December 31, 2005 and thereafter         2.71 to 1

     (d) Maintain, as of the last day of each fiscal quarter listed below, a ratio of Current Assets to Current Liabilities of not less than the ratio set forth opposite such fiscal quarter:

                FISCAL QUARTER ENDING             MINIMUM RATIO

               March 31 of any fiscal year                  2.50 to 1
               June 30 of any fiscal year                   1.22 to 1
               September 30 of any fiscal year              2.30 to 1

     (e) Maintain, as of the last day of each fiscal year listed below, a Debt Service Coverage Ratio for such fiscal year of not less than the ratio set forth opposite such fiscal year:

                 FISCAL YEAR ENDING               MINIMUM RATIO

               December 31, 1996                        0.68 to 1
               December 31, 1997                        1.01 to 1
               December 31, 1998                        1.16 to 1
               December 31, 1999                        1.12 to 1
               December 31, 2000                        1.05 to 1
               December 31, 2001                        1.25 to 1
               December 31, 2002                        1.25 to 1
               December 31, 2003                        1.25 to 1
               December 31, 2004                        1.25 to 1
               December 31, 2005 and thereafter         1.25 to 1

     (f) Maintain, as of the last day of each fiscal year listed below, an Interest Coverage Ratio for such fiscal year of not less than the ratio set forth opposite such fiscal year:

                 FISCAL YEAR ENDING               MINIMUM RATIO

               December 31, 1996                        1.10 to 1
               December 31, 1997                        1.38 to 1
               December 31, 1998                        1.73 to 1
               December 31, 1999                        2.01 to 1
               December 31, 2000                        2.33 to 1
               December 31, 2001                        2.94 to 1
               December 31, 2002                        2.94 to 1
               December 31, 2003                        2.94 to 1
               December 31, 2004                        2.94 to 1
               December 31, 2005 and thereafter         2.94 to 1

     (g) Maintain, as of the last day of each fiscal year listed below, a ratio of (i) Debt as of the last day of such fiscal year to
(ii) EBITDA for such fiscal year, of not greater than the ratio set forth opposite such fiscal year:

                 FISCAL YEAR ENDING               MAXIMUM RATIO

               December 31, 1996                        8.69 to 1
               December 31, 1997                        6.81 to 1
               December 31, 1998                        5.42 to 1
               December 31, 1999                        4.54 to 1
               December 31, 2000                        3.85 to 1
               December 31, 2001                        2.99 to 1
               December 31, 2002                        2.99 to 1
               December 31, 2003                        2.99 to 1
               December 31, 2004                        2.99 to 1
               December 31, 2005 and thereafter         2.99 to 1

     (h) Maintain, as of the last day of each fiscal year listed below, a Tangible Net Worth of not less than the amount set forth below opposite such fiscal year:

                 FISCAL YEAR ENDING          MINIMUM TANGIBLE NET WORTH

               December 31, 1996                      $20.0 million
               December 31, 1997                       22.5 million
               December 31, 1998                       26.5 million
               December 31, 1999                       31.9 million
               December 31, 2000                       37.7 million
               December 31, 2001                       45.3 million
               December 31, 2002
               through December 31,
               2005 and thereafter             $45.3 million plus one hundred
                                               percent (100%) of the
                                               cumulative aggregate
                                               Net Income of Borrower
                                               for each fiscal year
                                               of Borrower beginning
                                               with and including
                                               fiscal year 2002.

     (i) Maintain, as of the end of each fiscal year of Borrower indicated below, a ratio of (i) Debt to (ii) Borrower's stockholder's equity, no greater than the ratio set forth below opposite such fiscal year:

                 FISCAL YEAR ENDING               MAXIMUM RATIO

               December 31, 1996                        5.76 to 1
               December 31, 1997                        4.59 to 1
               December 31, 1998                        3.53 to 1
               December 31, 1999                        2.84 to 1
               December 31, 2000                        2.21 to 1
               December 31, 2001                        1.66 to 1
               December 31, 2002                        1.66 to 1
               December 31, 2003                        1.66 to 1
               December 31, 2004                        1.66 to 1
               December 31, 2005 and thereafter         1.66 to 1

     (j) Borrower's compliance with the covenants contained in subsections (b) and (d) shall be determined as of the end of each fiscal quarter of Borrower indicated in the relevant Section, and Borrower's compliance with the covenants contained in subsections (a),
(c), and (e) through (i) shall be determined as of the end of each fiscal year of Borrower. For purposes of determining Borrower's compliance with any of subsections (e), (f) and (g) with respect to the fiscal year ending December 31, 1996, (i) all calculations shall be based on Borrower's and its Subsidiaries' operations for the entire calendar year 1996 determined on a Consolidated Basis, excluding (A) the effects of (I) the Acquisition and (II) the application of purchase accounting; and (B)(I) adequate protection payments made in such entities' bankruptcy cases and recorded as expenses on such entities' income statement, (II) professional fees paid in connection with such entities' bankruptcy cases, (III) (without duplication of amounts excluded under clause
(B)(I)) expenses recorded by such entities to reflect increases in liabilities relating to (X) interest accruals at contracted default rates and contractually reimbursable costs and expenses (including, without limitation, professional fees) incurred by third parties, and
(Y) adjudication or settlement of claims against such entities in amounts greater than the amount recorded by such entities for such claims on their financial statements, and (IV) income arising from the adjudication or settlement of claims against such entities in amounts less than the amounts recorded by such entities for such claims on their financial statements; and (C) interest expense for the period from January 1, 1996 through September 13, 1996 shall be deemed to be Eleven Million Two Hundred Twenty Seven Thousand Three Hundred Seventy Four Dollars ($11,227,374).

     SECTION 4.13   LIMITATIONS ON INVESTMENTS.  No Debtor or
Subsidiary thereof shall make or acquire any Investment in any Person, except Permitted Investments.

     SECTION 4.14 FISCAL YEAR; ACCOUNTING PRACTICES. The Borrower shall not (a) change its fiscal year from that set forth in the definition of Fiscal Year, or (b) except as may be required by reason of a change in GAAP, change the accounting principles and practices reflected in the financial statements referred to in Section 4.1(c) in any manner which would materially affect any accounting determination contemplated by this Credit Agreement.

     SECTION 4.15 AMENDMENT OF DEBT, CORPORATE AND OTHER DOCUMENTS. No Debtor or Subsidiary thereof shall without the prior written consent of the Lender, which consent the Lender may deny, withhold or delay in its sole and absolute discretion, permit or consent to any amendment, modification, supplement, waiver or termination of any of the following: (i) any of the documentation governing or relating to the New Credit Agricole Obligations, the New Credit Agricole Loan Documents or any other Debt permitted under Section 4.7, including, without limitation, any change to the definition of "Minimum Cash Balance" in the New Credit Agricole Credit Agreement that causes such Minimum Cash Balance definition to mean (currently or potentially) less than Thirty Five Million Dollars ($35,000,000) (if the Exception Ranch is not sold) or Thirty Four Million Six Hundred Ninety Thousand Dollars ($34,690,000) (if the Exception Ranch is sold); (ii) any Debtor or Debtor Subsidiary charter, certificate of incorporation, bylaws or any other constituent documents; (iii) any Crop Development Plan or Business Plan previously approved by Lender; (iv) the Cadiz Services Agreement; (v) the Tax Sharing Agreement; or (vi) the Cadiz Lease.

     SECTION 4.16   LEASES.   Except for the Cadiz Lease and for
leases of space (each lease for a term, including any extensions or renewals, not exceeding six (6) months) for the purpose of storing equipment, inventory and other personal property and if the aggregate rent due under all such leases in any Fiscal Year does not exceed One Hundred Thousand Dollars ($100,000), Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur, assume, or suffer to exist, any obligation (as lessee, license or otherwise) for the rental, hire or use of (a) any personal property, other than in the ordinary course of business; or (b) any real property, other than to replace land owned or leased as of the Effective Date (or land subsequently leased to replace such land in accordance with this Section 4.16) for the growing of row crops and provided that the then current Business Plan calls for such row crops to continue to be grown in quantities necessitating Borrower's entry into such replacement lease.

     SECTION 4.17   TRANSACTIONS WITH AFFILIATES.  No Debtor or
Subsidiary thereof shall, directly or indirectly, do any of the following:

     (a) Enter into or continue any transaction, including, without limitation, the Disposition of property or the rendering of any service, with any Affiliate (including, without limitation, Cadiz), or permit any Subsidiary of Borrower to enter into or continue any transaction, including, without limitation, the Disposition of property or the rendering of any service, with any Affiliate, except
(i) if otherwise not prohibited by this Credit Agreement and with an Affiliate that is (A) Borrower or a Subsidiary of Borrower, or (B) an Affiliate of Cadiz that owns ten percent (10%) or less of the outstanding voting securities of Cadiz (I) upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than those which would be obtainable in a comparable arm's length transaction with a Person not an Affiliate and (II) (except for the Cadiz Lease) in the ordinary course of Borrower's (or such Subsidiary's) business; or (ii) if such Affiliate is (A) Cadiz or a Subsidiary of Cadiz other than Borrower or any of its Subsidiaries, or (B) an Affiliate of Cadiz that owns more than ten percent (10%) of the outstanding voting securities of Cadiz: (X) pursuant to a Marketing Agreement upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than those which would be obtainable in a comparable arm's length transaction with a Person not an Affiliate, or (Y) in accordance with the Cadiz Services Agreement or the Tax Sharing Agreement.

     (b) Except in accordance with either the Cadiz Services Agreement, the Cadiz Lease or the Tax Sharing Agreement, permit, or permit any Subsidiary of Borrower to permit, Cadiz or any Affiliate of Cadiz other than Borrower or its Subsidiaries to (i) pay Borrower's or such Subsidiary's expenses; (ii) except to the extent expressly provided in the New Hancock Loan Documents or in the Cadiz Agreement (as defined in the New Credit Agricole Credit Agreement), guaranty Borrower's (or any Subsidiary's) obligations; or (iii) advance funds to Borrower or such Subsidiary, for the payment of expenses or otherwise; provided, however, that Cadiz may from time to time make Capital Contributions to Borrower (including, without limitation, in connection with the transfer of funds into the Unsecured Claims Reserve Account as required to comply with Cadiz's obligations under the Plan);

     (c) Act, or permit any Subsidiary of Borrower to act, as agent for Cadiz; or

     (d) Except in accordance with either the Cadiz Services Agreement, the Cadiz Lease or the Tax Sharing Agreement, take any action or permit any action to be taken on its behalf, or permit any Subsidiary of Borrower to take any action or permit any action to be taken on its behalf (or, in either such case, fail to take any action or cause any action to be taken on its behalf), if the effect of taking or not taking such action, as the case may be, could result in Borrower's being substantively consolidated in the estate of another Person in the event of a bankruptcy or insolvency of any such Person.

     SECTION 4.18 COMPLIANCE WITH ERISA. No Debtor or Subsidiary thereof shall create, sponsor, participate in, or otherwise incur any liabilities or obligations contingent or otherwise under any ERISA Plan, except those set forth in Schedule 4.18 hereto.

     SECTION 4.19 SALES AND LEASEBACKS. No Debtor or Subsidiary thereof shall enter into any arrangement or a series of arrangements with any Person or to which such Person is a party providing for the leasing by such Debtor or Subsidiary of any real property and/or personal property that constitutes a sale by such Debtor or Subsidiary to such Person (or an entity with which such Person has an interest, directly or indirectly, with such Person as investor or lender) to whom or which funds have been or are to be advanced by a lender, investor or any other Person on the security of such property or rental obligations of such Debtor or Subsidiary.

     SECTION 4.20 OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. No Debtor or Subsidiary thereof shall create, assume or otherwise cause or suffer to exist or to become effective any contractual restriction on the ability of such Debtor or Subsidiary to make payments in respect of any Debt or trade payable owed to the Borrower or any of its Subsidiaries (other than as permitted or required by any of the New Hancock Loan Documents, and other than contractual restrictions under the New Credit Agricole Loan Documents, and contractual restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Borrower so long as such contractual restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary of the Borrower).

     SECTION 4.21   COMPLIANCE WITH LAWS.

     (a) Each Debtor and Subsidiary thereof shall comply with all Laws (other than Environmental Laws, which are addressed separately in Section 4.21(b) herein) applicable to such Debtor or Subsidiary or the Collateral (including, without limitation, OSHA and other health and safety Laws), except for such Laws (i) the absence of compliance from which does not constitute a Material Adverse Event, or (ii) the compliance with which is the subject of a Good Faith Contest.

     (b) Each Debtor and Subsidiary thereof shall comply with all Environmental Laws applicable to such Debtor or Subsidiary or the Collateral, except for such Environmental Laws (i) the absence of compliance from which does not constitute a Material Adverse Event, or
(ii) the compliance with which is the subject of a Good Faith Contest, and during the pendency of such Good Faith Contest, (A) the condition of the Collateral shall not be in danger of worsening or of being forfeited, lost or otherwise made the subject of a Disposition;
(B) the Borrower shall have provided such additional security as the Lender may reasonably request or as may be required as part of such Good Faith Contest; and (C) the Lender shall not be subjected to any risk of loss or liability by reason of such Good Faith Contest.

     SECTION 4.22 AGRICULTURAL CONSULTANT REVIEW. The Lender shall have the right (at the Borrower's expense not to exceed Fifty Thousand Dollars ($50,000) a year if prior to the occurrence and continuation of a Default or an Event of Default, and otherwise at the Borrower's expense) to engage an agricultural consultant selected by the Lender to review annually each Crop Development Plan and the Debtors' compliance with this Credit Agreement, including, without limitation,
Section 4.1(a), Section 4.1 (b) and Section 4.3 hereof, and to prepare a written report of the results of such review.

     SECTION 4.23 SENIOR EXECUTIVE MANAGEMENT. Borrower shall employ at all times, as chief executive officer of Borrower, a person having experience in the management of companies engaged in agriculture and in marketing activities such as those currently engaged in by Borrower. The chief executive officer shall have the chief executive authority for Borrower and each Subsidiary of Borrower. On and after the Effective Date, no individual who performs the duties and responsibilities customarily associated with the senior executive management of an entity comparable to the Borrower, including, without limitation, the Borrower's president, chief executive officer, chief operating officer and chief financial officer shall be (a) a past or present director, officer or shareholder of any Debtor or pre Effective Date predecessor thereof, or (b) elected or appointed to any of the aforementioned positions, or perform the duties and responsibilities customarily associated therewith.

     SECTION 4.24   LIMITATIONS ON DISPOSITIONS OF COLLATERAL.

     (a) Notwithstanding anything to the contrary express or implied herein, but subject to the express terms of subsections (b), (c), (d) and (e) of this Section 4.24, none of the Collateral shall be the subject of any Disposition (except for Permitted Liens, leases expressly permitted under Section 4.16 hereof and licenses of Patents, Trademarks and Copyrights to third parties in the ordinary course of business on commercially reasonable terms) without the Lender's prior written consent, which consent the Lender may in its sole and absolute discretion deny, withhold or delay.

     (b) Pre Identified Assets may be the subject of a third party sale by the Borrower, through a third party escrow and entirely for cash, without the prior written consent of the Lender, provided that:

                        (i) Lender must receive directly from the sale escrow concurrently with the closing thereof, as a Mandatory Prepayment pursuant to Section 2.12 hereof, in cash free and clear of all Liens, the Net Sales Proceeds resulting from such sale, provided that such Net Sales Proceeds must not be less than the Minimum
     Release Price for the Pre Identified Asset in question.  Net
     Sales Proceeds in the foregoing sentence shall not include Crop
     Value, if any, or any sale transaction expense or cost properly and entirely allocable to Crop Value; provided, however that any such expense or cost which cannot be determined as properly and entirely allocable to either the sale of a Pre Identified Asset or the sale of the growing crops underlying the Crop Value shall be allocated based on the gross sales prices of the Pre
     Identified Asset and the Crop Value. "Crop Value" means, if growing crops are sold, the cash sales price for any growing crops (if any) on the Pre Identified Asset to be sold, if such sale and price for the growing crops is set forth in an arms' length, good faith written agreement between the Borrower and the buyer, and such price is readily distinguishable from the sales price for such Pre Identified Asset.

                       (ii) Not later than ten (10) Business Days prior to the proposed date of sale, the Lender shall have received an Officer's Certificate from the Borrower (with a copy of any written sale agreement pertaining to the Pre Identified Asset attached) stating:

               A. That the Borrower, acting in good faith in an arm's length transaction, has entered into the attached agreement, and that such agreement is a bona fide contract with a third party for the sale in cash of a specified Pre Identified Asset;

               B. That no Default or Event of Default occurred and is continuing, or if one exists, describing the nature and extent thereof;

               C.   The expected escrow closing date for such sale;

               D.   The gross sales price and anticipated Net Sales
               Proceeds;

               E. That such Pre Identified Asset to be sold constitutes a properly created parcel under the California Subdivision Map Act and implements local ordinances pursuant to a parcel or subdivision map, if applicable, and that any real property Collateral adjacent to the Pre Identified Asset to be sold shall also comply with such Act and ordinances and shall retain adequate access to a public street and utility easements, and attaching to such Certificate evidence satisfactory to the Lender of such compliance; and

               F. A computation of the Minimum Cash Balance (as such term is defined in the New Credit Agricole Credit
               Agreement) reflecting the proposed sale.

                      (iii) Each of the procedural requirements for a release of the Lender's Lien set forth in the applicable New Hancock
     Security Documents shall have been satisfied in all respects.

                       (iv) The Borrower must obtain the Lender's prior written consent to any sale of a Pre Identified Asset if, in connection with the sale of such Pre Identified Asset, (A) a Crop Value exists, and (B) such Crop Value is greater than one hundred and twenty percent (120%) of Funded Crop Costs. "Funded Crop Costs" means costs and expenses (except those that are or will or must be capitalized in accordance with GAAP by the Borrower) that are both directly attributable to the growing crops included in Crop
     Value and accounted for in the Borrower's books and records within any of the categories of Direct Expenses set forth in
     Schedule 4.24(b)(iv) hereto. Direct Expenses must be determined and accounted for in accordance with the pre Effective Date accounting and budget practices of the Debtors' predecessors during their bankruptcy (regardless of whether such practices conformed to GAAP).

     (c) Short Term Spot Market Water Sales shall not require any prior consent or approval of the Lender; provided, however, that the Lender shall receive from the Borrower at least ten (10) days' advance written notice thereof along with a copy of the proposed written agreement pertaining thereto, and no Default or Event of Default has occurred and is continuing when such notice is given or when any such Short Term Spot Market Water Sale is consummated.

     (d) The Borrower may renew or replace machinery, equipment and other tangible personal property constituting Personal Property Security with like property having a fair market value, useful life, utility and condition at least equal to that of such Personal Property Security so replaced (assuming Borrower's prior compliance with Section 4.3 hereof); provided that the Lender shall have a first priority Lien and security interest on and in any such replacement personal property.

     (e) Borrower may sell Blythe Ranch to a third party without the Lender's prior consent; provided that the net proceeds shall be applied by Credit Agricole, subject to the rights (if any) of Zenith to any net proceeds, against the principal then outstanding under the New Credit Agricole Obligations in accordance with the application rules set forth in Section 2.4.1(d) of the New Credit Agricole Credit Agreement, and then (after payment in full of the New Credit Agricole Obligations) to the extent of any remaining net proceeds and the Lender's receipt thereof, by the Lender.

     SECTION 4.25 EQUITY INFUSION. On or before the Effective Date, the Borrower shall cause Cadiz to contribute to the Borrower's equity a cash amount equal to not less than Fifteen Million Dollars ($15,000,000) (the "Equity Infusion"). Borrower shall use the Equity Infusion for general corporate purposes consistent with Section 4.6 hereof. The Borrower's use of such Equity Infusion shall be and remain subject to its obligations elsewhere hereunder, but otherwise substantially unrestricted by the Borrower's Debt or other obligations to other Persons, except as expressly provided in the New Credit Agricole Loan Documents.

     SECTION 4.26 NEW CREDIT AGRICOLE OBLIGATIONS. Notwithstanding anything to the contrary expressed or implied herein, except for payments of Excess Cash (as defined in the New Credit Agricole Credit Agreement) and of net proceeds from the sale of Blythe Ranch required to be made to Credit Agricole pursuant to the New Credit Agricole Credit Agreement, the Borrower shall not, under any circumstances, make any prepayment of amounts due on the New Credit Agricole Obligations unless and until the repayment of the New Hancock Loan in full occurs.

     SECTION 4.27 CHANGE OF CONTROL. No Change of Control shall occur for any reason, except as set forth below:

     (a) The Borrower shall, within two (2) Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give written notice of such Change of Control or Control Event to Lender unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 4.27. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay the New Hancock Note as described in section (c) of this Section 4.27 and shall be accompanied by the Officer's Certificate described in section (g) of this Section 4.27.

     (b) The Borrower shall not take any action that consummates or finalizes a Change of Control unless (i) at least thirty (30) days prior to such action, the Borrower shall have given to the Lender written notice containing and constituting an offer to prepay the New Hancock Note as described in section (c) of this Section 4.27, accompanied by the Officer's Certificate described in section (g) of this Section 4.27, and (ii) contemporaneously with such action, the Borrower prepays the New Hancock Note as required to be prepaid in accordance with this Section 4.27.

     (c) The offer to prepay the New Hancock Note contemplated by subsections (a) and (b) of this Section 4.27 shall be an offer to prepay, in accordance with and subject to this Section 4.27, the New Hancock Note on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by subsection (a) of this Section 4.27, such date shall be not less than thirty (30) days and not more than ninety (90) days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the thirtieth (30th) day after the date of such offer).

     (d) The Lender may accept the offer to prepay made pursuant to this Section 4.27 by causing a notice of such acceptance to be delivered to the Borrower at least ten (10) days prior to the Proposed Prepayment Date. A failure by the Lender to respond to an offer to prepay made pursuant to this Section 4.27 shall be deemed to constitute an acceptance of such offer by the Lender.

     (e)  Any prepayment of the New Hancock Note pursuant to this
Section 4.27 shall be at one hundred percent (100%) of the principal amount of the New Hancock Note, plus the Make Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such New Hancock Note accrued to the date of prepayment, plus any other amounts then due and payable under the New Hancock Loan Documents. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 4.27.

     (f) The obligation of the Borrower to prepay the New Hancock Note pursuant to the offer required by subsection (b) and accepted in accordance with subsection (d) of this Section 4.27 is subject to the occurrence of the Change of Control in respect of which such offer and acceptance shall have been made. In the event that such Change of Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be recalculated as of, and made on, the date on which such Change of Control occurs. The Borrower shall keep the Lender reasonably and timely informed of (i) any such deferral of the date of prepayment,
(ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Borrower that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 4.27 in respect of such Change of Control shall be deemed rescinded).

     (g)  The offer to prepay the New Hancock Note pursuant to this
Section 4.27 shall be accompanied by an Officer's Certificate dated the date of such offer, specifying: (i) the Proposed Prepayment Date;
(ii) that such offer is made pursuant to this Section 4.27; (iii) the estimated Make Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (iv) the interest that would be due on the New Hancock Note, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 4.27 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

     SECTION 4.28 E & Y CAUSES OF ACTION. Lender acknowledges that Borrower has assigned the Debtors' rights and interests in the E & Y Causes of Action to Credit Agricole pursuant to a written assignment. Notwithstanding anything to the contrary expressed or implied in such assignment, the Borrower and its Subsidiaries shall not pay or incur any material out of pocket cost, expense or other amount with respect to the E & Y Causes of Action.

     SECTION 4.29 INDEPENDENT BOARDS OF DIRECTORS. Borrower shall maintain at all times a Board of Directors (a) a majority of the members of which are "Independent" with the meaning that term as used in Section 3 of the New York Stock Exchange Listed Company Manual, and
(b) none of whom was or is at any time a director or shareholder of any Debtor or any Subsidiary of any Debtor. For purposes of this
Section 4.29, (a) Dwight Makins, current chair of the Board of Directors of Cadiz, shall be deemed independent, notwithstanding the foregoing sentence, but (b) no other individual who, at the time he or she becomes a director of Borrower or any of its Subsidiaries, is (or becomes) or has been a director or officer or other employee of Cadiz or any of its Affiliates (including Borrower and its Subsidiaries) shall be considered independent, and (c) no individual who, after becoming a director of Borrower or any of its Subsidiaries, becomes
(i) a director, officer or other employee of Cadiz or any of its Affiliates (other than Borrower and its Subsidiaries) or (ii) an officer or other employee of Borrower or any of its Subsidiaries, shall be considered independent.

     SECTION 4.30 CAPITAL EXPENDITURES. The Borrower shall make both (a) Capital Expenditures on or with respect to the Collateral in an aggregate amount of not less than (i) (for each calendar year through 1998) seventy percent (70%) of the sum of (A) all Capital Expenditures less (B) Capital Expenditures made on assets other than the Collateral or computer software in an aggregate amount of up to Two Hundred Fifty Thousand Dollars ($250,000), less (C) Capital Expenditures made on computer software up to an aggregate amount (from the Effective Date through calendar year 1998) of One Million Dollars ($1,000,000), (ii) (for calendar year 1999) seventy percent (70%) of the sum of (A) all Capital Expenditures less (B) Capital Expenditures made on assets other than the Collateral in an aggregate amount of up to Two Hundred Fifty Thousand Dollars ($250,000), and (iii) (for each calendar year after 1999) seventy five percent (75%) of the sum of (A) all Capital Expenditures less (B) Capital Expenditures made on assets other than the Collateral in an aggregate amount of up to Two Hundred Fifty Thousand Dollars ($250,000); and (b) Permanent Crop Capital Expenditures in an aggregate amount of not less than the amount specified for the corresponding calendar year as set forth in Schedule
4.30 hereto, except that such minimum amounts under (a) and (b) above shall be pro rated for the calendar year during which repayment in full of the New Hancock Loan occurs based on the number of days elapsed during such calendar year.

     SECTION 4.31 SWAPS AND SIMILAR ARRANGEMENTS. No Debtor shall enter into, or otherwise incur, or permit to exist, any obligation in respect of any interest rate or currency swap, collar, floor or cap or other similar agreement, whether or not such agreement would be accounted for as a hedging obligation under GAAP, or whether or not payments thereunder are to be made periodically or upon the happening of a contingency.

     SECTION 4.32 CERTAIN INSURANCE POLICIES. If, for any reason, on or before September 28, 1998, (a) Borrower is unable to obtain a continuation, extension or equivalent replacement of each of the two
(2) insurance policies issued by Aurora National Life Assurance Company and identified as Policy Nos. C 11634064L and C 11640005L (the "Aurora Policies") for a term extending until at least one (1) month after the Maturity Date, or (b) Borrower is able to do so, but (i) the first (1st) aggregate annual premiums for the Aurora Policies due for coverage after November 27, 1998 will exceed One Hundred Twenty Five Thousand Four Hundred and Seventy Two Dollars ($125,472) (the "Threshold Renewal Premium") and (ii) the average annual increase to such Threshold Renewal Premium for the remainder of the term of the New Hancock Loan will exceed Seventeen Thousand Five Dollars ($17,005), Borrower shall so notify Lender in writing on or before September 30, 1998, whereupon the following shall occur:

     (1) Borrower shall elect, by written notice to Lender delivered on or before October 30, 1998, either (A) (in lieu of obtaining a continuation, extension or equivalent replacement of the Aurora Policies) to pay to the Lender on November 27, 1998 a cash amount equal to the Threshold Renewal Premium, and on each subsequent November 27 thereafter a cash amount equal to the amounts set forth in
Schedule 4.32 hereto, or (B) to procure a continuation, extension or equivalent replacement of the Aurora Policies for such aggregate face amount as may be obtainable for the annual amounts otherwise payable by Borrower under (A) above. If, for any reason, Borrower fails to issue the written notice of election required under this subsection
(1), Borrower shall be deemed to have elected the choice described in clause (1)(A) above.

     (2) Borrower shall cause Aurora National Life Assurance Company (or any successor thereto) to pay directly to Lender any and all cash surrender value payable under the Aurora Policies upon any expiration or termination thereof.

          Provided that no Default or Event of Default has occurred and is continuing, Lender shall credit all payments received by Lender pursuant to this Section 4.32 against the principal due on the New Hancock Loan in the inverse order of maturity thereof (with no recalculation of the principal amortization schedule).

     SECTION 4.33 TITLE INSURANCE COMMITMENT. Borrower shall cause Chicago Title Insurance Company to perform all its obligations under the commitment letter referenced in Section 5.1(g) hereof, including, without limitation, its obligation to issue to Lender the endorsements and title policy referenced therein and to obtain the reinsurance referenced therein.

                               ARTICLE 5
                              CONDITIONS

     SECTION 5.1 LENDER'S CONDITIONS. The Lender's obligation hereunder to consummate the transactions contemplated hereby shall be, unless waived in writing by the Lender, subject to the satisfaction of the following conditions precedent:

     (a) Timely and full performance by the Debtors prior to or at the Effective Date of all of the agreements theretofore to be performed by them under, pursuant to or contemplated by the Plan or this Credit Agreement (including, without limitation, all requirements specified in Article 2 and in Section 4.28 hereof);

     (b) The accuracy of the Debtors' respective representations and warranties contained in the New Hancock Loan Documents and the Lender's receipt of (i) an Officer's Certificate to that effect dated the Effective Date executed by a Responsible Officer of the Borrower certifying that (A) no Default or Event of Default shall have occurred and be continuing or shall exist immediately following the Effective Date; (B) all representations and warranties set forth herein or in an any other New Hancock Loan Document (other than those that speak as of a specific date) are true and correct in all material respects on the Effective Date as if made on and as of the Effective Date; and (C) all other conditions precedent set forth in this Article V have been satisfied; and (ii) an Officer's Certificate of the Chief Executive Officer and Chief Financial Officer of Cadiz certifying that (A) no Default or Event of Default with respect to Cadiz or any of its Subsidiaries (other than Borrower and Borrower's Subsidiaries) shall have occurred and be continuing or shall exist immediately following the Effective Date; and (B) all representations and warranties of Cadiz set forth in the Cadiz Agreement or in any other New Hancock Loan Document (other than those that speak as of a specific date) executed and delivered by Cadiz are true and correct in all material respects on the Effective Date as if made on and as of the Effective Date.

     (c) The Lender's receipt, at the expense of the Borrower, of legal opinions, dated the Effective Date, in form and substance reasonably satisfactory to the Lender, from each of the following:

                    (i)   Tuttle & Taylor, as special counsel to the Lender;

                   (ii)   Miller & Holguin, as special counsel to Cadiz;

                  (iii)   Latham & Watkins, as special counsel to the Borrower;

                   (iv) Young Wooldridge, as special Water Rights counsel to the Lender; and

                        (v) Poms, Smith, Lande & Rose, as special Patents, Trademarks and Copyrights counsel to the Lender; and

          (vi) Stutman, Triester & Glatt (or other legal counsel satisfactory to Lender), as legal counsel to Howard P. Marguleas.

     (d) The Lender's receipt of (and in its sole and absolute discretion, complete satisfaction with) each of the New Hancock Loan Documents duly executed, acknowledged and delivered to the Lender by all parties thereto (other than the Lender), and without limiting the generality of the foregoing, the Borrower shall have executed the New Hancock Note in the aggregate amount of the Principal Amount payable to the Lender, as well as the New Hancock Security Documents;

     (e) The due filing or recordation of such New Hancock Loan Documents and such other documents, notices, filings or instruments as may be necessary or appropriate to establish and perfect, to the complete satisfaction of the Lender (acting in its sole and absolute discretion), the Lender's security interest and Lien on the Collateral with the priority thereof contemplated herein, including, without limitation, evidence that the Debtors have given all notices to, and obtained all consents of, third parties, with respect to the security interests to be created under the New Hancock Security Documents to the extent such notice and/or consent is necessary to create, perfect or maintain such security interests;

     (f) The Lender's receipt of (and in its sole and absolute discretion, complete satisfaction with) (i) evidence that the insurance contemplated in this Credit Agreement and the New Hancock Security Documents is in place; (ii) endorsements of all policies of insurance required to be maintained under the New Hancock Loan Documents, naming the Lender as loss payee or additional insured, as the case may be; and (iii) evidence that written notice of the security interest granted to the Lender in such policies of insurance has been given to the insurers as required to perfect such security interest under the UCC, and that such perfected security interest has a first priority with respect to the policies referred to in Section 4.3(b)(xvi) hereof;

     (g) The Lender's receipt of (and in its sole and absolute discretion, complete satisfaction with) four (4) pro forma CLTA Form
110.5 endorsements issued by Chicago Title Insurance Company to Title Policy Nos. 519396, 32757, D620713 and 6056267 and a pro forma ALTA Loan Policy (with ALTA Endorsement Form I coverage) re Blythe Ranch, along with a commitment letter from Chicago Title Insurance Company substantially in the form and substance of Schedule 5.1(g) hereof with such reinsurance to be issued, pursuant to ALTA Facultative Reinsurance Policies, as may be referenced in such letter or otherwise required by the Lender (acting in its sole and absolute discretion);

     (h) In the Lender's sole and absolute discretion, the Lender's complete satisfaction with the form and substance of the Plan, the Confirmation Order and the Final Order, and the implementation of the Plan as contemplated therein in accordance with the terms thereof, including, without limitation, (i) the termination of the DIP Facility and all letters of credit, security interests, mortgages and other Liens issued pursuant thereto or contemplated thereby, (ii) the satisfaction (or waiver by the Person or Persons entitled to the benefit thereof) of all conditions precedent to the occurrence of the Effective Date (including, without limitation, the consummation of each of the Acquisition and the Merger in accordance with the terms of the Plan), other than the conditions set forth herein; (iii) Cadiz's payment in full, as provided in the Plan, of the Three Million Dollars ($3,000,000) in aggregate payments to be made under the Plan to the holders of Interests in Classes 9 and 10 as defined in the Plan; (iv) Cadiz's funding of at least Fifteen Million Dollars ($15,000,000) into the Unsecured Claims Reserve Account or such lesser amount as Lender may agree to; (v) Cadiz's funding to Borrower, as a Capital Contribution, of an amount not less than the aggregate amount required to be paid under the Plan on the Effective Date in respect of Class 6 Claims (as defined in the Plan), which amount shall be free of Liens of Credit Agricole and any other Person; and (vi) if Borrower has reached a settlement with LSL Biotechnologies, Inc., documentation effecting the settlement by Borrower of its disputes with LSL Biotechnologies, Inc. on terms and conditions providing, among other things, for the release by LSL Biotechnologies, Inc. of all of its claims against Borrower and its Subsidiaries.

     (i) In the Lender's sole and absolute discretion, the Lender's complete satisfaction with all proceedings to be taken in connection with the transactions contemplated by this Credit Agreement and the other New Hancock Loan Documents and any documents incident to such transactions;

     (j) The Lender's receipt of (and in its sole and absolute discretion, complete satisfaction with) all documents or other evidence which it may reasonably have requested in connection with such transactions, including, without limitation, those set forth in
Schedule 5.1(j) hereof;

     (k) The Lender's receipt of (and in its sole and absolute discretion, complete satisfaction with): (i) Borrower's written plans for Capital Expenditures (including, without limitation, as a separate item, Permanent Crop Capital Expenditures) for the year ended December 31, 1996; and (ii) the Borrower's Crop Development Plan and its Business Plan (including, without limitation, asset Disposition and financial projections) for its 1996 Fiscal Year;

     (l) (i) The Lender's delivery to Borrower of written acknowledgement of the Lender's receipt of the New Credit Agricole Loan Documents and its complete satisfaction (acting in its sole and absolute discretion) with the terms and provisions of the New Credit Agricole Obligations and the New Credit Agricole Loan Documents, subject in any case to Section 3.17 hereof, and (ii) the Lender's receipt of a certificate from Credit Agricole, in form and substance reasonably satisfactory to Lender, confirming the satisfaction of, or Credit Agricole's waiver of, all conditions precedent to the full effectiveness of the New Credit Agricole Credit Agreement;

     (m) The Equity Infusion shall have been made upon the Effective Date, and no Material Adverse Event shall have occurred since December 31, 1995;

     (n) (i) The Lender's and Credit Agricole's mutual execution and delivery of the New Intercreditor Agreement, (ii) the recordations of Subordination Agreements, all of the foregoing completely satisfactory to the Lender acting in the Lender's sole and absolute discretion;

     (o) The Lender's receipt of the Hancock Cash Payment and all adequate protection and other payments owed to the Lender through and on the Effective Date by the Borrower and any other Debtors, including, without limitation, all net proceeds from the pre Effective Date sale of any Collateral, except for the fifteen percent (15%) portion of such net proceeds payable to Credit Agricole for sales of certain of the so called Pearson Properties.

     (p) Lender shall have received pro forma (i) balance sheets of Borrower and its Subsidiaries prepared on a Consolidated Basis and a consolidating basis, and (ii) a balance sheet of Cadiz and its Subsidiaries (including Borrower and Borrower's Subsidiaries), in each case (A) prepared on a Consolidated Basis and a purchase accounting basis as of the Effective Date and immediately after giving effect to the consummation of the Plan and of all transactions contemplated by the Plan to be consummated thereon (including, without limitation, the Acquisition and the Merger, all Capital Contributions to be made to Borrower by Cadiz on the Effective Date pursuant to the Plan, all payments to be made by the Borrower and its Subsidiaries or Cadiz on the Effective Date pursuant to the Plan, the payment of any tax liability arising by reason of, or otherwise in connection with, the Acquisition, and the restructuring of the pre petition claims of Lender and Credit Agricole as contemplated hereby; and (B) excluding
(I) any amounts remaining in the bankruptcy estates of the Borrower and its Subsidiaries and (II) any obligations that remain obligations of such estates, rather than of Borrower or any Subsidiary of Borrower; in each case (i) and (ii), together with a certification by the Chief Executive Officer and Chief Financial Officer of Borrower or Cadiz, as the case may be, to the effect that such pro forma balance sheets (x) are reasonably stated in light of the actual (to the extent available) or reasonably anticipated (to the extent that actual results are not available) yields and prices of crops as of the Effective Date and (y) have been prepared on a purchase accounting basis in accordance with GAAP, and have been reviewed by Price Waterhouse LLP, in connection with such accountants' standard procedures relating to the preparation of audited financial statements for Cadiz for the fiscal year ending March 31, 1997, and that such accountants have orally informed such officers that such pro forma balance sheets appear to have been properly prepared;

     (q) The Lender's complete satisfaction (acting in its sole and absolute discretion) that (i) no Material Adverse Event exists on (or shall exist immediately after) the Effective Date, (ii) all licenses that the Borrower and its Subsidiaries may need under PACA or the California Food and Agriculture Code, including, without limitation, "Producer Dealer" and "Processor" licenses issued by the California Department of Food and Agriculture, to operate their businesses in accordance with Section 4.6 hereof and otherwise to comply with this Credit Agreement are in full force and effect, including, without limitation, a written commitment from the United States Department of Agriculture, in form and substance acceptable to Lender, to issue to Borrower the license required under PACA to permit the marketing by Borrower of produce on behalf of Growers; and (iii) no Default or Event of Default shall exist immediately after the Effective Date.

     (r) The Borrower's payment in full of all costs and expenses arising out of or in connection with the New Hancock Loan Documents and/or the consummation of the transactions contemplated hereby on the Effective Date, including, without limitation, the out of pocket costs of the Lender for attorneys' or consultants' fees;

     (s) The Lender's complete satisfaction (acting in its sole and absolute discretion) with (i) the terms and conditions of the Cadiz Agreement, the Cadiz Services Agreement, the Cadiz Lease, the Tax Sharing Agreement and any agreement that Cadiz and any Debtor may enter into on or before the Effective Date, and (ii) the Borrower's compliance with Section 4.3(b)(xvi);

     (t) The Lender's receipt of (and in its sole and absolute discretion, complete satisfaction with) written evidence that (i) each of Cooperative Centrale Raiffeisen Boerenleenbank B.A. and Henry Ansbacher & Co., Limited has consented to Cadiz's performance of the actions to be taken by Cadiz or the Borrower (as the case may be) as contemplated by the Plan, the New Hancock Loan Documents and the New Credit Agricole Loan Documents, and (ii) all conditions to the Effective Date set forth in the New Credit Agricole Credit Agreement have been fulfilled to Credit Agricole's satisfaction or waived by Credit Agricole;

     (u) Lender's receipt of evidence, in form and substance reasonably acceptable to it, that as of July 31, 1996 and determined on a Consolidated Basis as if the Effective Date had occurred on such date (and, without limitation, reflecting Borrower's expenditure of all amounts required to obtain all bonds necessary to secure the issuance of all licenses, under PACA or other applicable Law, required for the conduct of Borrower's business), the total of all (i) cash (including all funds held in deposit or other accounts) of Debtors and their Subsidiaries and (ii) cash equivalent investments of Debtors and their Subsidiaries that qualify as Permitted Investments under this Credit Agreement was at least Five Million Dollars ($5,000,000);

     (v) The Lender's receipt of (and in its sole and absolute discretion, satisfaction with) the written releases necessary to effect the releases of Lender set forth in Schedule 5.1(v) hereof;

     (w)  An agreement setting forth the Minimum Release Price
Schedule shall have been executed and delivered by Borrower, Lender and Credit Agricole;

     (x) Borrower shall have delivered to Lender the set of policies and procedures, in form and substance acceptable to Lender, that will apply initially to Borrower's making of advances to Growers located outside the United States of America, including, among other things, separate aggregate dollar limits on cultural, packing and crossing advances.

     (y) Lender shall have received copies, certified by Borrower as true and complete copies of the originals thereof, of each assessment, report, study or other investigation, produced at any time after December 8, 1989 and prior to the Effective Date, regarding the actual, alleged or possible production, use, presence, treatment, storage, transportation, disposal, Release or threatened Release of any Hazardous Materials at, on or about any real property or personal property currently or formerly owned, leased or operated by Borrower or any Subsidiary of Borrower.

     (z) Lender shall have received the Water Rights Plans referred to in Section 4(e) of the Cadiz Agreement.

                               ARTICLE 6
                          EVENTS OF DEFAULTS

     SECTION 6.1 EVENTS OF DEFAULTS. The occurrence of any one or more of the following events, regardless of the reason therefor, shall constitute an "Event of Default" hereunder:

     (a)(i) The Borrower shall fail to pay when due any principal due on the New Hancock Loan or the New Hancock Note, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) any Debtor shall fail to pay on the due date thereof any other amounts owed by it (including, without limitation, any interest, Mandatory Prepayment, Make Whole Amount, fees, costs or expenses) under the New Hancock Note or the other New Hancock Loan Documents or (if no due date is specified) within ten (10) days after written demand therefor; or

     (b) The Borrower shall fail to observe or perform any of its covenants or obligations contained in Sections 4.1(f), 4.1(i)(i), 4.3(b)(ix), 4.3(b)(xi), 4.3(b)(xii), 4.3(b)(xvi), 4.4, 4.6 (except subsection (d) thereof), 4.7, 4.9, 4.11, 4.12, 4.15, 4.17, 4.18, 4.24,
4.25, 4.26, 4.27, 4.28, 4.29, 4.30, 4.31 or 4.32 inclusive; or

     (c) Any representation, warranty, certification or statement made in any of the New Hancock Loan Documents or in any certificate, financial statement or other document delivered pursuant thereto shall have been incorrect in any material respect when made (or deemed made); or

     (d) Any "default" or "event of default" under any New Credit Agricole Document, as in effect on the Effective Date (and irrespective of any waivers, consents, amendments, supplements or other modifications becoming effective thereafter except to the extent expressly consented to by the Lender), shall occur, or any default shall occur under any other Debt of the Borrower, if such other Debt individually or in the aggregate exceeds Two Hundred and Fifty Thousand Dollars ($250,000);

     (e) Except to the extent covered elsewhere in this Section 6.1, any Debtor shall fail to observe or perform any of its covenants or agreements contained in any of the New Hancock Loan Documents for fifteen (15) days after the earlier of (i) written notice from the Lender, and (ii) a Responsible Officer of any Debtor obtains knowledge of such failure; or

     (f) Any Debtor or Cadiz shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or thereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its general inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (g) An involuntary case or other proceeding shall be commenced against any Debtor or Cadiz seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Debtor or Cadiz under the federal bankruptcy laws as now or hereafter in effect; or

     (h) Any judgment or order shall be rendered against any Debtor for the payment of money in excess of Two Hundred and Fifty Thousand Dollars ($250,000) or which otherwise constitutes a Material Adverse Event, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (i) The failure of the Lender for any reason to hold and have a perfected security interest and Lien on the Collateral with an aggregate fair market value exceeding Twenty Five Thousand Dollars ($25,000) with the priority set forth herein for any reason whatsoever, except Lender's voluntary release of such security interest and Lien or Lender's failure to make a timely filing of a required UCC 2 Continuation Statement, or any Debtor or Cadiz shall so assert in writing; or

     (j) The filing or other commencement by Borrower, Cadiz or any Subsidiary of either of them of any adversary proceeding against the Lender or any of its Affiliates in respect of any matter arising out of or related to the New Hancock Loan Documents or the transactions contemplated by the New Hancock Loan Documents; or

     (k) Any material provision of any of the New Hancock Loan Documents or of the Cadiz Agreement shall, for any reason, cease to be valid, binding or enforceable as to any signatory thereof (other than the Lender), or any such signatory shall so assert in writing or shall deny that it has any further liability or obligation thereunder;

     (l) The failure by any Debtor to hold or obtain, or any loss, termination, expiration or suspension of, any business or other license, permit or other authorization that is issued by a Governmental Body and that is material to the continued ability of any Debtor to operate its business in an efficient or profitable manner consistent with Section 4.6 hereof, including, without limitation, any post Effective Date failure of the Debtors to keep in full force and effect the licenses described in Section 5.01(p) hereof; or

     (m) Cadiz shall fail to pay any amounts owed by Cadiz under the Cadiz Agreement to the Lender or to perform any other obligations owed by it thereunder to the Lender within two (2) Business Days of the due date thereof; or

     (n) Any of the following events occur or exist with respect to Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any ERISA Plan; (ii) any Reportable Event with respect to any ERISA Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any ERISA Plan or the termination of any ERISA Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any ERISA Plan, or the institution by the PBGC of any such proceedings; (v) the complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of a Multiemployer Plan; and in each any such case, such event or condition, together with all other events or conditions, if any, could in the opinion of Lender subject Borrower to any tax, penalty, or other liability to an ERISA Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed Fifty Thousand Dollars ($50,000.00); or

     (o) Any attachment, execution, garnishment, tax lien or any other Lien shall be issued against any property of Borrower or Cadiz or any of their respective Subsidiaries for an amount in excess of Two Hundred and Fifty Thousand Dollars ($250,000) and shall not be vacated, discharged, satisfied or stayed or bonded pending appeal within thirty (30) days after such issuance; or

     (p) Any amendment, modification, waiver or supplement of the Cadiz Agreement (as defined in the New Credit Agricole Credit
Agreement); or

      (q) The failure of the Lender to receive Net Sales Proceeds aggregating at least Five Million Dollars ($5,000,000) on or before the third (3d) anniversary of the Effective Date from the sale of Tier B Pre Identified Assets; or

      (r) The imposition by Credit Agricole of any material restrictions on the Cash Account (as defined in the New Credit Agricole Credit Agreement) or on the right of the Borrower to withdraw the monies therein for any use not in contravention of the New Credit Agricole Loan Documents; or

      (s) Borrower shall fail to observe or perform its covenants under Section 4.6(d) hereof for thirty (30) days after written notice of such failure from the Lender.

      SECTION 6.2 ACCELERATION. Upon the occurrence and continuance of any of the Events of Default set forth in subsections (f) or (g) of
Section 6.1, the entire New Hancock Loan shall automatically mature and become due and payable, together with interest accrued thereon, plus any Make Whole Amount or other premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Upon the occurrence and continuance of any of the Events of Default set forth in any subsection of Section 6.1 other than subsections (f) or (g), the Lender may at its option, by written notice or notices to the Borrower, declare the entire New Hancock Loan to be due and payable, together with interest accrued thereon, plus any Make Whole Amount or other premium, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived. Upon any acceleration of the New Hancock Loan under this Section 6.2, there shall become due and payable (and the Borrower shall pay), as compensation to the Lender for the loss of its investment opportunity and not as a penalty, a Make Whole Amount. The Borrower hereby acknowledges that its agreement to pay the Make Whole Amount if the New Hancock Loan is accelerated under this Section 6.2 was separately negotiated with the Lender, that the economic value of the various elements of this waiver and agreement was discussed, that the consideration given by the Borrower for the New Hancock Loan was adjusted to reflect the specific waiver and agreement negotiated between the Parties and contained herein, and that this waiver is intended to comply with California Civil Code Section 2954.10.

                               BORROWER'S INITIALS __________

      SECTION 6.3 REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default hereunder and the acceleration of the New Hancock Loan pursuant to Section 6.2 hereof, the Lender may, at its option, and in addition to all other rights and remedies available to the Lender, without further notice of the Borrower, do any one or more of the following:

              (i) Proceed to protect and enforce the rights, privileges and remedies granted to the Lender by this Credit Agreement or any other New Hancock Loan Document by such judicial proceedings as the Lender shall deem necessary or appropriate, either at law, in equity, in bankruptcy or otherwise, whether for specific enforcement of any covenant or agreement contained in the New Hancock Loan Documents, or in aid of the exercise of any right, power, privilege or remedy therein or herein granted;

             (ii) Foreclose or otherwise enforce the Lender's security interest or Lien on the Collateral in any manner permitted by Law, or provided for in any New Hancock Loan Document, and exercise at any time all rights and remedies of a secured party under the UCC or otherwise for any foreclosure of the Collateral under any judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right or remedy granted or otherwise available to the Lender hereunder, under the other New Hancock Loan Documents, or at law or in equity;

            (iii) Enter onto, and take possession of, any Collateral with or without judicial action;

             (iv) Prior to the Disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for Disposition in any manner, and to the extent the Lender deems appropriate and in connection with such preparation and Disposition, without charge, use any Patents, Trademarks and Copyrights, technical process, permit, approval, license, consent or governmental approval used or held by the Borrower or any other Debtor;

              (v) Demand, sue for, collect or receive any money or property at any time payable to or receivable by the Borrower on account of or in exchange for any part of the Collateral;

             (vi) Secure the appointment of a receiver without notice to the Borrower;

            (vii) Make a Disposition of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, without assumption of any credit risk, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine in its sole and absolute discretion and in light of the Lender's own best interest, with or without any previous demand on (or notice to) the Borrower or advertisement of any such sale or other
Disposition, and for the aforesaid purposes, all notice of sale, advertisement and demand and any right or equity of redemption otherwise required by, or available to the Borrower under Law, are hereby waived by the Borrower to the fullest extent permitted by Law; the power of sale hereunder shall not be exhausted by one or more sales, and the Lender may from time to time adjourn any sale to be made hereunder; the Lender or any other Person may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of the Borrower;
to the extent permitted by Law, the Borrower waives all claims, damages and demands against the Lender arising out of the repossession, retention or Disposition of the Collateral, except for claims based on the gross negligence or wilful misconduct of the Lender; and

           (viii) Take any other action and seek any other remedy available to a secured party under Law.

      The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and not alternative.

 SECTION 6.4 RESCISSION OF ACCELERATION. If (a) the outstanding principal amount of the New Hancock Note shall have become immediately due and payable, (b) no judgment or decree for any amounts so becoming due and payable shall have been entered, (c) all amounts of principal, Make Whole Amount, if any, and interest which shall have become due and payable in respect of all of the New Hancock Note (other than pursuant to any acceleration) shall have been paid in full, including interest on all overdue principal, the Make Whole Amount, if any, and (to the extent permitted by applicable Law) interest at the applicable rate or rates provided for in the Credit Agreement, (d) the Lender shall have been paid an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the Lender (including, without limitation, counsel fees and expenses), (e) all other obligations then due and owing by any Debtor shall have been paid in full, and (f) every other Event of Default shall have been remedied or waived to the satisfaction of the Lender (acting in its sole and absolute discretion), then the Lender may, by written notice or notices to the Borrower, rescind and annul any acceleration of the New Hancock Loan and its consequences, but no such rescission and annulment shall extend to, or affect, any subsequent Default or Event of Default or impair any right consequent thereon, or require the Lender to repay any interest, principal or Make Whole Amount actually paid as a result of such acceleration.
                                ARTICLE 7
                              MISCELLANEOUS

 SECTION 7.1 NOTICES. All notices, requests, demands and other communications to any Party under this Credit Agreement shall be in writing and shall be given to such Party at its address or telecopy number set forth in Schedule 7.1 hereto or such other address or telecopy number as such Party may hereafter specify for the purpose of notice to the Lender and the Borrower. Each such notice, request or other communication shall be effective if given (i) by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this
Section 7.1 and a confirmation report is produced by the sender's telecopier, (ii) by registered or certified mail, return receipt requested, seventy two (72) hours after such communication is deposited in the U.S. mails with postage prepaid, addressed as aforesaid, or (iii) by any other means (including, without limitation, reputable overnight courier service) when delivered at the address specified pursuant to this
Section 7.1.

 SECTION 7.2    NO WAIVERS.    No failure or delay by the Lender in
exercising any right, power or privilege under any New Hancock Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the New Hancock Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

 SECTION 7.3    EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION.

 (a) The Borrower shall pay (to the extent not included in the Principal Amount as of the Effective Date) all the Borrower's and the Lender's out of pocket costs, fees and expenses, including, without limitation, search fees; filing or recording taxes, fees and other charges; appraisal fees; title or other insurance fees; escrow charges; travel expenses; all reasonable fees, disbursements, and other charges of accountants, legal counsel, appraisers and other experts, consultants and professional advisors to the Lender (including, without limitation, Correia Xavier Incorporated, Hillen & Associates, Coopers & Lybrand, Tuttle & Taylor Incorporated, local counsel, foreign counsel, environmental counsel, special Patents, Trademarks and Copyrights counsel and special Water Rights counsel) arising out of or in connection with any of the following: (i) the Lender's consideration, negotiation, documentation, consummation, administration, monitoring or enforcement of this Credit Agreement and the other New Hancock Loan Documents (including, without limitation, such on going review or inspection of the Condition of the Debtors or the Collateral under Section 4.5 or otherwise as the Lender shall deem necessary); (ii) any waiver or consent or full or partial release of security thereunder or any amendment thereof or any Default or Event of Default or alleged Default or Event of Default thereunder; and (iii) any collection and other enforcement proceedings resulting therefrom. All amounts payable by the Borrower on the Effective Date pursuant to this Section 7.3 shall be paid by the Borrower within ten (10) days after written demand is made by the Lender therefor.

 (b)  In addition to the payment of expenses pursuant to Section
7.3(a), whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (with counsel reasonably acceptable to the Lender), indemnify, pay and hold harmless the Lender and the officers, directors, employees, representatives, agents and Affiliates of the Lender (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party (or a potential party thereto), whether direct, indirect or consequential and whether based on any Laws (including, without limitation, securities and commercial laws, statutes, rules or regulations and Environmental Laws), or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of the Collateral, this Credit Agreement or any other New Hancock Loan Document or the transactions contemplated hereby or thereby, including, without limitation, any transfer taxes, documentary taxes, assessment or charges (other than income and franchise taxes based on or measured by the net income of the Lender) made by any Governmental Body by reason of the execution and delivery of the New Hancock Loan Documents or the consummation of any of the transactions contemplated thereby, or Lender's agreement to make the New Hancock Loan hereunder (collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be determined by a final judgment of a court of competent jurisdiction to be unenforceable because it is violative of any Law or public policy, the Borrower shall contribute the maximum portion that the Borrower is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Neither the making of the New Hancock Loan hereunder nor the exercise of the rights or duties of the Lender shall impose, or be deemed to impose, on the Lender any liability to the Borrower or any other Person and the Lender shall not be deemed to be in control of the operations of the Borrower as a result of any action taken pursuant to or in connection with this Credit Agreement or other New Hancock Loan Document.

 (c) In furtherance and not in limitation of the foregoing, the indemnification, defense and reimbursement obligations of the Borrower contained in this Section 7.3 shall include, without limitation, and regardless of when discovered or incurred, all liabilities, losses, damages (including, without limitation, punitive and consequential damages), costs and expenses incurred by or alleged or assessed against the Lender as a result of any claim, order, directive, request for information, action, allegation, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive or consequential damage or expense (including reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), directly or indirectly resulting from, arising out of, or based upon (i) the presence, Release, use, handling, processing, recycling, treatment, manufacture, installation, generation, discharge, storage or disposal, at any time, of any Hazardous Materials at, on, under, in, from or about, or migrating to or from, any Collateral, or the transportation or disposal of any such Hazardous Materials to or from any Collateral, or (ii) the violation or alleged violation by any Debtor of any Law, Environmental Law, permit, judgment or license relating to the presence, handling, processing, recycling, treatment, use, generation, manufacture, installation, Release, discharge, storage or disposal, at any time, of Hazardous Materials at, on, under, in, from or about, or migrating to or from any Collateral, or the transportation or disposal of any such Hazardous Materials to or from any Collateral, which indemnity shall include, without limitation (A) any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, allegation, suit or proceeding for personal injury (including sickness, disease, death, pain or suffering), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, Release or other effect on the environment, and (B) the cost of any required or necessary repair, investigation, cleanup, treatment, remediation or detoxification of the Collateral and the preparation and implementation of any closure, disposal, remedial or other required reports or actions in connection with the Collateral. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence shall be determined in a final judgment of a court of competent jurisdiction to be unenforceable under Law, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under the applicable Law, to the payment and satisfaction of all indemnified liabilities incurred by the Lender.

 (d) The Borrower, for itself and on behalf of its successors and assigns, hereby waives, releases and forever discharges any now existing or hereafter created or arising right or claim against the Lender and its assigns for contribution, reimbursement, indemnity or other similar rights against the Lender and its successors and assigns in any way related to any Hazardous Materials at, on, under, in, from or about, or migrating to or from, any Collateral, or the transportation or disposal of any such Hazardous Materials to or from any Collateral, including, without limitation, any right to contribution that may exist in the Borrower's favor pursuant to CERCLA or any other similar Law or Environmental Law.

 (e) The Borrower hereby acknowledges and agrees that (i) the Lender is not now, and has not ever been, in control of the Collateral or of the Borrower's affairs; and (ii) the Lender does not have the capacity to influence the Borrower's conduct with respect to the ownership, operation or management of the Collateral.

 SECTION 7.4    AMENDMENTS AND WAIVERS.  Any provision of the New
Hancock Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by both the Debtor signatory thereto and the Lender.

 SECTION 7.5    SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

 This Credit Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Credit Agreement without the prior written consent of the Lender, which consent the Lender may deny, withhold or delay in the Lender's sole and absolute discretion.

 SECTION 7.6    GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

 (a) THIS CREDIT AGREEMENT, THE NEW HANCOCK NOTE AND ANY OTHER NEW HANCOCK LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD
TO ANY PRINCIPLES OF CONFLICTS OF LAW).

 (b) THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS IN THE STATE OF CALIFORNIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NEW HANCOCK LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH OF THE BORROWER AND THE LENDER AGREES THAT SUCH COURTS SHALL HAVE JURISDICTION FOR ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO ANY NEW HANCOCK LOAN DOCUMENT. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE PARTY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 7.1 IN ACCORDANCE WITH THE RULES OF THE COURT. NOTHING HEREIN SHALL ADVERSELY AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR THE COLLATERAL IN ANY OTHER JURISDICTION.

 (c)  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY
JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS CREDIT AGREEMENT OR ANY OTHER NEW HANCOCK LOAN DOCUMENT OR INSTRUMENT ATTACHED HERETO OR THERETO, REFERRED TO HEREIN OR THEREIN OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (ii) IN ANY WAY CONNECTED HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EACH PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY GOVERNMENTAL BODY AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE NEW HANCOCK LOAN TO THE BORROWER.

 LENDER'S INITIALS:         ;       BORROWER'S INITIALS:         .

 SECTION 7.7 EFFECTIVENESS. In addition to any other preconditions to effectiveness hereunder, this Credit Agreement shall become effective when the Lender shall have received counterparts hereof signed by the Parties hereto.

 SECTION 7.8 COLLATERAL. The security interests and Liens created by this Credit Agreement in the Collateral shall be and remain valid and perfected without the necessity that financing statements be filed, any deed of trust be recorded or any other action be taken under applicable Law to perfect the security interests or Liens granted hereby or thereby.

 SECTION 7.9 INDEPENDENCE OF COVENANTS. All covenants of the Borrower hereunder shall be given independent effect so that, if a particular action or condition is prohibited by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence or continuance of a Default or Event of Default if such action is taken or such condition exists.

 SECTION 7.10   SURVIVAL.  All covenants, agreements,
representations and warranties made by the Borrower in this Credit Agreement and in any certificates or other documents delivered pursuant to this Credit Agreement shall survive the making of the New Hancock Loan and the execution and delivery of the New Hancock Note, and shall continue in full force and effect until the New Hancock Loan in its entirety is repaid in full. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Borrower.

 SECTION 7.11 INCORPORATIONS; CAPTIONS. The preamble, recitals, schedules and exhibits hereto are hereby incorporated into this Credit Agreement and made a part hereof, but the table of contents, captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Credit Agreement.

 SECTION 7.12 INVESTIGATION. Notwithstanding any past, present or future right of the Lender to investigate the affairs of any Debtor and notwithstanding any past, present or future knowledge of facts determined or determinable by the Lender pursuant to such investigation or right of investigation, the Lender has the right to rely fully upon the representations, warranties, covenants and agreements now or hereafter made by the Debtors under (or pursuant to) any of the New Hancock Loan Documents.

 SECTION 7.13 TIME IS OF THE ESSENCE. Time is of the essence of this Credit Agreement.

 SECTION 7.14 PRIOR UNDERSTANDINGS. This Credit Agreement supersedes all prior understandings and agreements (whether written, oral or otherwise), and constitutes the entire agreement between the Parties hereto relating to the subject matter hereof and the transactions provided for herein.

 SECTION 7.15   FAIR CONSTRUCTION.  The terms of this Credit
Agreement and the other New Hancock Loan Documents have been negotiated by the Parties hereto, and the language used in this Credit Agreement and the other New Hancock Loan Documents shall be deemed to be the language chosen by the Parties hereto to express their mutual intent. This Credit Agreement and the other New Hancock Loan Documents shall be construed without regard to any presumption or rule requiring construction against the Party causing such instrument or any portion thereof to be drafted, or in favor of the Party receiving a particular benefit under the same. Without limiting the generality of the foregoing, this Credit Agreement and the other New Hancock Loan Documents shall be construed without regard to, or aid of, California Civil Code Section 1654 or California Code of Civil Procedure Section 1864, and shall not be construed against the Lender because of the Lender's involvement in their preparation or drafting.

 SECTION 7.16 LENDER BORROWER RELATIONSHIP. Notwithstanding any provision of this Credit Agreement or any document or transaction contemplated hereby to the contrary: (a) the relationship between the Lender on the one hand and the Borrower on the other in connection with this Credit Agreement and the other New Hancock Loan Documents is intended to be, and the Parties specifically agree that it is, limited to the relationship of a lender to a borrower in a commercial loan transaction between sophisticated commercial entities dealing with each other on an arm's length basis, and (b) the Lender is not intended to be, and the Parties specifically agree that Lender is not, by virtue of this Credit Agreement and the other New Hancock Loan Documents or the transactions contemplated hereby or thereby, a partner, joint venturer, fiduciary, quasi fiduciary, alter ego, manager, shareholder, controlling person or other business associate or participant of any kind of the Borrower, and the Lender intends to assume no such status or any duties, obligations or limitations associated therewith.

 SECTION 7.17   LENDER AS ATTORNEY IN FACT.

 (a) The Borrower hereby appoints the Lender as attorney in fact for the Borrower, with full power of substitution, for the purposes of carrying out the provisions of this Credit Agreement and the other New Hancock Loan Documents and taking any action and executing any instrument and obtaining any governmental consent or approval that the Lender may deem necessary or desirable for the purposes of carrying out the provisions hereof or thereof. Without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, in the name and on behalf of the Borrower, to do any and all of the following: (i) to ask or make demand for, collect, receive payment of, and receipt for, all moneys, claims, and other amounts due at any time in respect of, or arising out of, any Collateral; (ii) to commence and prosecute any suits, actions, or proceedings at law or in equity in any court of competent jurisdiction to collect all or part of any Collateral and to enforce any other right with respect to any Collateral; (iii) to defend any suit, action, or proceeding brought against the Borrower with respect to any Collateral; and (iv) generally, to sell, transfer, pledge, and make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's discretion and the Borrower's expense, at any time or from time to time, all acts and things which the Lender deems necessary to protect, preserve, or realize upon the Collateral, all as fully and effectively as the Borrower might do.

 (b) The Borrower also authorizes the Lender at any time and from time to time to execute any endorsements, assignments, or other instruments of conveyance or transfer with respect to the Collateral that the Lender deems necessary or desirable in order to give effect to the purposes of this Credit Agreement and the other New Hancock Loan Documents, and to make inquiries of third parties regarding the status of the Collateral. By execution and delivery of this Credit Agreement and the other New Hancock Loan Documents, the Borrower hereby authorizes each Person obligated (or otherwise having information relating to) any Collateral to provide to the Lender copies of the monthly installments or other information relating thereto and otherwise to respond to such inquiries of the Lender.

 (c) The Borrower hereby ratifies all that said attorney(s) shall lawfully do or cause to be done by virtue hereof. Such powers, being coupled with an interest, are irrevocable while the New Hancock Loan or any other amount payable by the Borrower under any of the New Hancock Loan Documents shall remain unpaid, and may be exercised at any time and from time to time by any employee or representative of the Lender.

 (d) The powers conferred on the Lender under this Section 7.17 are solely to protect the Lender's interest in the Collateral and shall not impose any duty upon the Lender to exercise any such rights and powers except to the extent required by, and in accordance with such standards of conduct as would be applicable under, the UCC. The Lender shall have no obligation to make any payment, and shall have no liability for payment or non payment, of any expenses or obligations of the Borrower.

 SECTION 7.18 REVIVAL OF OBLIGATIONS. To the extent that the Borrower makes a payment or payments to the Lender or the Lender enforces its security interests, or the Lender exercises any rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, a trustee, receiver or any other Person under any Law, including without limitation any bankruptcy Law or equitable cause, then to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

 SECTION 7.19 SUBMISSION OF AGREEMENT. The submission of this Credit Agreement to the Borrower or its agent or attorney for review or signature does not constitute a commitment by the Lender to make the New Hancock Loan to the Borrower, and this Credit Agreement shall have no binding force or effect unless and until the Effective Date occurs.

 SECTION 7.20 THIRD-PARTY CONSULTANTS. The Lender may hire such third-party experts, advisors or other consultants (including, without limitation, attorneys, accountants, appraisers, environmental consultants and agricultural production or marketing experts) as the Lender reasonably deems necessary, the reasonable costs of which shall be paid by Borrower, to provide the following services: (a) inspect or investigate the Collateral or Borrower's books and records, properties and environmental compliance at any time; (b) evaluate any reports, or financial or other information heretofore or hereafter prepared or submitted by or on behalf of the Borrower and delivered to the Lender; (c) perform such additional investigations and tests of the Collateral as may be necessary to perform such evaluation; (d) investigate or ascertain the Borrower's compliance with the New Hancock Loan Documents; (e) establish the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition or requirement of this Credit Agreement; and (f) perform such other services as may, from time to time, be required by the Lender. If the Borrower fails to do so, the Borrower hereby authorizes the Lender to pay for such third party consultants on the Borrower's behalf, and any such disbursements shall, at the Lender's option, be added to the outstanding principal balance of the New Hancock Note; provided, however, that no such disbursement shall be construed as a waiver by the Lender of the Borrower's breach of its obligation to make such disbursement itself. The authorization granted hereby shall be irrevocable, and no further direction or authorization from the Borrower shall be necessary to make such disbursements.

 SECTION 7.21 INCONSISTENCIES WITH LOAN DOCUMENTS. Except as otherwise provided in any other New Hancock Loan Document by specific reference to the applicable provision of this Credit Agreement, in the event of any direct conflicts or inconsistencies between the terms of this Credit Agreement and the terms of any other New Hancock Loan Document, the terms of this Credit Agreement shall govern and prevail.

 SECTION 7.22 COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all Parties had signed the same signature page. Any signature page of this Credit Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Credit Agreement identical in form hereto but having attached to it one or more additional signature pages.

 SECTION 7.23   NO NOVATION.  This Credit Agreement and the other
New Hancock Loan Documents are not intended to effect a satisfaction or novation of Lender's pre petition claims against the Debtors, but rather to restructure, in their entirety, the obligations of Borrower and its Affiliates relating thereto.

 SECTION 7.24   REGISTRATION, ETC. OF NEW HANCOCK NOTE.

 (a) The Borrower shall keep at its principal executive office a register for the registration and registration of transfers of the New Hancock Note. The name and address of the Lender, each transfer thereof and the name and address of each transferee of the New Hancock Note shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any New Hancock Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Borrower shall not be affected by any notice or knowledge to the contrary. The Borrower shall give to any holder of a New Hancock Note promptly upon written request therefor, a complete and correct copy of the name and address of the registered holder of the New Hancock Note.

 (b) Upon surrender of the New Hancock Note at the principal executive office of the Borrower for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such New Hancock Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such New Hancock Note or part thereof), the Borrower shall execute and deliver, at the Borrower's expense (except as provided below), one or more new New Hancock Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered New Hancock Note. Each such new New Hancock Note shall be payable to such Person as such holder may request and shall be substantially in the form of the New Hancock Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered New Hancock Note or dated the date of the surrendered New Hancock Note if no interest shall have been paid thereon. The Borrower may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of any New Hancock Note. No New Hancock Note shall be transferred in denominations of less than One Hundred Thousand Dollars ($100,000), provided that if necessary to enable the registration of transfer by a holder of its entire holding of New Hancock Notes, one New Hancock Note may be in a denomination of less than One Hundred Thousand Dollars ($100,000).

 (c) Upon receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any New Hancock Note, and

      (i) in the case of loss, theft or destruction, of an unsecured indemnity reasonably satisfactory to the Borrower (provided that if the holder of such New Hancock Note is, or is a nominee for, the Lender or another holder of a New Hancock Note with a minimum net worth of at least $100 Million, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

      (ii) in the case of mutilation, upon surrender and cancellation of the New Hancock Note,

the Borrower at its own expense shall execute and deliver, in lieu thereof, a new New Hancock Note in the same principal amount as is then outstanding on the New Hancock Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated New Hancock Note or dated the date of such lost, stolen, destroyed or mutilated New Hancock Note if no interest shall have been paid thereon.

 SECTION 7.25 WAIVER OF APPRAISEMENT, VALUATION, ETC. To the full extent that the Borrower may lawfully do so, the Borrower, for itself and for any other Person who or which may claim through or under it, hereby (a) agrees that neither it nor any such Person shall set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, moratorium, extension or redemption laws, now or hereafter in force, (b) waives all benefit or advantage of any such Laws and waives and releases any and all such rights and covenants not to hinder, delay or impede the exercise of any right or remedy permitted herein or in any New Hancock Loan Document but to suffer and permit every such right or remedy as though no such Laws were in effect, (c) consents and agrees that the Collateral may be sold by the Lender as an entirety or in parts and (d) agrees that the Borrower shall neither claim, demand or otherwise be entitled to any credit against or deduction from the principal, the Make Whole Amount, if any, or the interest on the New Hancock Note or any other sums which may become payable under the terms of the New Hancock Loan by reason of the payment of any tax, assessment or other municipal or the governmental charge or imposition on (or relating to) the Collateral or any part thereof, nor claim or otherwise be entitled to any deduction from the taxable or assessed value of the Collateral or any part thereof by reason of any New Hancock Loan Document.

 SECTION 7.26   WAIVER OF MARSHALLING AND OTHER DEFENSES.
Borrower hereby (a) waives any and all rights to require any marshalling of assets in favor of Borrower or any other Person and specifically agrees that in the event of any sale of the Collateral or any part thereof by foreclosure or otherwise, whether by action or advertisement or otherwise, all of the Collateral and all interests in the Collateral offered for sale may, at the option of the Lender, be sold together, in a single sale, and (b) agrees that the Lien of the New Hancock Loan Documents as to the interests of the Borrower will not be released, impaired or subordinated by any amendment to or termination of any New Hancock Loan Document, any extension of time or waiver of right or remedy under any New Hancock Loan Document, or any other act, inaction or thing which, but for this provision, would so release, impair or subordinate such Lien.

      IN WITNESS WHEREOF, the Parties hereto have caused this Credit Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

           BORROWER:      SUN WORLD INTERNATIONAL, INC.



                               By: /S/ Timothy J. Shaheen
                                   ---------------------------------
                                    Chief Executive Officer

           LENDER:             JOHN HANCOCK MUTUAL LIFE
                               INSURANCE COMPANY


                              By: /S/ David Munro
                                  ---------------------------------------
                                   Second Vice President

                      SCHEDULE 1.1 (Blythe Ranch)

                   LEGAL DESCRIPTION OF BLYTHE RANCH


PARCEL 1

The west 30.00 feet of the North Half of the Southwest Quarter of
Section 34, Township 6 South, Range 22 East, San Bernardino Meridian, in the County of Riverside, State of California, according to the Official Plat thereof, which lies north of the north line of the state highway acquired by order of condemnation, recorded March 3, 1969 as Instrument No. 20981, Official Records.

Except that portion described by deed to the State of California recorded May 19, 1946 as Instrument No. 2906, Official Records.

PARCEL 2

Parcels 1 through 11 inclusive and 12 through 16 inclusive of Parcel Map 16920, in the County of Riverside, State of California, as per map recorded in Book 112, Pages 44 through 49, inclusive of parcel maps, in the Office of the County Recorder of said county.

Except all oil, gas, oilshale, coal, phosphate, sodium, gold, silver and all other mineral deposits, as reserved by the State of California in patent recorded April 8, 1954 as Instrument No. 17593, Official Records.

PARCEL 3

A non exclusive easement for ingress, egress and public utilities and public roads over, under and across the following described real property, to wit:

The east 30.00 feet and the south 30.00 feet of the Northeast Quarter of Section 18, Township 6 South; Range 22 East, San Bernardino
Meridian, in the County of Riverside, State of California, according to the Official Plat thereof.

PARCEL 4

A non exclusive easement for ingress, egress and public utilities and public roads over, under and across that portion Township 6 South, Range 22 East, San Bernardino Meridian, in the County of Riverside, State of California, described as follows:

The east 30.00 feet, the south 30.00 feet, the west 30.00 feet and the north 30.00 feet of the Northwest Quarter of Section 17; the east
30.00 feet, the south 30.00 feet, the west 30.00 feet and the north
30.00 feet of Section 16; the south 30.00 feet of the Southeast
Quarter; the west 30.00 feet of the North Half of the Southwest
Quarter and the west 30.00 feet of the Northwest Quarter of
Section 15.


PARCEL 5

Parcels 1 through 46 inclusive of Parcel Map 14093, in the County of Riverside, State of California, as per map recorded in Book 105, Pages 78 through 87, inclusive of parcel maps, in the Office of the County Recorder of said county.

PARCEL 6

The West Half of the Southeast Quarter of Section 8, Township 6 South, Range 22 East, San Bernardino Meridian, in the County of Riverside, State of California, according to the Official Plat thereof.

PARCEL 7

A non exclusive conditional easement and right of way over the east
30.00 feet of Sections 16, 21, 28 and that portion of Section 33, Township 6 South, Range 22 East, San Bernardino Meridian, in the County of Riverside, State of California, according to the Official Plat thereof, which lies north of old California Highway 60-70 known as Hobson Way and over the north 15.00 feet of the East Half of the Northeast Quarter of Section 17, and over the north 15.00 feet of
Section 16, Township 6 South, Range 22 East, San Bernardino Meridian and over the south 15.00 feet of the East Half of the Southeast Quarter of Section 8 and over the south 15.00 feet of the West 3/4ths of Section 9, Township 6 South, Range 22 East, San Bernardino Meridian, upon the conditions and agreements contained in the documents recorded January 12, 1977 as Instrument Nos. 6140, 6141 and 6142, all of Official Records, Riverside County Records.

PARCEL 8

That portion of the Northwest Quarter of Section 23, Township 6 South, Range 22 East, San Bernardino Meridian, in the County of Riverside, State of California, according to the Official Plat thereof, described as follows:

Beginning at the northwest corder of said Section 23; thence south
01 18' 06" east, on the westerly line of said Section 23, 1,289.56 feet to the southwest corner of the Northwest Quarter of the Northwest Quarter of said Section 23; thence north 88 41' 17" east on the southerly line of said Northwest Quarter, 178.85 feet; thence north
01 49' 44" west, 1,290.32 feet to a point on the northerly line of said Section 23; Thence south 88 26' 38" west, on the northerly line of said Section 23, 166.98 feet to the point of beginning.

Except all mineral rights under said land, as reserved in deed recorded June 8, 1983 as Instrument No. 112847, Official Records.

PARCEL 9

A non exclusive easement for the placement, use and maintenance of a water transmission line across and under the following described property:

The south 30.00 feet of the west 2,700.00 feet of Section 16, Township 6 South, Range 22 East, San Bernardino Meridian, in the
County of Riverside, State of California, according to the Official
Plat thereof.

PARCEL 10

Parcels 1 through 4 inclusive of Parcel Map 14293, in the County of Riverside, State of California, as per map recorded in Book 108, Pages 11 through 20, inclusive of parcel maps, in the Office of the County Recorder of said county.

PARCEL 11

Parcels 5 through 34, inclusive of Parcel Map 14293, in the County of Riverside, State of California, as per map recorded in Book 108, Pages 11 through 20, inclusive of parcel maps, in the office of the County Recorder of said county.



                      SCHEDULE 1.1 (Blythe Ranch)

                             SCHEDULE 1.1

                     (CROP DEVELOPMENT PLAN DATA)


 (1) A summary of current land then owned or leased by each Debtor showing in reasonable detail (i) for the Borrower and each other Debtor individually and in the aggregate and (ii) on a ranch by ranch basis, the following:

           (a)  Permanent Plantings
           (b)  Developing Plantings
           (c)  Row crop land
           (d)  Fallow land
           (e)  Facilities
           (f)  Other land (i.e., roads, etc.)

      and for each such category further showing:

           (a)  The owner of such land (and lessee, if
appropriate)
           (b)  The crop or crops grown thereon
           (c)  The age of such crop
           (d)  The anticipated productive life of such crop

 (2) A listing of any Disposition of any real estate constituting Collateral occurring from the previous report showing in reasonable detail the following:

           (a)  identity of real estate
           (b)  Net Sale Proceeds
           (c)  identity of buyer

 (3) A listing of crop abandonments occurring from the previous report showing in reasonable detail the following:

           (a)  identity of crop having been abandoned
           (b)  current use of land on which crop was abandoned

 (4) A listing of any acquisitions of real estate from the previous report.

 (5) A listing of new plantings and replanting anticipated during the immediately succeeding year, a description thereof including location (along with revised crop map) and the estimated cost thereof.


                             SCHEDULE 1.1
                     (CROP DEVELOPMENT PLAN DATA)


                        SCHEDULE 1.1 (DEBTORS)

                   LIST OF DEBTORS (EXCEPT BORROWER)


1. Sun Desert, Inc., a Delaware corporation as the successor to Sun Desert, Inc., a Debtor in Possession in the Chapter 11 Case.

2.    Sun World Brands, a California corporation.

3.    Sun World Management Corporation, a California corporation.

4.    Sun World/Rayo, a California corporation.

5.    Superior Farming Europe N.V., a Netherlands Antilles corporation.

6.    Superior Farming Europe B.V., a Netherlands corporation.





                             SCHEDULE 1.1
                  (LIST OF DEBTORS, EXCEPT BORROWER)

                       SCHEDULE 1.1 (MAKE WHOLE)


 "Make Whole Amount" means an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to Called Principal over the amount of such Called Principal. For purposes of determining the Make Whole Amount under this Schedule, the following terms have the following meanings:

      (a)  "Applicable Spread" means as follows:

           (i) Whenever either a Default or an Event of Default has occurred and is continuing, Section 4.27 applies or the principal of the New Hancock Note has become or is declared to be immediately due and payable pursuant to Section 6.2, zero (0) basis points.

           (ii) Except when subsection (i) above applies, the following:

           (A) for the period from the third (3d) anniversary of the Effective Date through and including the fourth (4th) anniversary of the Effective Date, two hundred and fifty (250) basis points;

           (B) for the period from the fourth (4th) anniversary of the Effective Date through and including the fifth (5th) anniversary of the Effective Date, two hundred (200) basis points;

           (C) for the period from the fifth (5th) anniversary of the Effective Date through and including the sixth
                (6th) anniversary of the Effective Date, one hundred and fifty basis (150) points;

           (D) for the period from the sixth (6th) anniversary of the Effective Date through and including the seventh (7th) anniversary of the Effective Date, one hundred (100) basis points; and

           (E)  thereafter, fifty (50) basis points.

      (b)  "Called Principal" means the principal of the New
           Hancock Note that is to be prepaid or has become or is declared to be immediately due and payable pursuant to
           Section 6.2, as the context requires.

      (c)  "Discount Factor" means the sum of the Reinvestment
           Yield plus the Applicable Spread.

      (d) "Discounted Value" means, with respect to the Called Principal, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at the Discount Factor (applied on a monthly basis).

      (e) "Reinvestment Yield" means, with respect to the Called Principal, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported, as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

      (f) "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      (g) "Remaining Scheduled Payments" means, with respect to the Called Principal, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the New Hancock Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest which is accrued to such Settlement Date and required to be paid on such Settlement Date or which has become or is declared to be immediately due and payable pursuant to Section 6.2, as the context requires.

      (h)  "Settlement Date" means, with respect to the Called
           Principal, the date on which such Called Principal is to be prepaid or has become or is declared to be immediately due and payable pursuant to Section 6.2, as the context requires.

      Notwithstanding anything to the contrary expressed herein, the Make Whole Amount shall never be less than zero, and shall be zero
(0) (i) through and including the third (3d) anniversary of the Effective Date if section (a)(ii) applies, and (ii) with respect to a Mandatory Prepayment Payment pursuant to Section 4.24(b) hereof received prior to an acceleration of the New Hancock Loan under
Section 6.2 hereof.




                       SCHEDULE 1.1 (Make Whole)





                 SCHEDULE 1.1 (PERMITTED INVESTMENTS)

                 LIST OF CERTAIN PERMITTED INVESTMENTS
                       AS OF THE EFFECTIVE DATE

Investment at book value
As of July 31, 1996

                                         COMPANY
     Sun Date                 (1)    46,523     Sun World Management
     American Sunmelon        (1) 1,940,883     Sun World Brands
     McFarland Vineyards             (8,374)    Sun World International, Inc.
                                  -----------
                                   1,979,032
                                   ==========
Other
     Trademarks & Patents          3,236,059     Sun World, Inc.
     Rayo Water Rights               500,000     Sun World Rayo, Inc.
     Product Sales Retention  (2)    263,332     Sun World, Inc.
     California Ammonia               25,000     Sun World, Inc.
                                   ---------
                                    4,024,391
                                    ==========

(1) Sun World's interest in partnership
(2) Citrus and Raisin

Other Investment
     Sun World (Europe) B.V., an inactive, limited liability company, organized in The Netherlands. Sixty (60) percent of outstanding stock owned by Sun World International, Inc. Control of management requires two thirds vote of outstanding shares.


                 SCHEDULE 1.1 (PERMITTED INVESTMENTS)




                    SCHEDULE 1.1 (PERMITTED LIENS)

                    LIST OF CERTAIN PERMITTED LIENS


          Such equipment leases listed on List B attached hereto as may have been assumed by the Borrower in connection with the reorganization of Old SWI and Old SWII pursuant to the Chapter 11
Case.





                    SCHEDULE 1.1 (PERMITTED LIENS)



                 Schedule 1.1 (short term water sales)


   [Language for Agreements Re Short Term Spot Market Water Sales.]

    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT:

          1. Unless sooner terminated or expired in accordance with the terms hereof, this agreement shall, automatically and without further oral or written notice to anyone, expire and be of no further force or effect on the date which is the earlier of (a) twelve (12) calendar months after the date hereof, and (b) the day when either party hereto becomes aware that this agreement violates any applicable law.

          2. The parties hereto acknowledge that John Hancock Mutual Life Insurance Company (the "Lender") has a first priority security interest and lien in the water and/or water rights covered by this agreement, and accordingly, the rights, titles and interests of the transferee of the water and/or water rights covered by this agreement are subject and subordinate to such first lien security interest, and this agreement shall not be amended or modified in any way without the Lender's prior written consent, which consent the Lender may deny, withhold or delay in its sole and absolute discretion. Under no circumstances shall this agreement be deemed to create, nor shall buyer otherwise be deemed to hold by reason of the transactions contemplated hereby or the performance or nonperformance of either party hereunder, any security interest or lien upon all or any portion of the assets of seller (including, without limitation, the water and/or water rights that are the subject of this agreement).

          3. Any provision herein or any other actual or purported agreement between the parties hereto that is contrary to, or inconsistent with, paragraphs 1 and 2 above shall be null and void, and of no force and effect.


                       Schedule 1.1 (short erm water sales)




                             SCHEDULE 2.10

                 [HANCOCK WIRE TRANSFER INSTRUCTIONS]


     JOHN HANCOCK MUTUAL LIFE
     INSURANCE COMPANY



          All payments on account of the New
          Hancock Note shall be made in
          immediately available funds at the
          opening of business on the due date
          via electronic funds transfer,
          properly identified, through the
          Automated Clearing House system to
          the following account:

          Federal Reserve Bank of Chicago for
          the account of Bank Illinois,
          Champaign, Illinois (0711 0199 6)
          For further credit to
          John Hancock Mutual Life Insurance
          Company,
          Loan Number 163335


All payments shall reference the New Hancock Note and shall include a breakdown of the amount of principal (including referencing whether such payment is a prepayment of principal), interest and Make Whole Amount, if any, in the wire transfer instructions.




                            SCHEDULE 2.10
               (HANCOCK WIRE TRANSFER INSTRUCTIONS)



                          SCHEDULE 2.13

                      AMORTIZATION SCHEDULE


               Principal Amount $91,083,853.95


               DUE DATE            SCHEDULED PRINCIPAL PAYMENT


               Effective Date      1,518,064.23
               1/1/1997            1,518,064.23
               4/1/1997            1,518,064.23
               9/1/1997            1,518,064.23
               1/1/1998            1,518,064.23
               4/1/1998            1,518,064.23
               9/1/1998            1,518,064.23
               1/1/1999            1,518,064.23
               4/1/1999            1,518,064.23
               9/1/1999            2,277,096.35
               1/1/2000            2,277,096.35
               4/1/2000            2,277,096.35
               9/1/2000            2,277,096.35
               1/1/2001            2,277,096.35
               4/1/2001            2,277,096.35
               9/1/2001            2,277,096.35
               1/1/2002            2,277,096.35
               4/1/2002            2,277,096.35
               9/1/2002            2,277,096.35
               1/1/2003            2,277,096.35
               4/1/2003            2,277,096.35
               9/1/2003            2,277,096.35
               1/1/2004            2,277,096.35
               4/1/2004            2,277,096.35
               9/1/2004            2,277,096.35
               1/1/2005            2,277,096.35
               4/1/2005            2,277,096.35
               9/1/2005            2,277,096.35
               1/1/2006            2,277,096.35
               4/1/2006            2,277,096.35
               9/1/2006            2,277,096.35
               9/13/2006          27,325,156.18


                          SCHEDULE 2.13
                     (AMORTIZATION SCHEDULE)




                  SCHEDULE 3.4 (LITIGATION)

                PENDING AND THREATENED LITIGATION


                        See attached list.





                    SCHEDULE 3.4 (LITIGATION)
               (PENDING AND THREATENED LITIGATION)



                           SCHEDULE 3.5

                     ERISA PLAN TERMINATIONS


          Subsequent to execution of the Amended and Restated Credit Agreement, in December, 1989, with Caisse Nationale de Credit Agricole, Sun World terminated the Superior Farming Company money purchased pension plans for salaried and hourly employees. Form 5500's for each plan for the years 1991, 1992 and 1993 have previously been provided to Lender.

          During 1994, Sun World terminated its participation in the multi employer Western Growers Pension trust.





                           SCHEDULE 3.5
                    (ERISA PLAN TERMINATIONS)





                          SCHEDULE 3.11

                 COLLECTIVE BARGAINING AGREEMENTS


          The following collective bargaining agreements have been entered into by Debtors; in addition, a collective bargaining agreement to which Coachella Growers is a party has been included although Coachella Growers is not a Debtor.

          1.   Collective Bargaining Agreement Between Coachella
Growers and United Farm Workers of America, AFL CIO (Sun Desert
Ranch in Blythe, CA) effective August 21, 1995.

          2.   Collective Bargaining Agreement Between Sun
Desert, Inc. and United Farm Workers of America, AFL CIO, effective November 12, 1995.

          3.   Collective Bargaining Agreement Between Sun World,
Inc. and United Farm Workers of America, AFL CIO, effective
February 1, 1995.





                          SCHEDULE 3.11
                (COLLECTIVE BARGAINING AGREEMENTS)





                          SCHEDULE 3.15

              LIST OF BORROWER AND ALL SUBSIDIARIES


                        See attached data.




                          SCHEDULE 3.15
             (LIST OF BORROWERS AND ALL SUBSIDIARIES)




                          SCHEDULE 3.16

                  LIST OF PROPERTIES AND ASSETS


                       See attached lists.





                          SCHEDULE 3.16
                 (LIST OF PROPERTIES AND ASSETS)



                       SCHEDULE 4.3(b)(xvi)

               (LIST OF KEY MAN INSURANCE POLICIES)




1.   Philadelphia Life Insurance Company, Policy No. 8404003;
     Insured: Howard P. Marguleas; Face Amount: $7,000,000.

2.   Aurora National Life Assurance Company, Policy No.
     C11634064L; Insured: Howard P. Marguleas; Face Amount:
     $1,000,000.

3.   Aurora National Life Assurance Company, Policy No.
     C11640005L; Insured: Howard P. Marguleas; Face Amount:
     $5,000,000.



                       SCHEDULE 4.3(b)(xvi)
               (LIST OF KEY MAN INSURANCE POLICIES)




                         SCHEDULE 4.6(c)

                      LIST OF JOINT VENTURES


          Sun Date, a general partnership.

          American Sunmelon, a general partnership.

          Sun World/North, a general partnership.

          Sun World (Europe), B.V., a limited liability company.




                         SCHEDULE 4.6(c)
                     (LIST OF JOINT VENTURES)



                   NEW HANCOCK CREDIT AGREEMENT
                           SCHEDULE 4.7
                               DEBT

CERTAIN CLAIMS AND OBLIGATIONS OF THE BORROWER ARISING UNDER THE
PLAN (All capitalized terms used below shall have the respective meanings given to such terms in the Plan.)

     I.   Administrative Claims

     II.  Tax Claims

     III. Weyerhaeuser's Allowed Secured Claim

     IV.  Allowed Other Secured Claims

     V.   Allowed Unsecured Claims

     VI.  Class 6 Claims

     VII. Class 8 Claims

(The funds to pay Class 6 and 8 claims, including, without limitation, any amount payable to LSL Biotechnologies, Inc. pursuant to a settlement of its claims or otherwise, with respect to its pre petition claims against the Debtors, shall be provided by Cadiz and such funds shall ultimately be disbursed through Sun World's Unsecured Claims Disbursement Account)


                          SCHEDULE 4.18

                   LIST OF EXISTING ERISA PLANS


                        See attached list.





                          SCHEDULE 4.18
                  (LIST OF EXISTING ERISA PLANS)




                       SCHEDULE 4.24(b)(iv)


SUN WORLD

Farming Enterprise
Source: 1996 Budget


LIST OF DIRECT EXPENSES:

Fertilization
Weed Control/Hoeing
Cultivation
Irrigation
Insect & Disease Control
Repair Trellis, Wire & Stakes
Pruning, Tying and Training
Thinning
Fruit Enlarge/Pollin/Growth Hormone
Girdling
Irrigation Equipment Expense
Cover Crop & Brush Removal
Budding and Grafting (with respect to row crops only)
Stump Suckering
Drop Bunch/Crown Sucker/Side Lateraling
Cane Turning/Leafing/Cane Trimming
Land Preparation (with respect to row crops only)
Cost of Seed, Trees or Plants (with respect to row crops only)
Planting (with respect to row crops only)
Frost Protection
Fumigation
Tissue Cultures (with respect to row crops only)
Harvest/Haul/Pack




                       SCHEDULE 4.24(b)(iv)




                          SCHEDULE 4.30



     Required Minimum Permanent Crop Capital Expenditures
     By Calendar Year:



     CALENDAR YEAR ENDED DEC. 31:       MINIMUM $ AMOUNT


     1996                          $0 (from Effective Date to year end)
     1997                          $1,200,000
     1998                          $1,500,000
     1999                          $1,800,000
     2000                          $2,000,000
     2001                          $2,000,000
     2002                          $2,000,000
     2003                          $2,000,000
     2004                          $2,000,000
     2005                          $2,000,000
     2006 and thereafter           $2,000,000


                          SCHEDULE 4.30



                          SCHEDULE 4.32

                   (AURORA INSURANCE PREMIUMS)



DUE DATE   NOVEMBER 27:                      DOLLAR AMOUNT

1999                                         $138,019
2000                                         $151,821
2001                                         $167,003
2002                                         $183,704
2003                                         $202,074
2004                                         $222,281
2005                                         $244,509




                          SCHEDULE 4.32
                   (AURORA INSURANCE PREMIUMS)




                         SCHEDULE 5.1(j)

                        CORPORATE ACTIONS


                         (i)  resolutions of the Board of Directors of each
of Cadiz, Borrower and each Debtor guarantor authorizing (a) the execution, delivery and performance of such of the New Hancock
Loan Documents as have been or are to be executed by such Person,
(b) the consummation of the transactions contemplated hereby and thereby, and (c) all other actions to be taken by such Person in connection herewith, each certified by the secretary or an assistant secretary of such Person as being in full force and effect, without amendment, as of the Effective Date;

                        (ii) a certificate of the Secretary or Assistant Secretary of each of Cadiz, Borrower and each Debtor guarantor certifying the incumbency, names and true signatures of the officers of such Person authorized to sign such of the Loan
Documents to which such Person is or is to become a party pursuant hereto;

                       (iii) a copy of each of (a) the Certificate or Articles of Incorporation and (b) bylaws of each of Cadiz, Borrower and each Debtor guarantor, certified by the Secretary or an Assistant Secretary of such Person as being a true and complete copy thereof, including all amendments, as in full force and effect on the Effective Date and after giving effect to the Merger;

                        (iv)  a certificate or certificates of the
Secretary of State or other appropriate official of the State of incorporation of each of Cadiz, Borrower and each Debtor guarantor, and of each other State in which such Person is qualified to do business, dated as of a date close to the Effective Date, to the effect that (a) such Person is validly existing (or qualified to do business, as the case may be) and in good standing in such State, or the equivalent thereof, and (b) if generally available in such State, to the effect that such Person is in good standing with the tax authorities of such State, or the equivalent thereof; and

                         (v)  A copy of the Agreement of Merger between Old
SWI and Old SWII giving effect to the Merger, certified by the Secretary of State of the State of Delaware as being a true and correct copy of the original, as filed.



                         SCHEDULE 5.1(j)
                       (CORPORATE ACTIONS)




                         SCHEDULE 5.1(v)

                             RELEASES

          1. BORROWER. Borrower and each of Borrower's Subsidiaries, on behalf of themselves and their respective controlled Affiliates and their and such Affiliates' respective predecessors, successors and assigns on one hand, and Lender on the other shall have executed and delivered mutual general releases of each other and their respective stockholders, directors, employees, agents, representatives and attorneys, and the predecessors, successors, assigns and personal representatives of each of the foregoing Persons, with respect to any and all claims and other obligations or liabilities, of any nature whatsoever, whether known or unknown, in any way relating to the credit relationship between Lender and Borrower and any of its Affiliates, or to the Debtors' bankruptcy proceedings, and arising from any action or omission occurring on or before the Effective Date; provided, however, that such releases shall not include any claims, obligations or liabilities arising under documents executed in connection with the consummation of the Plan.

          2. CREDIT AGRICOLE. Credit Agricole on one hand, and Lender on the other, shall have executed and delivered mutual general releases of each other and their respective stockholders, directors, employees, agents, representatives and attorneys, and the predecessors, successors, assigns and personal representatives of each of the foregoing Persons, with respect to any and all claims and other obligations or liabilities, of any nature whatsoever, whether known or unknown, in any way relating to their respective claims against Borrower or any Affiliate of Borrower, or to the Debtors' bankruptcy proceedings, and arising from any action or omission occurring on or before the Effective Date; provided, however, that such releases shall not include any claims, obligations or liabilities arising under documents executed in connection with the consummation of the Plan.

          3. FORMER STOCKHOLDERS. Each of the former stockholders of Old SWII (except the Robert and Charlotte J. Nies Revocable Trust dated 6 15 88), on behalf of themselves and their respective controlled Affiliates and their and such Affiliates' respective predecessors, successor and assigns on one hand, and Lender on the other shall have executed and delivered mutual general releases of each other and their respective stockholders, directors, employees, agents, representatives and attorneys, and the predecessors, successor, assigns and personal representatives of each of the foregoing Person, with respect to any and all claims and other obligations or liabilities, of any nature whatsoever, whether known or unknown, in any way relating to the credit relationship between Lender and Borrower and any of its Affiliates, to any transaction between Borrower or any of its Affiliates and such other Person, or to the Debtors' bankruptcy proceedings, and arising from any action or omission occurring on or before the Effective Date; provided, however, that such releases shall not include any claims, obligations or liabilities arising under documents executed in connection with the consummation of the Plan.

          4. ZENITH. Zenith, on behalf of itself and its respective controlled Affiliates and its and such Affiliates' respective predecessors, successors and assigns on one hand, and Lender on the other shall have executed and delivered mutual general releases of each other and their respective stockholders, directors, employees, agents, representatives and attorneys, and the predecessors, successors, assigns and personal representatives of each of the foregoing Persons, with respect to any and all claims and other obligations or liabilities, of any nature whatsoever, whether known or unknown, in any way relating to the credit relationship between Lender and Borrower and any of its Affiliates, to the transactions between Zenith and Borrower or any of its Affiliates, or to the Debtors' bankruptcy proceedings, and arising from any action or omission occurring on or before the Effective Date; provided, however, that such releases shall not include any claims, obligations or liabilities arising under documents executed in connection with the consummation of the Plan.

          5. CADIZ. Cadiz, on behalf of itself and its controlled Affiliates and its and such Affiliates' respective predecessors, successors and assigns on one hand, and Lender on the other shall have executed and delivered mutual general releases of each other and their respective stockholders, directors, employees, agents, representatives and attorneys, and the predecessors, successors, assigns and personal representatives of each of the foregoing Persons, with respect to any and all claims and other obligations or liabilities, of any nature whatsoever, whether known or unknown, in any way relating to the Acquisition, the Merger or the other transactions contemplated thereby, or to the credit relationship between Lender and Borrower and any of its Affiliates, or to the Debtors' bankruptcy proceedings, in each case, arising from any action or omission occurring on or before the Effective Date; provided, however, that such releases shall not include any claims, obligations or liabilities arising under documents executed in connection with the consummation of the Plan.




                         SCHEDULE 5.1(v)
                            (RELEASES)
                           SCHEDULE 7.1
                           (ADDRESSES)

     Borrower:                     Sun World International, Inc.
                                   5544 California Avenue, #280
                                   Bakersfield, California  93309
                                   Attention:  Chief Executive Officer
                                   FAX: (800) 225 2487


     With a copy to:               Cadiz Land Company, Inc.
                                   1330 Parkview Avenue
                                   Manhattan Beach, California  90266
                                   Attn:  Keith Brackpool
                                   FAX: (310) 546 7542
                                      and

                                   Miller & Holguin
                                   1801 Century Park East, 7th Floor
                                   Los Angeles, California 90067
                                   Attn: Howard Unterberger, Esq.
                                   FAX: (310) 557 2205


     Lender:                       John Hancock Mutual Life Insurance Company
                                   John Hancock Place
                                   200 Clarendon Street
                                   Boston, Massachusetts 02117
                                   Attn:  Bond and Corporate Finance Group,
                                   Agricultural Team, T 57
                                   FAX: (617) 572 1606

     With a copy to:               Office Manager
                                   John Hancock Mutual Life Insurance Company
                                   1900 Point West Way
                                   Suite 188
                                   Sacramento, California 95818
                                   FAX: (916) 922 6554
                                   and

                                   John Hancock Mutual Life Insurance Company
                                   John Hancock Place
                                   200 Clarendon Street
                                   Boston, Massachusetts 02117
                                   Attention:  Investment Law, T 50
                                   FAX:  (617) 572 9268
                                   and

                                   Tuttle & Taylor
                                   355 South Grand Avenue
                                   40th Floor
                                   Los Angeles, California 90071 3101
                                   Attn:  Charles L. Woltmann, Esq.
                                   FAX:  (213) 683 0225



                           SCHEDULE 7.1
                           (ADDRESSES)


                        SECURED PROMISSORY NOTE


$  [Principal Amount]                ________________, California

                                           [Effective Date], 1996

          FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, SUN WORLD INTERNATIONAL, INC., a Delaware corporation and the successor by merger to Sun World International, Inc. and Sun World, Inc. ("Borrower"), hereby promises to pay to JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts mutual life insurance company, or registered assigns (collectively "Lender"), in lawful money of the United
States of America, the principal sum of       [insert Principal
Amount]            Dollars ($____________), together with
interest on the unpaid principal amount from the date hereof as specified below and at the place and in the manner provided in the Credit Agreement referred to below. Under certain circumstances, such Credit Agreement provides for the making of a Re advance. The Re Advance, if made, shall constitute a portion of the outstanding principal of the New Hancock Loan and of this Note, and Borrower's obligation to repay the Re Advance shall be evidenced by this Note.

          This Secured Promissory Note (the "Note") is the New Hancock Note referred to in that certain New Hancock Credit Agreement dated as of the Effective Date between Borrower and Lender (as modified and supplemented and in effect from time to time, the "Credit Agreement"). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. Reference should be made to such Credit Agreement for additional provisions pertaining to this Note, the repayment or prepayment hereof, the principal amortization and interest due hereunder, the enforcement and administration hereof, and otherwise.

          Principal and interest due under this Note shall be paid and (when paid) applied in accordance with the Credit Agreement, including, without limitation, Sections 2.10 through
2.13 (inclusive). Subject to the Maximum Rate (as defined in the Credit Agreement), interest due hereunder shall accrue in accordance with Section 2.11 of the Credit Agreement at the Interest Rate or the Default Rate. The Interest Rate hereunder is ten and six tenths percent (10.6%) per annum, and the Default Rate is the greater of (i) twelve and six tenths percent (12.6%) per annum, and (ii) the sum of the Credit Agricole Prime Rate (as such term is defined in the Credit Agreement) plus four hundred
(400) basis points.


                            EXHIBIT A

          Upon any Event of Default as defined under the Credit Agreement or any other New Hancock Loan Document, as set forth in
Section 6.2 of the Credit Agreement either (i) Lender shall have the right, upon written notice to Borrower, to declare the entire, unpaid balance hereof, together with all accrued and unpaid interest hereon, immediately due and payable, whereupon such balance and interest shall be immediately due and payable, or (ii) such balance and interest shall automatically be immediately due and payable.

          Whenever the maturity of this Note has been accelerated automatically or by Lender or otherwise, a tender of the amount necessary to satisfy the entire indebtedness evidenced hereby, paid at any time following such acceleration and prior to a foreclosure or trustee's sale, shall include a Make Whole Amount. Furthermore, upon a purchase by any Person at a foreclosure sale or trustee's sale of any of the Collateral following such acceleration, the Lender hereof shall, to the extent permitted by Law, receive out of the proceeds of such sale as indebtedness due under this Note, in addition to all other amounts to which Lender is entitled, a Make Whole Amount.

          This Note is secured by the New Hancock Security Documents. Further reference is made to the Credit Agreement and to such New Hancock Security Documents for events or conditions upon the occurrence of which Lender will have the right to accelerate the maturity of this Note and require immediate payment of all outstanding principal and accrued and unpaid interest hereon. The rights and remedies of Lender as provided herein, in the New Hancock Loan Documents and otherwise by Law, shall be cumulative and concurrent, may be pursued singularly, successively or together at the sole and absolute discretion of Lender, and may be exercised as often as occasion therefor may arise.

          Borrower, any and all endorsers and guarantors hereof and all other Persons who may become liable for all or any part of the indebtedness evidenced by this Note hereby jointly and severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and any and all lack of diligence or delay in the collection or enforcement hereof, and further hereby agree that any waiver, modification, forbearance or extension of the terms of payment made by Lender at the request of any Person liable hereon shall not diminish or impair the liability of any of them for the payment hereof.

          Borrower shall pay any and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lender in collecting amounts due hereunder or enforcing any of Lender's rights or remedies provided in this Note, the New Hancock Loan Documents or otherwise at Law, whether or not suit is filed thereon; and every amount of such cost or expenses shall bear interest from the date Lender incurs the same, at the Interest Rate or (if applicable) the Default Rate.

          THIS NOTE AND ANY OTHER NEW HANCOCK LOAN DOCUMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF CALIFORNIA (WITHOUT REGARD TO ANY PRINCIPLES OF
CONFLICTS OF LAW).

          BORROWER HEREBY CONSENTS AND SUBMITS TO THE
NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS IN THE STATE OF CALIFORNIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND THE OTHER NEW HANCOCK LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BORROWER AGREES THAT SUCH COURTS SHALL HAVE JURISDICTION FOR ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND ANY OTHER NEW HANCOCK LOAN DOCUMENT. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE PARTY AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 7.1 OF THE CREDIT AGREEMENT IN ACCORDANCE WITH THE RULES OF THE COURT. NOTHING HEREIN SHALL ADVERSELY AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR THE COLLATERAL IN ANY OTHER JURISDICTION.

          BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS NOTE OR ANY OTHER NEW HANCOCK LOAN DOCUMENT OR INSTRUMENT ATTACHED HERETO OR THERETO, REFERRED TO HEREIN OR THEREIN, OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR
(ii) IN ANY WAY CONNECTED HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EACH PARTY TO THE CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY GOVERNMENTAL BODY AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF BORROWER'S RIGHTS TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE NEW HANCOCK LOAN TO BORROWER.
LENDER'S INITIALS:         ;       BORROWER'S INITIALS:         .

          This Note is a registered note and, as provided in the Credit Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower will not be affected by any notice to the contrary.

          This Note, which replaces the Original Note, has been executed and delivered in connection with the restructuring of the Original Loan and the loan documentation related thereto, including, without limitation, the Original Credit Agreement, all pursuant to the Plan and the Final Order. Such restructuring is not intended to effect a novation of the obligations of the Borrower or any other obligors to Lender under the Original Loan, which obligations (as modified by the New Hancock Loan Documents) shall survive the execution and delivery of the New Hancock Loan Documents.

                                   SUN WORLD INTERNATIONAL, INC., a
                                   Delaware corporation

                                   By: /S/
                                       --------------------------------
                                   Name:
                                   Title: